UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
OAKLEY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Oakley, Inc.
(2)	Aggregate number of securities to which transaction applies:
69,698,034 shares of Oakley, Inc. common stock outstanding as of October 15, 2007
3,580,535 options to purchase shares of Oakley, Inc. common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$29.30 per share of Oakley, Inc. common stock(a)

(4)	Proposed maximum aggregate value of transaction:

$ 2,091,068,874 (a)

(a) Based on: 69,698,034 shares of common stock, par value $0.01 per share (“Common Stock”), of Oakley, Inc. outstanding and owned by shareholders other than Oakley, Inc. (including 519,618 shares of Common Stock underlying restricted stock awards) and 3,580,535 shares of Common Stock underlying stock options with an exercise price less than $29.30 per share. The filing fee is calculated based on (x) the product of (i) 69,698,034 shares of Common Stock and (ii) the merger consideration of $29.30 in cash per share of Common Stock, plus (y) $48,916,478 expected to be paid to holders of stock options with an exercise price of less than $29.30 per share in exchange for the cancellation of such options (the “Total Consideration”). The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.0000307.

(5)	Total fee paid:

$64,195.81
☒	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$64,180.34

(2)	Form, Schedule or Registration Statement No.:
Schedule 14A

(3)	Filing Party:
Oakley, Inc.

(4)	Date Filed:
September 7, 2007

OAKLEY, INC.
One Icon
Foothill Ranch, California 92610

October 17, 2007

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Oakley, Inc. (the “Company” or “Oakley”) to be held at Oakley’s headquarters at One Icon, Foothill Ranch, California 92610, on November 7, 2007, at 10:00 a.m. Pacific Standard Time. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Luxottica Group S.p.A., an Italian corporation (“Luxottica”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Luxottica (“Luxottica’s Merger Vehicle”), and Oakley.

The merger agreement contemplates the merger of Luxottica’s Merger Vehicle with and into Oakley, with Oakley continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Luxottica. At the effective time of the merger, each issued and outstanding share of Oakley common stock, par value $0.01 per share, other than shares owned by any shareholders who are entitled to and who properly preserve dissenters’ rights under Washington law, will be cancelled and will be automatically converted into the right to receive $29.30 in cash, without interest. Under the merger agreement, Oakley has the right to declare, on or after February 29, 2008, a single cash dividend, in an amount up to $0.16 for each share of our common stock outstanding on the record date set for shareholders entitled to receive such dividend, that is payable on the earlier of a date in March 2008 specified by the Board of Directors or one business day prior to the effective time of the merger. If the Board of Directors declares such dividend on or after February 29, 2008, it will set a record date for the dividend that will be different and later than the record date for shareholders entitled to vote on the merger. Such a dividend, if declared, is not part of the $29.30 per share cash merger consideration and would only be payable, if declared, to shareholders of record at that future time. If you sell your shares prior to the record date for such dividend, you will not be entitled to receive such dividend.

Jim Jannard, Oakley’s Chairman of the Board and the holder of approximately 63.8% of the outstanding shares of Oakley’s common stock, has entered into a voting agreement agreeing to vote his shares in favor of approval of the merger and the merger agreement. The voting agreement will terminate upon the earliest to occur of the termination of the merger agreement in accordance with its terms, the first day immediately following the date on which our shareholders have approved the merger agreement, the amendment of or waiver of any provision of the merger agreement in a manner that reduces the consideration payable to Mr. Jannard in the merger or is materially adverse to Mr. Jannard, Luxottica’s Merger Vehicle’s or Luxottica’s material violation of the terms of the voting agreement, and Oakley’s Board of Directors changing its recommendation that you approve the merger and the merger agreement. The merger agreement will terminate in accordance with its terms if the merger has not been consummated by March 20, 2008, subject to certain exceptions.

On June 20, 2007, the merger agreement was adopted by both (i) the members of Oakley’s Board of Directors other than Mr. Jannard and Scott Olivet, Oakley’s Chief Executive Officer, and (ii) by Oakley’s entire Board of Directors by unanimous vote. Oakley’s Board of Directors recommends that you vote “FOR” the approval of the merger and the merger agreement.

The accompanying proxy statement provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully. The proxy statement is dated October 17, 2007, and is first being mailed to shareholders on or about October 17, 2007.

We cannot complete the merger unless holders of two-thirds of all outstanding shares of our common stock entitled to vote on the matter vote to approve the merger and the merger agreement.

PLEASE VOTE YOUR SHARES. Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. The failure to vote will have exactly the same effect as voting against the approval of the merger and the merger agreement.

If your shares are held in “street name” by your broker, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have exactly the same effect as voting against the approval of the merger and the merger agreement.

Sincerely,

Scott Olivet
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

OAKLEY, INC.
One Icon
Foothill Ranch, California 92610

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 7, 2007 AT

TO OUR SHAREHOLDERS:

Notice is hereby given that a special meeting of shareholders of Oakley, Inc., a Washington corporation (the “Company” or “Oakley”), will be held at Oakley’s headquarters at One Icon, Foothill Ranch, California 92610, on November 7, 2007 at 10:00 a.m. Pacific Standard Time for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Luxottica Group S.p.A., an Italian corporation (“Luxottica”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Luxottica (“Luxottica’s Merger Vehicle”), and Oakley. The merger agreement contemplates the merger of Luxottica’s Merger Vehicle with and into Oakley, with Oakley continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Luxottica. At the effective time of the merger, each issued and outstanding share of Oakley common stock, par value $0.01 per share, other than shares owned by any shareholders who are entitled to and who properly preserve dissenters’ rights under Washington law, will be cancelled and will be automatically converted into the right to receive $29.30 in cash, without interest. Under the merger agreement, Oakley has the right to declare, on or after February 29, 2008, a single cash dividend, in an amount up to $0.16 for each share of our common stock outstanding on the record date set for shareholders entitled to receive such dividend, that is payable on the earlier of a date in March 2008 specified by the Board of Directors or one business day prior to the effective time of the merger. If the Board of Directors declares such dividend on or after February 29, 2008, it will set a record date for the dividend that will be different and later than the record date for shareholders entitled to vote on the merger. Such a dividend, if declared, is not part of the $29.30 per share cash merger consideration and would only be payable, if declared, to shareholders of record at that future time. If you sell your shares prior to the record date for such dividend, you will not be entitled to receive such dividend. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement; and

2. To consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger, if there are not sufficient votes for such approval at the time of the special meeting; and

3. To consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

On June 20, 2007, the merger agreement was adopted by both (i) the members of Oakley’s Board of Directors other than Jim Jannard, Oakley’s Chairman of the Board and holder of approximately 63.8% of the outstanding shares of Oakley’s common stock, and Scott Olivet, Oakley’s Chief Executive Officer, and (ii) by Oakley’s entire Board of Directors by unanimous vote. Oakley’s Board of Directors recommends that you vote “FOR” the approval of the merger and the merger agreement.

Oakley’s Board of Directors has fixed the close of business on October 15, 2007, as the record date for the purpose of determining shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

The accompanying proxy statement provides you with information about the proposed merger and the special meeting.

Under Washington law, Oakley shareholders who do not vote in favor of approval of the merger and the merger agreement are or may be entitled to assert dissenters’ rights. To assert your dissenters’ rights, you must strictly follow the procedures prescribed by Washington law. See “Dissenters’ Rights” beginning on page 61 of the accompanying proxy statement and Annex B to the proxy statement.

We cannot complete the merger unless holders of two-thirds of all outstanding shares of Oakley’s common stock entitled to vote on the matter vote to approve the merger and the merger agreement. As a condition to the execution of the merger agreement, Mr. Jannard executed a voting agreement pursuant to which he agreed to vote in favor of approval of the merger and the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. Mr. Jannard holds 44,426,400 shares, or approximately 63.8%, of Oakley’s outstanding shares of common stock. The voting agreement will terminate upon the earliest to occur of the termination of the merger agreement in accordance with its terms, the first day immediately following the date on which Oakley’s shareholders have approved the merger agreement, the amendment of or waiver of any provision of the merger agreement in a manner that reduces the consideration payable to Mr. Jannard in the merger or is materially adverse to Mr. Jannard, Luxottica’s Merger Vehicle’s or Luxottica’s material violation of the terms of the voting agreement, and Oakley’s Board of Directors changing its recommendation that you approve the merger and the merger agreement. The merger agreement will terminate in accordance with its terms if the merger has not been consummated by March 20, 2008, subject to certain exceptions.

If your shares are held in “street name” by your broker, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have exactly the same effect as voting against the approval of the merger and the merger agreement.

By Order of the Board of Directors,

Scott Olivet
Chief Executive Officer

Foothill Ranch, California

October 17, 2007

PLEASE VOTE YOUR SHARES

Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy in the envelope provided, or vote your proxy over the Internet or telephone as instructed in these materials. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. The failure to vote will have exactly the same effect as voting against the approval of the merger and the merger agreement.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” In this proxy statement, the terms “we,” “us,” “our,” “Oakley” and “the Company” refer to Oakley, Inc. and its subsidiaries. We refer to Luxottica Group S.p.A. as “Luxottica” and Norma Acquisition Corp. as “Luxottica’s Merger Vehicle.”

•	Parties to the Transaction. We are a global leader in sport performance optics including sunglasses, goggles, prescription eyewear and electronically-enabled eyewear. Headquartered in Southern California, our optics brand portfolio includes Dragon, Eye Safety Systems, Mosley Tribes, Oakley and Oliver Peoples, along with Fox Racing and Paul Smith Spectacles under licenses. In addition to our global wholesale business, we operate retail chains including Oakley Stores, Sunglass Icon, The Optical Shop of Aspen, Oliver Peoples and Bright Eyes. We also offer an array of Oakley-branded apparel, footwear, watches and accessories.

Luxottica is a global leader in the design, manufacture and distribution of eyewear, with over 5,800 optical and sun retail stores in North America, Asia-Pacific, China and Europe and a strong brand portfolio that includes the license brands Bvlgari, Burberry, Chanel, Dolce & Gabbana, Donna Karan, Polo Ralph Lauren, Prada and Versace, and the key house brands Arnette, Persol, Ray-Ban, REVO and Vogue. In addition to a global wholesale network across 130 countries, Luxottica manages leading retail brands such as LensCrafters and Pearle Vision in North America, OPSM and Laubman & Pank in Asia-Pacific and Sunglass Hut globally. Luxottica’s manufacturing activities are carried out through six production facilities in Italy and two manufacturing facilities in China.

Luxottica’s Merger Vehicle was formed by Luxottica for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Luxottica’s Merger Vehicle is an indirect wholly owned subsidiary of Luxottica. See “The Parties to the Merger” beginning on page 41.

•	The Proposal. We are asking our shareholders to consider and vote on the approval of the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Luxottica, Luxottica’s Merger Vehicle and Oakley, providing for the merger of Luxottica’s Merger Vehicle with and into Oakley, which will be the surviving corporation in the merger. If the merger is completed, Oakley will become an indirect wholly owned subsidiary of Luxottica, and you will be entitled to receive $29.30 in cash, without interest, for each share of our common stock that you own, unless you are a dissenting shareholder and you properly assert your dissenters’ rights under Washington law. Under the merger agreement, Oakley has the right to declare, on or after February 29, 2008, a single cash dividend, in an amount up to $0.16 for each share of our common stock that you own on the record date for shareholders entitled to receive such dividend, that is payable on the earlier of a date in March 2008 specified by the Board of Directors or one business day prior to the effective time of the merger. If the Board of Directors declares such dividend on or after February 29, 2008, it will set a record date for the dividend that will be different and later than the record date for shareholders entitled to vote on the merger. Such a dividend, if declared, is not part of the $29.30 per share cash merger consideration and would only be payable, if declared, to shareholders of record at that future time. If you sell your shares prior to the record date for such dividend, you will not be entitled to receive such dividend. The Board of Directors is providing this proxy statement and the accompanying form of proxy to holders of Oakley common stock, par value $0.01 per share, in connection with the solicitation of proxies for use at the special meeting of shareholders to be held at Oakley’s headquarters at One Icon , Foothill Ranch, California 92610, on November 7, 2007, at 10:00 a.m. Pacific Standard Time. See “The Special Meeting” beginning on page 42 and “Special Factors — Background of the Merger” beginning on page 11.

•	Treatment of Stock Options and Restricted Stock. All holders of outstanding stock options will receive, in cash, the excess, if any, of $29.30 over the applicable exercise price per share for each stock option held (whether vested or unvested), without interest. In addition, each share of Oakley restricted stock that is outstanding prior to the merger will be treated as having been fully vested at the effective time of the merger and will be converted into the right to receive $29.30 per share in cash, without interest. All dividend equivalents, if any, credited to the account of each holder of restricted stock as of the effective time of the merger will be distributed to the holder at the effective time of the merger, without interest. See “The Merger Agreement — Treatment of Stock Options and Other Stock Rights” beginning on page 46.

•	Negotiation Committee. An independent committee of our Board of Directors, consisting of directors Tom Davin, Mary George and Greg Trojan (the “Negotiation Committee”), was formed for the purpose of assisting the Board of Directors in the consideration and negotiation of a possible transaction with Luxottica and any third party that may make an alternative acquisition proposal.

•	Our Position as to Fairness of the Merger; Board Recommendation. Our Board of Directors unanimously determined that the merger is fair to and in the best interests of our shareholders, and unanimously recommends that our shareholders vote “FOR” the approval of the merger and the merger agreement. See “Special Factors — Fairness of the Merger; Recommendation of Our Board of Directors” beginning on page 19.

•	Opinion of Our Financial Advisor. Goldman, Sachs & Co. (“Goldman Sachs”) delivered its opinion to the Board of Directors of Oakley that, as of June 20, 2007 and based upon and subject to the factors and assumptions set forth therein, the $29.30 in cash per outstanding share of common stock of Oakley to be received by the holders of such shares pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated June 20, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of Oakley’s Board of Directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Oakley common stock should vote with respect to the transaction contemplated by the merger agreement or any other matter. Pursuant to an engagement letter between Oakley and Goldman Sachs, Oakley will pay to Goldman Sachs a transaction fee of 0.85% of the aggregate consideration paid in the transaction contemplated by the merger agreement, or approximately $19.0 million. All of the transaction fee is payable upon consummation of the transaction contemplated by the merger agreement. See “Special Factors — Opinion of Our Financial Advisor” beginning on page 21 and Annex C.

•	Purpose of the Transaction. The purpose of the transaction is to enable our shareholders to immediately realize in cash the value of their investment in Oakley at a premium to historical trading prices and to allow Luxottica to obtain all of the equity interests in Oakley.

•	Required Vote. The affirmative vote of holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to approve the merger and the merger agreement. See “The Special Meeting — Record Date; Quorum and Voting” beginning on page 42.

•	Voting Agreement. Concurrently with the execution of the merger agreement, as a condition and inducement to Luxottica’s and Luxottica’s Merger Vehicle’s willingness to enter into the merger agreement, Luxottica, Luxottica’s Merger Vehicle and Jim Jannard, our Chairman of the Board and holder of approximately 63.8% of the outstanding shares of our common stock, entered into a voting agreement, pursuant to which Mr. Jannard has agreed to vote his shares in favor of the approval of the merger and the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. The voting agreement will terminate upon the earliest to occur of the termination of the merger agreement in accordance with its terms, the first day immediately following the date on which our shareholders have approved the merger agreement, the amendment of or waiver of any provision of the merger agreement in a manner that reduces the consideration payable to Mr. Jannard in the merger or is materially adverse to Mr. Jannard, Luxottica’s Merger Vehicle’s or Luxottica’s material violation of the terms of the voting agreement, and our Board of Directors changing its recommendation that you approve the principal terms of the merger agreement and the merger. The merger agreement will terminate in accordance with its terms if the merger has not been consummated by March 20, 2008, subject to certain exceptions. See “The Merger Agreement — Voting Agreement” beginning on page 58.

•	Non-Competition Agreement. Concurrently with the execution of the merger agreement, as a condition and inducement to Luxottica’s and Luxottica’s Merger Vehicle’s willingness to enter into the merger agreement, Mr. Jannard entered into a non-competition agreement with Luxottica, Luxottica’s Merger Vehicle and Oakley, pursuant to which Mr. Jannard agreed that, for a period of five years from the closing date, he will not, among other things and subject to certain exceptions, any place in the world, directly or indirectly, own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, member, investor, lender, guarantor, or credit enhancer), or provide consultative services or otherwise provide services to, any competitor to Oakley. Furthermore, Mr. Jannard has agreed, subject to certain exceptions, for the same period of five years from the closing date, not to, directly or indirectly, solicit, recruit, request, cause, induce or encourage to leave the employment of Oakley or any of its subsidiaries any person who is employed by Oakley, and not to, directly or indirectly, solicit, recruit, request, cause, induce or knowingly encourage any customer, vendor, supplier, distributor, partner or other person or entity currently under contract with Oakley or currently doing business with Oakley to terminate, or materially and adversely reduce or alter, its business with Oakley as it pertains to Oakley’s current business of designing, manufacturing, marketing, selling, and distributing eyewear and optical products. See “The Merger Agreement — Non-Competition Agreement” beginning on page 59.

•	Share Ownership of Certain Persons. As of October 15, 2007, the record date, Mr. Jannard owned 44,426,400 shares of our common stock, representing approximately 63.8% of our outstanding common stock, and held options to acquire 139,515 shares of our common stock. See “The Special Meeting — Stock Ownership and Interests of Certain Persons” beginning on page 44.

•	Interests of Our Directors and Executive Officers in the Merger. When considering the unanimous recommendation of our Board of Directors with respect to the merger, you should be aware that Oakley’s directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of Oakley’s other shareholders. Our Board of Directors was aware of the interests described below and considered them, among other matters, when adopting the merger agreement and the transactions contemplated thereby, including the merger. These interests, which are discussed in detail in the section entitled “Special Factors — Interests of Certain Persons in the Merger,” include the following:

•	Continuation of Employment — Luxottica has indicated its intent to continue to employ members of Oakley’s management following the merger.

•	Directors’ and Officers’ Indemnification and Insurance — The merger agreement provides, for a period of six years following the effective time of the merger, for continuation of indemnification for individuals who were directors, officers, employees or agents of Oakley at or prior to the effective time of the merger and the maintenance by Oakley (as the surviving corporation) of Oakley’s current policies of directors’ and officers’ liability insurance or comparable policies including a “tail” policy for such six-year period.

•	Long-Term Incentive Plan (“LTIP”) — Each of Oakley’s executive officers, other than the Chairman, Mr. Jannard, participates in the Company’s Long-Term Incentive Plan. The merger agreement provides that all performance units under the LTIP will be cancelled in connection with the merger and cease to exist, and, in its place, the LTIP will be modified by Oakley prior to, but effective as of, the effective time of the merger. It is expected that the modified LTIP awards will take the following form: immediately prior to the consummation of the merger, the Compensation and Stock Option Committee of Oakley’s Board of Directors (the “Compensation and Stock Option Committee”) will determine the applicable percentages (the “Performance Percentages”) of current dollar and performance-unit targets that will be used in determining the award payouts under the LTIP, based on the outstanding awards at that time. Each participant’s total award amount under the modified LTIP grant (“Total Award”) will be payable in cash and equal to the sum of (i) the applicable Performance Percentage multiplied by the participant’s target cash award and (ii) the applicable Performance Percentage multiplied by the value of the participant’s target performance unit award. Payment of the Total Award will be made in two equal installments, generally at the closing of the merger and on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with Oakley on the applicable payment date.

•	Continuation of Employee Benefits — Luxottica has agreed to cause the Company to maintain certain compensation and benefits of Company employees for a limited period after the effective time of the merger.

•	Treatment of Outstanding Stock Options and Restricted Stock — The merger agreement provides that each holder of an outstanding option to purchase Oakley’s common stock (whether vested or unvested) will, at the effective time of the merger, be entitled to receive a cash payment (without interest) in an amount equal to $29.30 minus the exercise price of the option, multiplied by the number of shares available for purchase under the option. In addition, each share of Oakley restricted stock that is outstanding immediately prior to the merger will be treated as having been fully vested at the effective time of the merger and will be converted into the right to receive $29.30 per share in cash, without interest. All dividend equivalents, if any, credited to the account of each holder of restricted stock as of the effective time of the merger will be distributed to the holder at the effective time of the merger, without interest.

•	Receipt of Certain Benefits by Mr. Jannard from Luxottica in Connection With the Non-Competition Agreement — As part of the non-competition agreement, Luxottica agreed that Mr. Jannard will continue to be entitled, during his lifetime, to full company-paid medical and health insurance for himself and his immediate family at a level no less favorable than that in effect for the benefit of Oakley’s senior executive officers. Additionally, in connection with the non-competition agreement and upon consummation of the merger, Luxottica will enter into certain agreements with Mr. Jannard or entities owned by Mr. Jannard continuing to grant him, among other things, the right to remove from Oakley’s premises any and all materials containing the history of Oakley as a business entity, including discontinued advertising and other marketing materials and product samples produced prior to May 1998, extending the term of a trademark licensing agreement benefiting Mr. Jannard indirectly through an entity owned by Mr. Jannard as well as extending the term of certain agreements with Oakley relating to the plane owned by Mr. Jannard.

•	Severance Arrangements under Mr. Olivet’s Employment Agreement, Link Newcomb’s Severance Agreement, Our Severance Plans, Our LTIP Award Agreements and Our Deferred Compensation Plans — Pursuant to Mr. Olivet’s Employment Agreement, Mr. Olivet is entitled to certain payments if his employment is terminated in connection with a change in control. Link Newcomb is only entitled to certain payments if he is terminated without cause or terminates his employment for good reason following a change in control. Our severance plans also provide for payment to certain eligible employees if such employee’s employment is terminated in connection with a change in control. Additionally, our LTIP award agreements provide for accelerated payouts upon certain terminations in connection with a change in control. Finally, participants under our deferred compensation plans are entitled to payment of their account balances upon a change in control, unless such plans are assumed by Luxottica.

•	Source and Amount of Funds. The merger is not subject to a financing contingency. Luxottica intends to fund the merger with cash on hand, available lines of credit and credit facilities to be available at the closing.

•	Regulatory Approvals Required. In addition to the required shareholder approval discussed above, the merger is conditioned upon the completion of the review and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and by the Committee on Foreign Investment in the United States, or CFIUS, pursuant to the requirements of the 1988 Exon-Florio provision (“Exon-Florio”) of the Defense Production Act of 1950, as amended, and clearance under the antitrust, trade regulation or competition laws of the United Kingdom, Germany, Australia and South Africa. Early termination of the applicable waiting period under the HSR Act was granted on August 24, 2007 and clearance was obtained in Germany on August 28, 2007, in the United Kingdom on October 12, 2007 and in Australia on October 15, 2007. We filed for approval under Exon-Florio on August 16, 2007 and received approval from CFIUS on September 17, 2007. See “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 54.

•	Material United States Federal Income Tax Consequences of the Merger. In general, your receipt of the merger consideration will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, you will generally recognize capital gain or loss equal to the difference between the amount of cash received pursuant to the merger and your adjusted tax basis in the shares surrendered. Shareholders are urged to consult their tax advisors regarding the United States federal, state, local and foreign tax considerations of the merger. See “Special Factors — Material United States Federal Income Tax Consequences of the Merger” beginning on page 38.

•	Dissenters’ Rights. Shareholders who do not vote in favor of approval of the merger and the merger agreement, and who comply with the procedures for asserting dissenters’ rights under Washington law may demand payment of the “fair value” of their shares in connection with the consummation of the merger. The fair value of your shares may be more or less than the merger consideration. See “Dissenters’ Rights” beginning on page 61 and Annex B.

•	Anticipated Closing of the Merger. The merger will be completed on the fifth business day after all of the conditions to completion of the merger are satisfied or waived, including the approval of the merger and the merger agreement by our shareholders, the absence of legal prohibitions to the merger, clearance under the HSR Act and other regulatory clearances and consents by governmental entities. The merger will become effective at the time and on the date on which the articles of merger are filed with the Secretary of State of the State of Washington. That time is the “effective time of the merger.”

•	No Solicitation. Pursuant to the merger agreement, we agreed that, prior to the effective time of the merger, neither we nor any of our subsidiaries would engage in certain actions related to the solicitation of alternative acquisition proposals. In addition, we agreed to recommend approval of the merger and the merger agreement to our shareholders, subject to our Board of Directors’ right to change its recommendation in the event that our Board of Directors determines in its good faith judgment, following consultation with legal counsel, that such action is necessary under applicable law in order for the directors to comply with their fiduciary obligations to our shareholders; provided, however, if such change is in response to an alternative acquisition proposal, our Board of Directors may change its recommendation only if it (i) determines in its good faith judgment, following consultation with outside legal counsel and independent financial advisors, that the proposal is a superior proposal and that the failure to change its recommendation would be inconsistent with its fiduciary obligations to our shareholders, and (ii) provides Luxottica with written notice that includes, among other things, the material terms and conditions of the superior proposal, and has taken into account any revised proposal made by Luxottica within five business days and our Board of Directors again determines, in its good faith judgment, following consultation with outside legal counsel and independent financial advisors, that such alternative proposal remains a superior proposal. See “The Merger Agreement — No Solicitation” beginning on page 52.

•	Conditions to the Completion of the Merger. The obligations of Oakley, Luxottica and Luxottica’s Merger Vehicle to complete the merger are subject to the satisfaction or waiver of certain conditions, including the approval of the merger and the merger agreement by the affirmative vote of the holders of two-thirds of our outstanding common stock. See “— Conditions to the Completion of the Merger” beginning on page 54.

•	Termination of Merger Agreement. The merger agreement may be terminated under certain circumstances by one or all of the parties thereto. For example, subject to certain exceptions, either we or Luxottica may terminate the merger agreement if the merger has not been consummated by March 20, 2008 and the terminating party is not the cause of such failure. See “ — Termination of Merger Agreement” beginning on page 55.

•	Termination Fees. The merger agreement provides that we will pay Luxottica a termination fee of $69.0 million if the merger agreement is terminated under certain circumstances, and that Luxottica’s Merger Vehicle will pay us a termination fee of $80.0 million (unconditionally guaranteed by Luxottica) if the merger agreement is terminated under other sets of circumstances where there has been a failure to obtain certain antitrust regulatory clearances. See “ — Termination Fees” beginning on page 57.

•	Company Stock Price. On June 19, 2007, the last full trading day prior to the public announcement of the merger agreement, the closing sale price of Oakley’s common stock as reported on the New York Stock Exchange was $25.26. On October 16, 2007, the last full trading day prior to the date of this proxy statement, the closing price of Oakley’s common stock as reported on New York Stock Exchange was $29.07.

•	Additional Information. You can find more information about Oakley in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 67.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What Am I Being Asked to Vote On?

A:	You are being asked to vote on the approval of the merger and the merger agreement entered into by and among Luxottica, Luxottica’s Merger Vehicle and Oakley pursuant to which Luxottica’s Merger Vehicle will be merged with and into Oakley, with Oakley surviving as an indirect wholly owned subsidiary of Luxottica. See “The Merger Agreement — The Merger” beginning on page 45.

Q:	How Does the Company’s Board of Directors Recommend That I Vote?

A:	Our Board of Directors unanimously recommends that our shareholders vote “FOR” the approval of the merger and the merger agreement. See “Special Factors — Fairness of the Merger; Recommendation of Our Board of Directors” beginning on page 19.

Q:	What Will I Receive in the Merger?

A:	Upon completion of the merger, our shareholders, other than shareholders who have preserved dissenters’ rights under Washington Law, will receive $29.30 in cash, without interest, for each share of our common stock that they own. For example, if you own 100 shares of our common stock, you will receive a total of $2,930.00 in cash in exchange for your shares of common stock, without interest. Under the merger agreement, Oakley has the right to declare, on or after February 29, 2008, a single cash dividend, in an amount up to $0.16 for each share of our common stock outstanding on the record date set for shareholders entitled to receive such dividend, that is payable on the earlier of a date in March 2008 specified by the Board of Directors or one business day prior to the effective time of the merger. If the Board of Directors declares such dividend on or after February 29, 2008, it will set a record date for the dividend that will be different and later than the record date for shareholders entitled to vote on the merger. Such a dividend, if declared, is not part of the $29.30 per share cash merger consideration and would only be payable, if declared, to shareholders of record at that future time. If you sell your shares prior to the record date for such dividend, you will not be entitled to receive such dividend. You will not own any shares in the surviving corporation. See “The Merger Agreement” beginning on page 45.

Q:	When and Where Is the Special Meeting?

A:	The special meeting of shareholders will be held at Oakley’s headquarters at One Icon, Foothill Ranch, California 92610, on November 7, 2007 at 10:00 a.m. Pacific Standard Time. See “The Special Meeting” beginning on page 42.

Q:	May I Attend the Special Meeting?

A:	All shareholders of record as of the close of business on October 15, 2007, the record date for the special meeting, may attend the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	Who Can Vote at the Special Meeting?

A:	All shareholders of record at the close of business on October 15, 2007, the record date for the special meeting, will be entitled to vote at the special meeting. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If, on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the record date, shares of our common stock were outstanding. Every holder of our common stock is entitled to one vote for each such share the shareholder held as of the record date. See “The Special Meeting” beginning on page 42.

Q:	How Are Votes Counted?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a brokerage firm holding shares as nominee for a beneficial owner does not receive instructions with respect to the merger proposal from the beneficial owner and, as in this case, the brokerage firm does not have discretionary authority to vote the shares without such instructions. Because approval of the merger agreement requires the affirmative vote of holders of two-thirds of our outstanding shares of common stock, broker non-votes and abstentions will have exactly the same effect as a vote “Against” the approval of the merger agreement. Broker non-votes and abstentions are counted, however, as present for the purpose of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve the Merger Agreement?

A:	The affirmative vote of holders of two-thirds of our outstanding shares of common stock as of the close of business on October 15, 2007, the record date for shareholders entitled to vote at the special meeting, is required to approve the merger and the merger agreement. As of the close of business on the record date, there were 69,698,034 shares of our common stock outstanding. This means that 46,465,356 shares or more must vote in the affirmative to approve the merger and the merger agreement. See “The Special Meeting” beginning on page 42.

Q:	How Many Votes Does Oakley Already Know Will Be Voted in Favor of the Merger Proposal?

A:	Pursuant to a Voting Agreement, dated as of June 20, 2007, by and among Luxottica, Luxottica’s Merger Vehicle and Jim Jannard, Oakley’s Chairman of the Board, Mr. Jannard has agreed to vote his shares in favor of the merger and the approval of the merger and the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger. As of October 15, 2007, the record date for shareholders entitled to vote at the special meeting, Mr. Jannard owned 44,426,400 shares of our common stock, which is equivalent to approximately 63.8%, of our outstanding common stock.

Q:	How Many Votes Do I Have?

A:	You have one vote for each share of our common stock you own as of October 15, 2007, the record date for shareholders entitled to vote at the special meeting.

Q:	If My Shares Are Held in “Street Name” by My Broker, Will My Broker Vote My Shares for Me?

A:	Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares by following the directions provided to you by your broker. See “The Special Meeting” beginning on page 42.

Q:	What If I Fail to Instruct My Broker?

A:	Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast and will have exactly the same effect as a vote “Against” the approval of the merger and the merger agreement.

Q:	Will My Shares Held in “Street Name” or Another Form of Record Ownership Be Combined for Voting Purposes With Shares I Hold of Record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account.

Q:	What Happens If I Do Not Vote?

A:	Because the vote required is based on the total number of shares of our common stock outstanding on the record date, and not just the shares that are voted, if you do not vote, it will have the same effect as a vote “Against” the approval of the merger and the merger agreement. If the merger is completed, whether or not you vote for the merger proposal, you will be paid the merger consideration for your shares of our common stock upon completion of the merger, unless you properly assert your dissenters’ rights under Washington law. See “The Special Meeting” beginning on page 42 and “Dissenters’ Rights” beginning on page 61 and Annex B.

Q:	When Should I Send in My Stock Certificates?

A:	After the special meeting, if you are a shareholder of record, you will receive a letter of transmittal and other documents to complete and return to the paying agent. In order to receive the merger consideration as soon as reasonably practicable following the completion of the merger, you must send the paying agent your validly completed letter of transmittal together with your stock certificates as instructed in the separate mailing. You should NOT send your stock certificates now.

Q:	When Can I Expect to Receive the Merger Consideration For My Shares?

A:	Once the merger is completed, if you are a shareholder of record, you will be sent in a separate mailing a letter of transmittal and other documents to be delivered to the paying agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, stock certificates and other required documents to the paying agent, the paying agent will send you the merger consideration.

Q:	I Do Not Know Where My Stock Certificate Is — How Will I Get My Cash?

A:	The materials the paying agent will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. Luxottica or Oakley (as the surviving corporation) may also require that you provide a bond to Oakley in order to cover any potential loss.

Q:	What Do I Need to Do Now?

A:	You should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you hold your shares in street name, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other agent rather than from Oakley. You should complete and return the proxy card to your broker or other agent to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or agent included with these proxy materials, or contact your broker or agent to request a proxy form. The meeting will take place at Oakley’s headquarters at One Icon, Foothill Ranch, California 92610, on November 7, 2007 at 10:00 a.m. Pacific Standard Time. See “The Special Meeting” beginning on page 42.

Q:	What Happens If I Sell My Shares of Common Stock Before the Special Meeting?

A:	The record date for shareholders entitled to vote at the special meeting is earlier than the expected date of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	Can I Change My Vote After I Have Mailed in My Proxy Card?

A:	Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways: first, you can send a written notice stating that you would like to revoke your proxy to our Corporate Secretary at Oakley, Inc., One Icon, Foothill Ranch, California 92610; second, you can request a new proxy card, complete it and send it to our Corporate Secretary at the same address; and third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to our Corporate Secretary at the same address. Voting by mailing in your proxy card will not prevent you from voting in person at the meeting. You are encouraged to submit a proxy by mail even if you plan to attend the special meeting in person. If your shares are held in the name of a broker, bank, dealer or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the special meeting. See “The Special Meeting” beginning on page 42.

Q:	Who Can Answer Further Questions?

A:	If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact our Corporate Secretary at Oakley, Inc., One Icon, Foothill Ranch, California 92610.

SPECIAL FACTORS

Background of the Merger

Our management and Board of Directors regularly evaluate our strategies, operations, key initiatives and expectations for our business. We regularly investigate and consider different strategies for improving our competitive position and enhancing shareholder value. As part of these evaluations, we have, from time to time, considered strategic initiatives that include acquisitions, joint ventures, partnerships, and other business combinations. In 2006 and 2007, Oakley acquired a number of businesses, including Bright Eyes Group, Eye Safety Systems, Inc., Oliver Peoples, Inc. and OSA Holding, Inc. and its wholly owned subsidiary, The Optical Shop of Aspen.

During past years, we have maintained a commercial relationship with Luxottica. Luxottica, with its affiliates, has been our largest single customer, accounting for approximately 6.2 percent, 7.0 percent, 7.6 percent and 8.9 percent of our total net sales in 2006, 2005, 2004 and 2003, respectively. In December 2004, we entered into a one-year commercial agreement with Luxottica that established the commercial terms between the two companies for the 2005 calendar year. In July 2006, we entered into a three-year commercial agreement with Luxottica that established the commercial terms retroactively from January 1, 2006 and through December 31, 2008.

On or about April 13, 2006, a representative of Rothschild Inc. and Rothschild S.p.A. (collectively, “Rothschild”), Luxottica’s financial advisors, called Mr. Jannard to inform him of Luxottica’s potential interest in holding discussions with Oakley and to discuss setting up a meeting.

On May 5, 2006, a representative of Rothschild called Mr. Olivet to reiterate Luxottica’s interest in discussions with Oakley and to suggest a meeting between Messrs. Jannard and Olivet and Rothschild, and, if Oakley were interested in exploring Luxottica’s interest further, to suggest a subsequent meeting among Messrs. Jannard and Olivet, Leonardo Del Vecchio, Chairman of the Board of Directors and majority shareholder of Luxottica, Andrea Guerra, Luxottica’s Chief Executive Officer and director, and Enrico Cavatorta, Luxottica’s Chief Financial Officer and director.

On May 12, 2006, a representative of Rothschild sent an e-mail communication to Messrs. Jannard and Olivet to set up a meeting for May 19, 2006 and to explore dates for a potential second meeting in July 2006 to discuss Luxottica’s potential interest in Oakley. Also on May 12, 2006, during an annual Board of Directors retreat to discuss the Company’s strategic plans, Mr. Jannard made reference to the scheduled May 19, 2006 meeting with a representative of Rothschild regarding Luxottica’s potential interest in Oakley.

On May 19, 2006, Messrs. Jannard and Olivet met with a representative of Rothschild at Oakley’s headquarters in Foothill Ranch, California to discuss Luxottica’s potential interest in Oakley.

On June 1, 2006, representatives of Goldman Sachs met with Messrs. Jannard and Olivet at Oakley’s headquarters in Foothill Ranch, California to discuss Luxottica’s interest. The discussion included an overview of Luxottica’s business provided by Goldman Sachs. The possibility of Goldman Sachs representing the Company as its financial advisor, under Oakley’s existing engagement letter with Goldman Sachs, in connection with a possible transaction with Luxottica, was also discussed.

On June 6, 2006, Messrs. Jannard and Olivet met Messrs. Guerra, Cavatorta and a representative of Rothschild in Henderson, Nevada to discuss Luxottica’s interest in an expanded business relationship with Oakley, including, possibly, a merger. Mr. Jannard indicated that, for discussion of any such expanded relationship to proceed, he would like first to meet Mr. Del Vecchio personally.

On June 7, 2006, a representative of Oakley contacted a representative of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), outside counsel to Oakley, and advised Skadden that the Company wished to engage Skadden in connection with a possible transaction with Luxottica.

At the Board of Directors’ regular meeting on June 9, 2006, the Board of Directors discussed the plan to have two meetings, one in Milan, Italy to meet Mr. Del Vecchio and another in July 2006 with Luxottica executives. The Board of Directors noted the possibility that Luxottica would express interest in an acquisition of Oakley in addition to a number of other possibilities. The Board of Directors also evaluated the potential for Goldman Sachs to advise Oakley in connection with such discussions with Luxottica and was informed that Goldman Sachs (and its affiliates) had, in the past, acted as financial advisor to Luxottica (and its affiliates), including having acted as financial advisor to Luxottica in connection with its acquisition of Cole National Corporation in October 2004 and its divestiture of Things Remembered, Inc. in September 2006. The Board of Directors discussed the advantages and disadvantages of having Goldman Sachs act as our financial advisor in connection with a possible transaction with Luxottica, including the benefits of having Goldman Sachs, Oakley’s long-standing investment bank, bring its familiarity with Oakley to bear in connection with a possible transaction with Luxottica. After such discussion, the Board of Directors unanimously concluded that there existed no conflict of interest between Goldman Sachs and us, and that Goldman Sachs’ prior work with Luxottica did not impair Goldman Sachs’ ability to act as financial advisor to Oakley. The Board determined that it was in the best interests of Oakley for Goldman Sachs to act as our financial advisor in a possible transaction with Luxottica. Because we already had in effect an engagement letter with Goldman Sachs that covered the potential transaction, no further action was necessary. During the meeting, Goldman Sachs presented to the Board of Directors a then-current view of the markets, analyst views of Oakley and the industry and selected financial analyses.

On June 26, 2006, Messrs. Jannard and Olivet met with Messrs. Del Vecchio, Guerra and Cavatorta, in Milan, Italy to discuss informally the historical relationship between the two companies.

On July 5, 2006, Messrs. Guerra and Cavatorta and Paolo Venturi, Luxottica’s Group Business Development Director, visited Oakley headquarters in Foothill Ranch and took part in a customer visit that consisted of a tour of the Company’s headquarters, manufacturing facility, and lobby store as well as a meeting with members of Oakley’s management team. During this meeting with Oakley’s management team, which included Link Newcomb, Senior Advisor to the Chief Executive Officer, Cliff Neill, Vice President of U.S. Sales, and Ted Li, Director of International Sales, Messrs. Guerra, Cavatorta and Venturi reviewed Oakley’s current business around the world. Also at this meeting, Luxottica and Oakley entered into a new three-year commercial agreement between the two companies that had been previously negotiated.

Later on July 5 and again on July 6, 2006, Messrs. Jannard and Olivet and representatives from Goldman Sachs met with Messrs. Guerra, Cavatorta, Venturi and a representative of Rothschild in Newport Beach, California. The discussion centered on how the companies might work together more closely, including the possibility of joint ventures, distribution agreements or a merger. The conversations focused on each company’s respective culture and business approaches and practices as well as what type of value could be created through some type of broader relationship.

On July 13, 2006, Mr. Cavatorta sent an e-mail communication to Mr. Olivet requesting from Oakley certain non-public information about Oakley’s operations and organizational structure as well as a financial forecast for Oakley for the years from 2006 to 2008.

On July 25, 2006, Luxottica entered into a confidentiality agreement with Oakley whereby Luxottica agreed to maintain the confidentiality of any information about us obtained during the course of discussions between the two companies. The confidentiality agreement also included a standstill provision that, subject to certain exceptions, prohibited Luxottica for a period of 18 months from acquiring any of our securities or assets or otherwise seeking to influence or control our management or polices, and a non-solicitation provision that prohibited Luxottica from soliciting our employees for employment for a period of two years.

In August 2006, we provided to Luxottica selected non-public information about our operations and organizational structure in response to Mr. Cavatorta’s request made on July 13, 2006.

On September 8, 2006, Mr. Olivet met Messrs. Guerra and Cavatorta in Long Beach, California to discuss the status of due diligence requests and Oakley’s general level of interest in continuing the dialogue between the two companies.

During a regular meeting of our Board of Directors on September 21, 2006, our Board of Directors met with representatives of Goldman Sachs and Skadden to discuss a potential expanded relationship with Luxottica. Our Board of Directors instructed Goldman Sachs, as our financial advisor, to contact and hold discussions with Luxottica and its advisors to obtain additional information from Luxottica, so that the Board of Directors could give consideration to the matter at its dinner meeting and regular meeting scheduled for December 6 and 7, 2006, respectively.

On October 12, 2006, we entered into confidentiality agreements with Luxottica whereby we agreed to maintain the confidentiality of any information about Luxottica obtained during the course of discussions about an expanded relationship between the two companies.

In October 2006, we provided to Luxottica a financial forecast for Oakley for the years from 2006 to 2011 in response to Mr. Cavatorta’s request made on July 13, 2006.

On October 27, 2006, Mr. Olivet met with Messrs. Guerra and Cavatorta in Paris, France while each was there for an industry trade show to discuss questions related to the non-public information that Oakley had provided to Luxottica and to further discuss areas of potential revenue enhancement and expense savings opportunities should a transaction be pursued.

On November 6, 2006 and November 13, 2006, Goldman Sachs held discussions with Rothschild, during which Rothschild indicated that Luxottica preferred to present a proposal to Oakley in person.

On November 27, 2006, Messrs. Jannard and Olivet, met with Messrs. Guerra and Cavatorta in New York to discuss Luxottica’s interest. During the meeting, Messrs. Guerra and Cavatorta informed Messrs. Jannard and Olivet that Luxottica was considering a proposal to acquire all of the outstanding shares of Oakley’s common stock for consideration consisting of 50% cash and 50% in Luxottica stock, but that Luxottica’s specific proposal was to be delivered in writing to Oakley after Luxottica’s upcoming Board of Directors meeting.

On November 28, 2006, Mr. Olivet sent an e-mail communication to Oakley’s Board of Directors to briefly discuss the oral indication of interest received from Luxottica and to state that the December 6, 2006 Board of Directors dinner meeting would focus on a discussion of the proposal that Oakley expected to receive.

On December 5, 2006, Oakley received a written non-binding indication of interest from Luxottica, in which Luxottica proposed to acquire all of Oakley’s outstanding shares in exchange for a cash component (equal to 50% to 60% of the merger consideration) of $12.20 to $15.60 per share of our common stock and a stock component (equal to the remaining 50% to 40% of the merger consideration) at an exchange ratio of 0.660 of a Luxottica share for each share of our common stock, resulting in an implied consideration per share of $10.14 to $8.11 based on the closing price of Luxottica’s American Depositary Shares of $30.72 on December 4, 2006. This implied an aggregate consideration of $22.34 to $23.71 per share for our common stock.

At the Board of Directors’ dinner meeting on December 6, 2006, the Board of Directors discussed Luxottica’s proposal with certain members of Oakley’s management and Oakley’s legal and financial advisors. During the dinner meeting, representatives of Goldman Sachs reviewed with the Board of Directors Luxottica’s unsolicited proposal that had previously been distributed to the directors. Representatives of Skadden also advised the directors of their fiduciary duties and the applicable standards of conduct when faced with an unsolicited proposal, including how the Board of Directors should organize itself in light of the current unsolicited proposal. After a lengthy discussion, the Board of Directors determined that it was in the best interests of Oakley and its shareholders to respond to Luxottica in writing, indicating that the Board of Directors did not believe that the December 5, 2006 indication from Luxottica reflected Oakley’s recent performance and potential or the benefits resulting from recent strategic changes implemented by management. As a result, the Board of Directors suggested that any discussions regarding an acquisition of Oakley by Luxottica be deferred.

The following day, the Board of Directors held its regularly scheduled meeting. During a regularly scheduled executive session, the Board of Directors discussed with representatives of Goldman Sachs and Skadden the content of Oakley’s written response to Luxottica and the process for drafting and approving the letter as well as other topics.

Pursuant to the determination of the Board of Directors at the dinner meeting held on December 6, 2006, the Board of Directors on December 18, 2006 responded in writing to Luxottica’s written non-binding indication of interest dated December 5, 2006 proposing that discussions between the two companies be deferred until Oakley’s recent strategic changes and initiatives were more clearly reflected in the financial and operating results of the Company. On the same day, a meeting was held via videoconference among Messrs. Guerra, Cavatorta, Jannard and Olivet during which Messrs. Jannard and Olivet reiterated the message delivered in the December 18, 2006 letter from Oakley’s Board of Directors.

On December 22, 2006, Mr. Guerra called Mr. Olivet with respect to Oakley’s December 18, 2006 response to Luxottica’s written non-binding indication of interest. Mr. Guerra communicated that Luxottica was disappointed with the response and would need some time to determine how to respond to Oakley’s letter.

On January 9, 2007, Mr. Guerra called Mr. Olivet to inform him that Luxottica would be sending a revised proposal, but did not know when such revised proposal would be made to Oakley.

On January 17, 2007, a representative of Rothschild called Mr. Jannard and communicated that Luxottica was revising its proposal to provide for an aggregate merger consideration of approximately $26.10 per share of Oakley common stock, consisting of 60% in cash and the remaining 40% in Luxottica’s American Depositary Shares. On the same day, Messrs. Guerra and Cavatorta communicated the same information to Mr. Olivet.

On January 22, 2007, a representative of Rothschild called Mr. Jannard to discuss the status of negotiations.

At a special meeting of our Board of Directors on January 23, 2007, Messrs. Jannard and Olivet and representatives of Goldman Sachs informed the Board of Directors of the recent discussions with representatives of Luxottica, including the revised proposal received from Luxottica on January 17, 2007.

On January 29, 2007, Mr. Olivet spoke with Messrs. Guerra and Cavatorta, during which Luxottica implied that there might be some potential to negotiate price but that consideration of the price was intertwined with other deal-related issues, that it would be best to discuss all issues at once and that it would be best to do so in a face-to-face meeting with Mr. Olivet, Mr. Jannard, Oakley’s Board representatives, and the companies’ respective advisors. During this discussion or a subsequent discussion between Mr. Davin and a representative of Luxottica, Oakley suggested that a price per share of Oakley stock of $28.75 would be given strong consideration.

Over the course of the next several days, the Board of Directors held several conference calls to provide updates on the calls held on or around January 29, 2007 among Messrs. Davin, Olivet, Guerra and Cavatorta.

On February 5, 2007, a representative of Skadden contacted a representative of Kirkpatrick & Lockhart Preston Gates Ellis LLP (“K&L Gates”), local Washington counsel to Oakley, and advised K&L Gates that Oakley may engage K&L Gates as its local counsel in a possible transaction with Luxottica and discussed Washington law issues related to such transaction.

On February 8, 2007, Goldman Sachs and Rothschild discussed the proposed transaction. Rothschild communicated that Luxottica desired a 50% cash-50% stock deal in which shareholders, other than Mr. Jannard, could elect to be paid the merger consideration in cash or Luxottica stock at their choosing. Mr. Jannard would then receive as merger consideration the remaining mix of cash or Luxottica stock to preserve the 50% cash-50% stock deal contemplated. In addition, Goldman Sachs and Rothschild noted the importance of having a discussion about the treatment of stock options held by our top ten to fifteen employees.

On February 9, 2007, a representative of Skadden contacted a representative of Chiomenti Studio Legale (“Chiomenti”) and advised Chiomenti that Oakley may engage such firm as its Italian counsel in connection with a possible transaction with Luxottica and discussed Italian law issues related to such transaction.

Pursuant to the January 29, 2007 call and recognizing that the proposed transaction with Luxottica was progressing, on February 12, 2007, our Board of Directors commenced the process of forming a Negotiation Committee (the “Negotiation Committee”) consisting of directors Mr. Davin, Mary George and Greg Trojan for the purpose of assisting the Board of Directors in the consideration and negotiation of a possible transaction with Luxottica and any alternative acquisition proposal.

From February 14 through February 16, 2007, Mr. Davin, as the representative of the Negotiation Committee, along with Messrs. Jannard and Olivet and representatives of Skadden and Goldman Sachs, met with Messrs. Guerra and Cavatorta and representatives of Rothschild and Winston & Strawn LLP (“Winston”), Luxottica’s legal advisors, at Winston’s offices in New York to further discuss the Luxottica proposal, with Mr. Davin acting as the primary spokesperson for Oakley. During the meeting, a number of issues related to the transaction were discussed, including the mix of cash and Luxottica stock in the consideration, deal protections such as termination fees, a voting agreement with Mr. Jannard, the purchase price, including Luxottica’s last proposal of approximately $26.10 per share of Oakley common stock, and the status of due diligence. During these discussions, representatives of Luxottica indicated that Luxottica was flexible with respect to the mix of consideration. Luxottica’s representatives also noted that Luxottica’s proposal assumed a standard no-shop provision, which would prevent us and Mr. Jannard from soliciting offers from other potential acquirers after reaching a definitive agreement with Luxottica as well as a fiduciary out, allowing us to respond to certain unsolicited offers from other potential acquirers, with a matching right on the part of Luxottica and a standard termination fee. Representatives of Luxottica further indicated that Luxottica was open to a reverse termination fee, payable to us in cash if the transaction did not close due to certain regulatory reasons. As part of the discussion, Luxottica also indicated that Mr. Jannard was expected to enter into a standard voting agreement with Luxottica. Mr. Davin engaged in further discussions with Messrs. Guerra and Cavatorta. Messrs. Guerra and Cavatorta indicated that an all-cash proposal of $27.10 per share of our common stock was the most that Luxottica could offer, together with a requirement that Mr. Jannard invest up to approximately $350.0 million in Luxottica’s stock at the closing.

After a call to update our Board of Directors on the progress of the negotiations and to solicit the Board’s input on a potential counterproposal, we proposed that Luxottica pay our shareholders $28.75 of value per share of Oakley common stock. We also expressed flexibility with respect to the mix of consideration, subject to the inclusion of any Luxottica stock as part of the consideration at a fixed price per share. We also indicated that Mr. Jannard had expressed his desire to receive the same consideration per share for his majority position as the other shareholders were to receive and that we expected a fiduciary out and that the termination fee would be on the low end of the customary range.

At a special meeting of our Board of Directors on February 17, 2007, Messrs. Davin, Jannard and Olivet updated the Board of Directors regarding the meetings that were held in New York on February 14 through February 16, 2007 with representatives of Luxottica. Representatives of Skadden updated the Board of Directors regarding the status of due diligence and regulatory review and reviewed with the Board of Directors the principal contractual issues that typically arise in the type of transaction contemplated, duties of directors in these situations and the takeover statute under the laws of Washington. The Board of Directors then discussed strategy with representatives of Goldman Sachs and Skadden, including postponing further discussions regarding price until more due diligence and regulatory work had been performed.

Two days later, on February 19, 2007, Mr. Davin held a conference call with Messrs. Guerra and Cavatorta during which Luxottica increased its proposal to $27.60 per share of our common stock in cash and we made a counterproposal at $28.00 per share. The parties agreed to leave further discussions of price until other matters, including due diligence, discussion of the terms of a merger agreement and preliminary regulatory review, had progressed further. At a special meeting of the Negotiation Committee held on the same day, at which representatives of Skadden and a representative of Goldman Sachs were also present, Mr. Davin updated the Negotiation Committee on the status of discussions he had with Messrs. Guerra and Cavatorta, including Luxottica’s revised proposal of an all-cash purchase price for our shares of common stock of $27.60 per share and a desire for Mr. Jannard to purchase up to $350.0 million of Luxottica’s stock concurrently with the closing. The Negotiation Committee determined to delay further discussions of price until after other matters, including due diligence, discussion of the terms of a merger agreement and preliminary regulatory review, had further progressed. Mr. Davin also indicated that he had communicated Mr. Jannard’s desire to meet Mr. Del Vecchio in person in order to discuss the benefits of a potential transaction and to discuss the importance of maintaining the Company’s culture.

Throughout the months of March, April, May and the first weeks of June 2007, various calls took place among Oakley, Oakley’s advisors, Luxottica and Luxottica’s advisors.

On March 1, 2007, Mr. Jannard met with Mr. Del Vecchio in London, England to confirm Mr. Del Vecchio’s understanding of Oakley’s culture and of Mr. Jannard’s desire to preserve Oakley’s culture even after any potential acquisition of Oakley.

On March 7, 2007, the Board of Directors held a regularly scheduled meeting. During the meeting, a representative of Goldman Sachs updated the Board of Directors regarding the status of discussions with Luxottica. Mr. Olivet also updated the Board of Directors regarding the meeting that took place on March 1, 2007 in London, England between Messrs. Jannard and Del Vecchio. Following Mr. Olivet’s update, representatives of Skadden informed the Board of Directors as to some of the issues that were discussed during the meetings and calls that took place from February 14 through February 16, 2007. Representatives of Skadden also discussed with the Board of Directors some issues that were likely to arise in future discussions with Luxottica, including deal protection, fiduciary duties of the directors and mechanisms to enable the directors to fulfill their fiduciary obligations such as incorporating a “fiduciary out” into the merger agreement, the Washington anti-takeover statue, conditions to closing and other relevant issues. Representatives of Skadden also discussed the likely schedule over the course of the next month, including the expectation that Oakley would receive a draft of the merger agreement, the continuation of due diligence and regulatory review, the timing of executing definitive documents and the timeline of events to occur following the announcement of a transaction, if an agreement could be reached.

On March 9, 2007, Skadden received from Winston the initial draft of the merger agreement, voting agreement and stock purchase agreement pertaining to Mr. Jannard’s contemplated investment in Luxottica at closing.

Between March 10, 2007 and June 2007, Mr. Olivet, Richard Shields, Oakley’s Chief Financial Officer, Chris Donnelly, Oakley’s Director of Strategic Planning, Link Newcomb, Oakley’s Senior Advisor to the Chief Executive Officer, Cos Lykos, Oakley’s Vice President of Business Development and Corporate Secretary, and certain advisors to Oakley had various calls with representatives of Luxottica and Luxottica’s advisors to discuss due diligence questions and to discuss updates on the progress of the merger agreement. On May 3, 2007, Mr. Olivet met with Messrs. Guerra and Cavatorta in Milan, Italy to provide an update on the due diligence process and to discuss the terms of Mr. Jannard’s stock purchase and non-compete agreements.

In May 2007, in connection with the negotiation of the capital expenditures covenant in the merger agreement, we provided to Luxottica updates to the October 2006 projected financial information regarding capital expenditures. No other financial information was updated and no other financial projections were provided.

On May 12, 2007, Mr. Davin, representatives of Goldman Sachs and a representative of Skadden participated in a conference call to discuss timing and terms of the proposed transaction.

On May 15, 2007, Mr. Olivet had a telephone conference call with Messrs. Guerra and Cavatorta regarding the timing of the transaction. Mr. Olivet communicated that, given the workload associated with the second quarter, which is the Company’s busiest quarter of the year, we could not complete the remaining due diligence and the necessary communication planning in order to announce a transaction, if the parties were to reach agreement, at the end of May as previously discussed. Mr. Olivet indicated that it would likely take us into the third or fourth week of June 2007 to be in a position to complete negotiations and announce the transaction, assuming all outstanding issues with respect to the definitive agreement were resolved.

On May 21, 2007, at a special meeting of the Board of Directors, Mr. Olivet updated the Board of Directors on the status of due diligence and on a meeting that was held in Milan, Italy on May 3, 2007 with representatives of Luxottica and with respect to the new timeline that was discussed with Luxottica on May 15, 2007. Following Mr. Olivet’s presentation, a representative of Skadden updated the Board of Directors on the status of the antitrust review. Representatives of Goldman Sachs then discussed with the Board of Directors their preliminary financial analysis of the proposed transaction. The Board of Directors agreed that Mr. Davin and the Negotiation Committee would solicit feedback from the remaining members of the Board of Directors regarding the proposed transaction with Luxottica. A representative of Skadden indicated to the Board of Directors that it would be appropriate for the Board of Directors to consider the possible effect on the business relationship between Luxottica and Oakley in the event that a transaction with Luxottica were not consummated.

In a June 1, 2007 special meeting of the Board of Directors, representatives of Skadden reviewed with the Board of Directors its fiduciary duties in relation to consideration of a potential sale of Oakley and updated the Board of Directors on the status of the negotiations of the merger agreement and other related documents. Mr. Olivet then discussed Oakley’s performance since February 2007 and, with the assistance of a representative of Goldman Sachs, the relative performance of Oakley’s and Luxottica’s stock prices. A representative of Goldman Sachs discussed its updated financial analyses of the proposed transaction, including an analysis of how Oakley may be viewed by potential financial buyers. After a full discussion of these matters, Mr. Olivet then discussed with the Board of Directors the benefits and challenges of the proposed merger as well as the possible risks to Oakley’s business if Oakley were not to be sold to Luxottica. Mr. Jannard agreed with the views expressed by other members of the Board of Directors that Oakley should seek an increase in price and also shared his views on the other unresolved issues. The Board of Directors determined that Messrs. Davin, Jannard and Olivet should arrange a meeting with representatives of Luxottica to discuss price considerations. The Board of Directors, outside the presence of Messrs. Olivet and Shields and the representative of Goldman Sachs, further discussed these issues.

Between June 4 and June 7, 2007, Messrs. Jannard, Olivet and Davin took part in telephone conversations with Messrs. Guerra and Cavatorta in which Messrs. Jannard, Olivet and Davin indicated that the prior agreed-upon range of $27.60 to $28.00 was no longer appropriate in light of the Company’s recent performance and trajectory, driven by the successful execution of the Company’s strategic initiatives in the first five months of the year.

On June 5, 2007, we filed a Current Report on Form 8-K with the SEC disclosing that our Compensation and Stock Option Committee had amended the Amended and Restated Oakley, Inc. Officer Severance Plan and the Amended and Restated Oakley, Inc. Executive Severance Plan to add to such plans the treatment of awards made under the Long-Term Incentive Plan to Oakley officers who are participants in such plans in the event of certain terminations of employment. Our Compensation and Stock Option Committee also agreed to amend our employment agreement with Mr. Olivet by adding to Mr. Olivet’s employment agreement comparable severance provisions with respect to such plans for awards granted Mr. Olivet under the Long-Term Incentive Plan. These actions by our Compensation and Stock Option Committee were taken in the course of its regular review of the severance plans and were not related to the proposed transaction. Moreover, the changes made were a direct result of the fact that the severance plans did not contemplate the complexity of the Company’s Long-Term Incentive Plan, as the Company’s first-ever bonus plan with a multi-year measurement period. We also disclosed in this Current Report on Form 8-K that our Board of Directors amended the Oakley, Inc. 1995 Stock Incentive Plan to state that dividends declared on our common stock do not accrue and will not be paid with respect to the shares covered by a deferred stock award (which would include the performance units granted under the Long-Term Incentive Plan) and other issuance procedures with respect to an award of stock. Additionally, our Compensation and Stock Option Committee also amended the Officer Severance Plan such that 90 days after being named a Section 16 Officer, as defined by Rule 16a-1(f) under the Securities Exchange Act 1934, as amended (the “Exchange Act”), of the Company by the Board of Directors, such officer is automatically enrolled as an “Eligible Employee” in the Officer Severance Plan unless otherwise stated by the Committee within the first ninety (90) days after such officer is named a Section 16 Officer, as defined.

On June 8, 2007, we received a written non-binding indication of interest from Luxottica indicating an implied blended value of approximately $28.00 per share based on bifurcated consideration consisting of $27.60 per share in cash for Mr. Jannard’s approximately 65% stake in Oakley and of $28.70 per share in cash to all other shareholders. The indication from Luxottica also proposed a termination fee payable to Luxottica of not less than 4% of the aggregate merger consideration and a reverse termination fee payable to us of $60.0 million to cover all damages and expenses in the event that the transaction were not to close due to certain regulatory reasons.

During the weekend of June 9 and June 10, 2007, multiple discussions were held among Messrs. Davin, Jannard and Olivet, other members of the Negotiation Committee and representatives of Skadden and Goldman Sachs related to the June 8, 2007 letter received from Luxottica. Mr. Jannard reiterated his desire to receive the same consideration per share for his majority position as the other shareholders were to receive.

On June 11, 2007, our Board of Directors sent a letter to Luxottica in response to Luxottica’s June 8, 2007 written non-binding indication of interest indicating pricing guidance from the Board of Directors of $29.50 per share for all shareholders, a termination fee payable to Luxottica of 2.5% of the aggregate merger consideration and a reverse termination fee of 6% of the aggregate merger consideration plus Oakley’s fees and expenses.

Between June 11 and June 15, 2007, Mr. Guerra indicated to Mr. Olivet in a telephone conversation that the previously discussed investment by Mr. Jannard in Luxottica was desirable but not necessary.

On June 16, 2007, Mr. Olivet met with Messrs. Guerra and Cavatorta in Los Angeles, California to discuss preliminary communication plans in the event a transaction with Luxottica was completed. This included communication with Oakley and Luxottica employees, investors, business partners and others.

On June 18 and June 19, 2007, representatives of Oakley, Skadden and Goldman Sachs, on the one hand, and representatives of Luxottica, Winston and Rothschild, on the other, met in the offices of Skadden in Los Angeles, California to negotiate the terms of a definitive merger agreement. At these meetings, Oakley and Luxottica agreed to a purchase price of $29.30 per share in cash and, in the event that the merger is not completed by February 29, 2008, the right of Oakley’s Board of Directors to declare a one-time cash dividend of $0.16 per share. The representatives also negotiated a $69.0 million termination fee and an $80.0 million reverse termination fee and finalized the form of the merger agreement at these meetings. In addition, these representatives, together with Mr. Jannard and representatives of O’Melveny & Myers LLP, counsel to Mr. Jannard, negotiated and finalized the voting agreement, the non-competition agreement and the other agreements with Mr. Jannard referred to in the non-competition agreement.

Following these meetings, on June 20, 2007, the Board of Directors held a special meeting to review the status of the negotiations with Luxottica with respect to the merger agreement, including the proposed price per share, the potential payment of a one-time cash dividend of $0.16 per share in the event that the merger was not completed by February 29, 2008, the termination fee and the reverse termination fee. The voting agreement, the non-competition agreement and the other agreements with Mr. Jannard referred to in the non-competition agreement were also discussed. During this meeting, representatives of Goldman Sachs discussed with the Board of Directors an analysis of the financial terms of the proposed transaction. Goldman Sachs then delivered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of its written opinion of that same date) that, as of June 20, 2007 and based upon and subject to the factors and assumptions as described in its written opinion (a copy of which is attached to this proxy statement as Annex C), the $29.30 in cash per outstanding share of our common stock to be received by the holders of such shares pursuant to the merger agreement was fair from a financial point of view to such holders. Representatives of Skadden and K&L Gates also advised Oakley’s Board of Directors with respect to the merger agreement, the voting agreement and the non-competition agreement. The Board of Directors was aware of management’s views as to potential synergies to be realized by Luxottica from the proposed transaction. After discussion and following deliberations among the directors regarding the factors discussed under “— Fairness of the Merger; Recommendation of Our Board of Directors” on page 19, both the Board of Directors other than Messrs. Jannard and Olivet and the entire Board of Directors unanimously adopted the merger agreement and the transactions contemplated thereby, including the merger, approved other agreements and resolved to recommend that our shareholders approve the merger and the merger agreement at a special meeting of shareholders. During this meeting, the Board of Directors approved the payment to Goldman Sachs of a transaction fee equal to 0.85% of the aggregate consideration paid in the transaction contemplated by the merger agreement, which was within the compensation range contemplated in Goldman Sachs’ engagement letter with Oakley. Following the meeting of our Board of Directors, the merger agreement, the voting agreement and the non-competition agreement were executed. Messrs. Jannard, Olivet, Guerra and Cavatorta then announced the proposed merger with Luxottica to senior management and, subsequently, to Oakley employees after the stock market closed. On the same day, Luxottica and Oakley issued a joint press release announcing the merger agreement and Mr. Jannard’s entry into the voting agreement and the non-competition agreement.

On June 22, 2007, we filed a Current Report on Form 8-K with the SEC disclosing the merger transaction and attaching as exhibits a copy of the definitive merger agreement, the voting agreement, the non-competition agreement and the joint press release issued on June 20, 2007.

Fairness of the Merger; Recommendation of Our Board of Directors

In this section, we refer to our Board of Directors as the “Board.” The Board believes that the merger is substantively and procedurally fair to and in the best interests of Oakley and our shareholders. On June 20, 2007, the Board adopted the merger agreement, authorized the transactions contemplated by the merger agreement, including the merger, and resolved to recommend that our shareholders approve the merger and the merger agreement. In reaching these conclusions, the Board consulted with senior management, the Negotiation Committee and Oakley’s financial and legal advisors regarding a number of factors, including the following:

•	its belief that the $29.30 per share merger consideration would result in greater value to our shareholders than remaining an independent public company, which belief is based upon our historical and then-current financial performance and results of operations, our projected financial performance and our long-term strategy, our competitive position in our industry, the outlook for the industry, general economic and stock market conditions and strategic, business and market risks;

•	the fact that no other person expressed any interest in acquiring all or a substantial part of Oakley’s operations in the year preceding the Board’s adoption of the merger agreement;

•	the potential synergies to be realized by the combined company following the merger;

•	the historical market prices of our common stock and recent trading activity, including the fact that the $29.30 per share merger consideration represented a premium of approximately 16.0% over our closing stock price on June 19, 2007 ($25.26) (the last trading day before the public announcement of the execution of the merger agreement), a premium of approximately 18.0% over our average closing stock price during the 30-day period prior to the public announcement of the execution of the merger agreement ($24.91), and a premium of approximately 24.5% over our average closing stock price during the three-month period prior to the public announcement of the execution of the merger agreement ($23.53);

•	the financial analysis reviewed and discussed with the Board by representatives of Goldman Sachs as well as the oral opinion of Goldman Sachs to the Board (which was subsequently confirmed in writing by delivery of its written opinion dated the same date) that, as of June 20, 2007 and based upon and subject to the factors and assumptions described in its written opinion, the $29.30 in cash per outstanding share of our common stock to be received by the holders of such shares pursuant to the merger agreement was fair from a financial point of view to such holders;

•	that the consideration to be paid in the merger is all cash, which provides certainty of value to our shareholders;

•	the terms of the merger agreement, including the fact that the merger agreement contains provisions that permit us to consider alternative proposals received prior to the shareholders’ approval of the merger agreement at the shareholders’ meeting, and that the voting agreement and the non-competition agreement will terminate if the merger agreement is terminated;

•	that the merger agreement is subject to limited conditions and that the Company would be paid a fee of $80.0 million if certain antitrust regulatory approvals are not obtained; and

•	the likelihood of consummation of the merger, including an assessment of Luxottica’s reputation and financial capability to acquire the Company for the aggregate merger consideration, and that the merger agreement is not subject to any financing condition.

The Board also determined that the process by which we entered into the merger agreement with Luxottica and Luxottica’s Merger Vehicle was fair, and in reaching that determination the Board took into account, in addition to the factors noted above, the following:

•	the consideration and negotiation of the transaction was conducted under the oversight of the members of the Negotiation Committee consisting of certain independent members of our Board, and the merger was approved by both the entire Board other than Messrs. Jannard and Olivet and by the entire Board;

•	the Company was advised by internationally recognized legal and financial advisors. The Company engaged Skadden and K&L Gates as legal counsel and the Board selected Goldman Sachs as financial advisor to advise the Board. In deciding to retain Goldman Sachs to act as Oakley’s financial advisor, the Board was aware that Goldman Sachs (and its affiliates) is a large, global, full-service financial institution that had in the past provided investment banking services and other financial services to Luxottica (and its affiliates) for which Goldman Sachs (or its affiliates) had received compensation. However, prior to deciding to use Goldman Sachs, the Board determined that there existed no conflict of interest between Goldman Sachs and our interests and that such relationships did not impair Goldman Sachs’ ability to render an opinion or to act as the financial advisor to the Board; and

•	the extensive, arm’s-length negotiations with Luxottica over a period of approximately one year.

The Board was aware of and also considered the following adverse factors associated with the merger, among others:

•	that there exists a risk that the merger might not be completed in a timely manner or at all;

•	that our shareholders will have no ongoing equity participation in the surviving corporation following the merger, meaning that they will cease to participate in our future earnings or growth or to benefit from any increases in the value of our stock;

•	that receipt of the merger consideration or the proposed merger generally will be a taxable transaction for our shareholders;

•	that, if the merger is not completed, we will be required to pay our fees and expenses associated with the transaction;

•	that we will be required to pay Luxottica a termination fee if the merger agreement is terminated under certain circumstances; and

•	that, if the merger is not completed, we may be adversely affected due to changes in our business relationships with Luxottica or to potential disruptions in our operations resulting from the failure to realize any benefit from the resources we will have spent in preparing for the merger and the failure to take advantage of other opportunities that may have been available to us while preparing for the merger.

The above discussion is not intended to be exhaustive, but the Company believes it addresses the material information and factors considered by its Board in the Board’s consideration of the merger agreement and the transactions contemplated thereby, including the merger. In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the Board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination. The Board conducted an overall review of the factors described above, as well as others, including thorough discussion with Company management and the Company’s financial and legal advisors, and considered the benefits of the merger to outweigh the risks and the factors overall to be favorable to, and to support, its determination. The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to its ultimate determination. Individual members of the Board may have given different weight to different factors.

Opinion of Our Financial Advisor

Goldman Sachs rendered its opinion to Oakley’s Board of Directors that, as of June 20, 2007 and based upon and subject to the factors and assumptions set forth therein, the $29.30 in cash per outstanding share of common stock of Oakley to be received by the holders of such shares pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated June 20, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of Oakley’s Board of Directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Oakley common stock should vote with respect to the transaction contemplated by the merger agreement or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2006;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company;

•	certain communications from the Company to its shareholders;

•	certain estimates for the Company provided by the Institutional Broker’s Estimate System (IBES) (which compiles forward-looking financial estimates made by equity research analysts for U.S. publicly traded companies); and

•	internal financial analyses and forecasts for the Company prepared by the management of the Company.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, including the risks and uncertainties of achieving the forecasts for the Company prepared by the management of the Company. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of common stock of the Company, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the branded consumer goods and optical industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by it. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs’ opinion does not address any legal, regulatory or tax matters. Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the transaction contemplated by the merger agreement or the relative merits of the transaction contemplated by the merger agreement as compared to any strategic alternatives that may be available to the Company. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board of Directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 18, 2007 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs reviewed the historical trading prices and volumes for the Company’s common stock for the five-year period ended June 18, 2007. In addition, Goldman Sachs compared the consideration to be received by holders of the Company’s common stock pursuant to the merger agreement in relation to certain closing prices and average closing prices of the Company’s common stock during the one-year period ended June 18, 2007.

This analysis indicated that the $29.30 in cash per share of common stock of the Company to be received by holders of such shares pursuant to the merger agreement represented:

•	an implied premium of 17.9% based on the closing price on June 18, 2007 of $24.86 per share;

•	an implied premium of 20.4% based on the closing price on May 29, 2007, the day before certain reports and articles were published speculating on the potential for a transaction between the Company and Luxottica, of $24.34 per share;

•	an implied premium of 14.2% based on the highest closing price during the 52 weeks prior to June 18, 2007 of $25.66;

•	an implied premium of 17.5% based on the average closing price for the four weeks prior to June 18, 2007 of $24.93 per share;

•	an implied premium of 30.1% based on the average closing price for the six months prior to June 18, 2007 of $22.53 per share; and

•	an implied premium of 47.7% based on the average closing price for the 12 months prior to June 18, 2007 of $19.83 per share.

In addition, Goldman Sachs reviewed the consideration paid in M&A transactions involving aggregate consideration between $1.5 billion and $2.5 billion during the three years ended June 18, 2007. Goldman Sachs calculated the median of the premiums that the consideration paid in each such transaction represented over the average closing price of the target’s common stock during the four-week period prior to the announcement of such transaction. Goldman Sachs calculated a median premium of 19.3% for the precedent transactions in the last twelve months through June 18, 2007 (consisting of 97 transactions) and a median premium of 17.3% for the precedent transactions in the last three years through June 18, 2007 (consisting of 219 transactions).

Selected Companies Analysis.  Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following U.S. and international publicly traded corporations in the branded apparel, eyewear, footwear and luxury retail industries:

•	Coach, Inc.

•	Polo Ralph Lauren Corporation

•	Columbia Sportswear Company

•	The Timberland Company

•	Quiksilver, Inc.

•	VF Corporation

•	Nike, Inc.

•	Luxottica Group S.p.A.

•	Burberry Group plc

•	LVMH Moët Hennessy — Louis Vuitton SA

•	Safilo Group S.p.A.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

Goldman Sachs also calculated and compared various financial multiples and ratios for the selected companies and the Company. The financial multiples and ratios for the selected companies were calculated using the market closing price on June 18, 2007, recent financial data Goldman Sachs obtained from SEC filings and IBES estimates. The financial multiples and ratios for the Company were calculated using the market closing price on June 18, 2007 and the $29.30 in cash per share of common stock of the Company to be received by the holders of such shares pursuant to the merger agreement, financial data provided by the Company’s management, projections provided by the Company’s management dated October 2006 and IBES estimates. With respect to the selected companies, Goldman Sachs calculated the following and compared them to the results for the Company:

•	price per share as a multiple of the estimated earnings per share (EPS) for calendar years 2007 and 2008, respectively;

•	enterprise value (which is the market value of common equity on a diluted basis, including outstanding RSUs and outstanding stock options computed using the treasury method, plus the amount of debt less cash and cash equivalents) as a multiple of the latest twelve months (LTM) earnings before interest, taxes, depreciation and amortization (EBITDA) as of March 31, 2007 and June 30, 2007 (estimated), respectively; and

•	enterprise value as a multiple of estimated EBITDA for calendar year 2007.

The results of these analyses are summarized as follows:

					Company ($24.86 Closing Price
					on June 18, 2007)				Company ($29.30 Deal Price)
	Selected Companies				Management				Management
Price per Share as a Multiple of:	Range		Median		Projections		IBES Estimates		Projections		IBES Estimates

2007E EPS	17.2x-26.2	x	22.3	x	23.7	x	25.4	x	28.0	x	29.9	x
2008E EPS	15.0x-21.7	x	17.4	x	18.3	x	21.1	x	21.6	x	24.8	x

					Company ($24.86 Closing Price on June 18, 2007)				Company ($29.30 Deal Price)
	Selected Companies				LTM 31-		LTM 30-		LTM 31-		LTM 30-
Enterprise Value as a Multiple of:	Range		Median		Mar-07		Jun-07		Mar-07		Jun-07

LTM EBITDA	7.7x-17.0	x	13.0	x	15.7	x	14.8	x	18.3	x	17.3x

					Company ($24.86 Closing Price on June 18, 2007)				Company ($29.30 Deal Price)
	Selected Companies				Management		IBES		Management		IBES
Enterprise Value as a Multiple of:	Range		Median		Projections		Estimates		Projections		Estimates

2007E EBITDA	8.2x-14.8	x	11.8	x	11.9	x	13.4	x	13.9	x	15.7x

Goldman Sachs also reviewed the market value per share of common stock as of June 18, 2007 and calculated the average market value per share of common stock over the one-year, three-year and five-year periods ended June 18, 2007 and over the trailing twelve month (TTM) periods ended June 18, 2007, June 18, 2006, June 18, 2005, June 18, 2004 and June 18, 2003, in each case as a multiple of the IBES estimated EPS for the respective next twelve months (the Forward P/E Multiple) for the Company, for a selected branded composite of corporations (including Coach, Inc., Polo Ralph Lauren Corporation, Columbia Sportswear Company, The Timberland Company, Quiksilver, Inc., VF Corporation and Nike, Inc.) and for the S&P 500 Index, and compared them to the implied Forward P/E Multiple for the Company determined on the basis of the $29.30 in cash per share of common stock of the Company to be received by holders of such shares pursuant to the merger agreement. The following tables show the results of the analysis:

	Forward P/E Multiples
	Implied at Deal		June 18,		1-Year		3-Year		5-Year
	Price ($29.30)		2007		Average		Average		Average

Company	27.3	x	23.1	x	21.4	x	20.0	x	19.0	x
Selected Branded Composite			19.1		16.3		15.4		15.2
S&P 500			15.6		14.7		15.1		15.8

			Trailing
	Implied at Deal		Twelve Months		TTM		TTM		TTM		TTM
	Price ($29.30)		(TTM) June-2007		June-2006		June-2005		June-2004		June-2003

Company	27.3	x	21.4	x	20.1	x	18.5	x	19.6	x	15.4	x
Selected Branded Composite			16.3		14.9		15.0		15.4		14.2
S&P 500			14.7		14.8		15.8		17.4		16.1

Finally, Goldman Sachs calculated the enterprise value as of June 18, 2007 and the average enterprise value over the one-year, three-year and five-year periods ended June 18, 2007 and over the trailing twelve month (TTM) periods ended June 18, 2007, June 18, 2006, June 18, 2005, June 18, 2004 and June 18, 2003 as a multiple of the EBITDA for the respective latest twelve months (Enterprise Value/LTM EBITDA Multiples) for the Company and for the same selected branded composite of corporations described above, and compared them to the implied Enterprise Value/LTM EBITDA Multiple for the Company determined on the basis of the $29.30 in cash per share of common stock of the Company to be received by holders of such shares pursuant to the merger agreement. The following tables show the results of the analysis:

Enterprise Value/LTM EBITDA Multiples

	Implied at Deal				1-Year		3-Year		5-Year
	Price ($29.30)		June 18, 2007		Average		Average		Average

Company	18.3	x	15.7	x	12.6	x	10.3	x	9.8	x
Selected Branded Composite			11.8		10.0		9.2		9.2

	Implied at Deal		TTM		TTM		TTM		TTM		TTM
	Price ($29.30)		June-2007		June-2006		June-2005		June-2004		June-2003

Company	18.3	x	12.6	x	9.6	x	8.8	x	9.7	x	8.3	x
Selected Branded Composite			10.0		8.5		9.2		9.7		8.6

Selected Transaction Analysis.  Goldman Sachs reviewed certain public information relating to certain selected transactions in the optics industry since June 28, 1999. In particular, Goldman Sachs considered the following optics transactions:

Acquiror	Target	Effective Date

Company	Eye Safety Systems, Inc.	12-Jan-2007
Luxottica Group S.p.A.	Cole National Corporation	04-Oct-2004
Luxottica Group S.p.A.	OPSM Group PTY Limited	02-Sep-2003
Luxottica Group S.p.A.	Sunglass Hut International, Inc.	06-Apr-2001
Worldwide Sports, Inc.	Serengeti Eyewear, Inc.	14-Jul-2000
Worldwide Sports, Inc.	Bolle Inc.	22-Feb-2000
Luxottica Group S.p.A.	Bausch & Lomb Inc. — Ray-Ban Sun Optics, Inc.	28-Jun-1999

Goldman Sachs also reviewed certain public information relating to certain selected transactions in the branded goods industry since July 2002. In particular, Goldman Sachs considered the following branded goods transactions:

Announcement
Acquiror	Target	Date

Jarden Corporation	K2 Inc.	Apr-2007
PPR SA	PUMA AG	Apr-2007
Berkshire Partners LLC	Citizens of Humanity, LLC	Feb-2006
Riddell Bell Holdings, Inc.	Easton Sports Inc.	Feb-2006
Adidas AG	Reebok International Ltd.	Aug-2005
Amer Sports Oyj	Salomon SA	May-2005
Bear Stearns Merchant Banking, LLC	Seven for All Mankind, LLC	Mar-2005
Quiksilver Inc.	Skis Rossignol SA	Mar-2005
Jones Apparel Group, Inc.	Barneys New York, Inc.	Nov-2004
Riddell Sports Group, Inc.	Bell Sports Corp.	Aug-2004
K2 Inc.	Volk Sports Holding AG	Jun-2004
K2 Inc.	Marmot Mountain, LLC	Jun-2004
Oxford Industries, Inc.	Ben Sherman, Ltd.	Jun-2004
VF Corporation	Vans, Inc.	Apr-2004
VF Corporation	Nautica Enterprises, Inc.	Jul-2003
Liz Claiborne, Inc.	Juicy Couture, Inc.	Mar-2003
K2 Inc.	Rawling Sports Goods Company, Inc.	Dec-2002
Liz Claiborne, Inc.	Ellen Tracy, Inc.	Sep-2002
Jones Apparel Group, Inc.	RSV Sports, Inc (l.e.i.)	Jul-2002

For the transaction contemplated by the merger agreement and each of the selected transactions, Goldman Sachs calculated and compared:

•	enterprise value as a multiple of LTM revenue; and

•	enterprise value as a multiple of LTM EBITDA.

While none of the companies that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s operations.

The following table presents the results of this analysis:

	Selected Optic						Selected Branded
	Transactions						Transactions						Proposed
Enterprise Value as a Multiple of:	Range		Mean		Median		Range		Mean		Median		Transaction

LTM Revenue	0.6x-2.8	x	1.4	x	1.3	x	0.6-3.8	x	1.2	x	1.0	x	2.8x
LTM EBITDA	2.7x-13.3	x	8.9	x	8.4	x	6.3x-15.2	x	10.2	x	9.7	x	18.3x

Present Value of Future Stock Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future stock price of the Company, which is designed to provide an indication of the present value of a theoretical future stock price as a function of the Company’s estimated future earnings per share and its assumed price to future earnings multiple. For this analysis, Goldman Sachs used the financial forecasts for the Company prepared by management for each of the fiscal years 2007 to 2011 and sensitivities to such forecasts. Such sensitivities included an illustrative range of compounded annual sales growth rates for 2007 to 2011 of 8.5% to 12.5% and illustrative target EBITDA margins of 15.4% to 17.4% in 2011. Finally, Goldman Sachs also analyzed the present value of future share prices implied by IBES median

EPS estimates from 2007 to 2009 and the EPS implied by the IBES long-term EPS growth rate of 15% for 2009 to 2011.

Goldman Sachs first calculated the implied per share values for the Company’s common stock for each of the fiscal years 2007 to 2011, by applying price to forward earnings multiples of 18.0x to 25.0x to EPS estimates for each of the fiscal years 2007 to 2011 and then discounted these implied future stock prices in 2008, 2009, 2010 and 2011 values back one, two, three and four years, respectively, using an equity discount rate of 12.1%. This analysis resulted in the following ranges of implied present values per share of the common stock of the Company:

•	Based on management projections: $18.84 to $38.48;

•	Based on an illustrative range of compounded annual sales growth rates of 8.5% to 12.5% and illustrative target EBITDA margins of 15.4% to 17.4% in 2011: $15.26 to $30.80; and

•	Based on IBES median EPS estimates from 2007 to 2009 and the EPS implied by the IBES long-term EPS growth rate of 15% for 2009 to 2011: $17.64 to $29.10.

Discounted Cash Flow Analysis.  Goldman Sachs performed an illustrative discounted cash flow analysis to determine a range of implied present values per share of the Company’s common stock. All cash flows were discounted to June 30, 2007 and terminal values were based upon EBITDA multiples of estimated EBITDA for 2011. Forecasted financial information used in this analysis was based on the projections for the Company provided by the Company’s management. In performing this analysis, Goldman Sachs applied discount rates ranging from 9.3% to 13.3% reflecting estimates of the weighted average cost of capital of the Company, and terminal EBITDA multiples ranging from 9.0x to 13.0x. This analysis resulted in a range of implied present values per share of the Company’s common stock of $25.72 to $41.91.

Using the same projections provided by the Company’s management, Goldman Sachs also performed a sensitivity analysis to analyze the effect of changes in annual sales growth and EBITDA margins from 2007 to 2011. The analysis utilized (1) a range of operational sensitivities such that the target EBITDA margin that is achieved on a straight-line basis to 2011 ranges from 15.4% to 19.4%, (2) a range of compounded annual sales growth rates of 8.5% to 14.5% from 2007 to 2011, (3) a terminal EBITDA multiple of 11.0x and (4) a discount rate of 11.3% discounted to June 30, 2007. This analysis resulted in a range of implied present values per share of the Company’s common stock of $21.03 to $33.20.

In conducting the illustrative discounted cash flow analyses, Goldman Sachs used a range of discount rates derived by utilizing a weighted average cost of capital analysis. The applied discount rates were based upon Goldman Sachs’ judgment of an illustrative range based upon the above analysis. In order to calculate terminal values, Goldman Sachs selected exit multiples based on a review of the Company’s historical latest twelve month EBITDA multiples and the latest twelve month EBITDA multiples of selected companies which exhibited similar business characteristics to the Company or one of its business units.

Leveraged Buyout Analysis.  Goldman Sachs performed an illustrative leveraged buyout analysis using projections provided by the Company’s management. In performing the illustrative leveraged buyout analysis, Goldman Sachs assumed an illustrative internal rate of equity return to a hypothetical financial buyer of 20.0% and an exit at the end of 2011 at an EBITDA multiple of 11.0x. Based on (1) a range of operational sensitivities such that the target EBITDA margin that is achieved on a straight-line basis to 2011 ranges from 15.4% to 19.4%, and (2) a range of compounded annual sales growth rates of 8.5% to 14.5% from 2007 to 2011, the analysis resulted in illustrative implied prices of $24.97 to $34.19 per share at which a hypothetical financial buyer could acquire the Company and achieve the assumed illustrative internal rate of equity return of 20.0%.

Illustrative Recapitalization Analysis.  Goldman Sachs performed an illustrative recapitalization analysis to illustrate to the Board the implied effect on the Company’s 2008 and 2009 earnings per share resulting from a debt-financed repurchase by Oakley of a portion of its outstanding common stock at a price of $29.30 per share reflecting the same cash consideration that would be delivered to Oakley’s shareholders in the merger. In the illustrative recapitalization analysis, Goldman Sachs assumed that the Company used net proceeds from new debt financings of $200 million and $400 million to fund a share repurchase at a price of $29.30 per share of Company common stock. Goldman Sachs used projections for the Company provided by the Company’s management and IBES estimates and assumed the transactions occurred before the end of fiscal year 2007. The results of the analysis are summarized in the following table:

Total Transaction Size	$200.0 Million	$400.0 Million

Management 2008E EPS	$1.36	$1.36
% Accretion/(Dilution)	(1.2)%	(2.7)%
IBES Median 2008E EPS	$1.18	$1.18
% Accretion/(Dilution)	(3.0)%	(6.6)%
Management 2009E EPS	$1.77	$1.77
% Accretion/(Dilution)	1.6%	3.5%
IBES Median 2009E EPS	$1.39	$1.39
% Accretion/(Dilution)	(0.9)%	(2.0)%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the transaction contemplated by the merger agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company’s board of directors as to fairness from a financial point of view to the holders of shares of common stock of the Company of the $29.30 in cash per share of common stock to be received by the holders of such shares pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms’-length negotiations between the Company and Luxottica and was approved by the Company’s board of directors. Goldman Sachs participated in certain of the negotiations leading to the transaction contemplated by the merger agreement. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction contemplated by the merger agreement.

As described above, Goldman Sachs’ opinion to the Company’s Board of Directors was one of many factors taken into consideration by the Company’s Board of Directors in making its determination to adopt the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. In addition, Goldman Sachs and its affiliates from time to time have provided certain investment banking and other financial services to Luxottica and its affiliates, including having acted as financial advisor to Luxottica in connection with its acquisition of Cole National Corporation in October 2004 and its sale of Things Remembered Inc. in September 2006. Goldman Sachs and its affiliates also may provide investment banking and other financial services to the Company, Luxottica and their respective affiliates in the future. In connection with the above-described investment banking and other financial services, Goldman Sachs has received, and may receive, compensation.

Goldman Sachs and its affiliates engage for their own accounts or the accounts of third parties in securities trading, investment management, principal investment, financial planning and benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may provide such services to the Company, Luxottica and their respective affiliates, and may at any time hold long or short positions, and actively trade or effect transactions in, the equity, debt or other securities and financial instruments (including bank loans and other obligations) of the Company and Luxottica.

The Board of Directors of Oakley selected Goldman Sachs as Oakley’s financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. Pursuant to a letter agreement, dated September 11, 2000, Oakley engaged Goldman Sachs to act as its financial advisor in connection with the transaction contemplated by the merger agreement. Pursuant to the terms of this engagement letter, Oakley will pay to Goldman Sachs a transaction fee of 0.85% of the aggregate consideration paid in the transaction contemplated by the merger agreement, or approximately $19.0 million. All of the transaction fee is payable upon consummation of the transaction contemplated by the merger agreement. In addition, Oakley has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the fees and disbursements of Goldman Sachs’ outside attorneys, and to indemnify Goldman Sachs and related persons against certain liabilities arising out of its engagement. The investment banking division of Goldman Sachs has not had any material engagements with Oakley or any of its affiliates within the past two years for which it has received fees for services.

Our Financial Projections and Underlying Assumptions

The following is a summary of selected key assumptions underlying the projected financial information referenced in this proxy statement and provided (on a confidential basis) by us to Luxottica and Goldman Sachs in October 2006. These assumptions do not give effect to the merger. None of our independent auditors or any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to the projected financial information, nor have they expressed any opinion or given any form of assurance on the reasonableness of the assumptions. Projected financial information constitutes forward-looking statements. For information on factors that may cause our future financial results to vary materially, see “Forward-Looking Statements” beginning on page 66.

In preparing the forecast that was provided to Luxottica and Goldman Sachs, our management applied projected growth rates for net sales between 11.5% and 27.4% annually from 2007 to 2011. Operating and administrative expenses in 2007 to 2011 varied in relation to projected sales as well as product and channel mix, but, in all cases, the Company would experience selling, general and administrative (“SG&A”) expense leverage from slower growth in SG&A expense relative to sales and execute a shift of SG&A expense toward demand creation spending, which would directly support the Company’s growth.

Projected operating income margins in 2007 to 2011 ranged from 12.4% to 16.0%. The assumptions underlying these financial projections were different from the assumptions reflected in the guidance that we have provided to the public, which was generally more conservative. Further, given the past and expected growth in our business, including through acquisitions, we used wider ranges in our estimates than we would have applied at lower growth rates.

Additional key assumptions we made when preparing the financial projections included that:

•	acquisitions that were pending or being negotiated at the time the forecast was prepared would close at an assumed purchase price and cost of financing;

•	we would experience continued positive comparable store sales growth in all of our retail concepts at rates that exceed general retail and eyewear industry rates;

•	our wholesale revenue growth would be favorably affected by recent operating initiatives and would not be significantly impacted by our increased retail store growth;

•	we would make planned investments in new retail stores, there would be no delays or timing issues associated with finding and negotiating appropriate retail locations, we would be able to successfully negotiate and close some retail acquisitions as part of our new store opening plan, and all such new retail stores would perform in line with our expectations;

•	increased manufacturing efficiencies would result from expected increases in sales volume and from transitioning manufacturing of products of certain acquired businesses to our own facilities;

•	SG&A expense would increase at a lower rate than sales despite the increasing complexity of the business in terms of product, geography and channel, and at the same time, we would be able to adjust SG&A expense mix in favor of demand creation spending, which would in turn support the Company’s growth; and

•	we would not effect further share repurchases and that our effective tax rate would be as predicted.

This is not a complete list of assumptions nor is the order of the assumptions noted above necessarily reflective of their relative importance to our financial projections. We believe the assumptions that our management used as a basis for the projected financial information were reasonable at the time this projected financial information was prepared, given the information our management had at the time. However, the projected financial information:

•	necessarily required numerous assumptions, including those outlined above, many of which are beyond our control and may not prove to have been accurate;

•	does not necessarily reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred since their preparation or that may occur in the future; and

•	should not be regarded as a representation that the projections will be achieved.

We cannot assure you that the projected financial information referred to in the proxy statement will be realized or that future financial results will not materially vary from such projections. We have not prepared any updated projections nor do we intend to update or revise assumptions or the related projected financial information.

As described above and subject to the limitations and assumptions set forth above, in October 2006 we provided financial projections to Luxottica and Goldman Sachs as summarized below:

(in thousands, except per share amounts and net new store count)

	2007	2008	2009	2010	2011

Net Sales	$971,328	$1,143,544	$1,323,475	$1,495,624	$1,667,816
Operating Income	120,487	153,613	196,459	233,459	266,639
Net Income	73,446	96,231	127,045	153,805	178,273
EPS	1.05	1.36	1.77	2.12	2.43
Net New Stores	65	70	74	74	70
Capital Expenditures	67,500	72,500	67,500	67,500	72,600

The projections regarding capital expenditures included in this table reflect updates to the October 2006 projected financial information and were provided to Luxottica in May 2007, in connection with the negotiation of the capital expenditures covenant in the merger agreement and prior to the execution of the merger agreement. No other financial information was updated and no other financial projections were provided.

Certain Effects of the Merger

If the merger is completed, all of our equity interests will be owned by Luxottica. None of our current shareholders will have any ownership interest in, or be a shareholder of, Luxottica or the Company after the completion of the merger. As a result, our current shareholders will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Luxottica will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each of our shareholders (other than those who properly assert their dissenters’ rights under Washington law) will be entitled to receive $29.30 in cash, without interest, for each share of our common stock held.

Each holder of options outstanding at the closing of the merger, whether or not vested, will be entitled to receive, upon the completion of the merger, a cash payment equal to the amount by which $29.30 exceeds the per share exercise price of the option, multiplied by the number of shares of our common stock underlying the option, without interest. At the effective time of the merger, all options to acquire shares of our common stock will be cancelled. In addition, each share of Company restricted stock that is outstanding prior to the merger will be treated as having been fully vested at the effective time of the merger and will be converted into the right to receive $29.30 per share in cash, without interest. All dividend equivalents, if any, credited to the account of each holder of restricted stock as of the effective time of the merger will be distributed to the holder at the effective time of the merger, without interest. See “— Interests of Certain Persons in the Merger” beginning on page 31.

The merger agreement provides that all performance units under the LTIP will be cancelled in connection with the merger and cease to exist, and, in its place, the LTIP will be modified by the Company prior to, but effective as of, the effective time of the merger. It is expected that the modified LTIP awards will take the following form: Immediately prior to the consummation of the merger, the Compensation and Stock Option Committee will determine the applicable Performance Percentages of current dollar and performance-unit targets that will be used in determining the award payouts under the LTIP, based on the outstanding awards at that time. Each participant’s Total Award will be payable in cash and equal to the sum of (i) the applicable Performance Percentage multiplied by the participant’s target cash award and (ii) the applicable Performance Percentage multiplied by the value of the participant’s target performance unit award. Payment of the Total Award will be made in two equal installments, generally at the closing of the merger and on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with Oakley on the applicable payment date.

Our common stock is registered as a class of equity security under the Exchange Act. Luxottica intends to terminate the registration of our common stock under the Exchange Act upon the Company’s application to the SEC as soon as practicable following the effective time of the merger. Termination of registration of our common stock under the Exchange Act will eliminate the Company’s obligation to furnish information to its shareholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with a shareholders’ meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Plans for Oakley after the Merger

Upon consummation of the merger, Oakley’s common stock will cease to be publicly traded. Following the consummation of the merger, the registration of Oakley’s common stock and Oakley’s reporting obligations under the Exchange Act with respect to our common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, our common stock will no longer be listed on any exchange or quotation system, including the New York Stock Exchange, and price quotations will no longer be available.

Conduct of Our Business if the Merger is Not Completed

In the event that the merger and the merger agreement are not approved by our shareholders or if the merger is not completed for any other reason, our shareholders would not receive any payment for their shares of our common stock. Instead, we would remain a stand-alone public company, our common stock would continue to be listed and traded on the New York Stock Exchange and our shareholders would continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of our common stock may decline as the current market price of our stock may reflect a market assumption that the merger will be completed. From time to time, our Board of Directors would evaluate and review our business operations, properties, dividend policy and capitalization, and, among other things, make such changes as are deemed appropriate. In addition, our Board of Directors might seek to identify strategic alternatives to maximize shareholder value. If the merger and the merger agreement are not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and recommend an alternative transaction. See “The Merger Agreement — Termination of Merger Agreement” beginning on page 55.

Under certain circumstances, if the merger is not completed, we will be obligated to pay Luxottica a termination fee of $69.0 million. Under other sets of circumstances where there has been a failure to obtain certain antitrust regulatory clearances, Luxottica’s Merger Vehicle will be obligated to pay us a termination fee of $80.0 million (unconditionally guaranteed by Luxottica). See “The Merger Agreement — Termination Fees” beginning on page 57.

Financing for the Merger; Source and Amount of Funds

The merger is not subject to a financing contingency. Luxottica intends to fund the merger with cash on hand, available lines of credit and credit facilities to be available at the closing.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board of Directors with respect to the merger, you should be aware that certain officers and directors of Oakley may have interests in the transaction that are different from, and/or in addition to, the interests of Oakley’s other shareholders. Our Board of Directors was aware of such interests and considered them, among other matters, in adopting the merger agreement and the transactions contemplated thereby, including the merger, and recommending that Oakley’s shareholders vote in favor of approving the merger and the merger agreement.

Continuation of Employment

Luxottica has indicated its intent to continue to employ members of Oakley’s management following the merger. In connection with their anticipated continued employment with Oakley, certain members of our management may be granted incentive equity in Luxottica and/or one or more of its subsidiaries following the effective time of the merger.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement provides, for a period of six years following the effective time of the merger, for continuation of indemnification for individuals who were directors, officers, employees or agents of the

Company at or prior to the effective time of the merger and the maintenance by the Company (as the surviving corporation) of the Company’s current policies of directors’ and officers’ liability insurance or comparable policies including a “tail” policy for such six-year period.

The indemnification and insurance provisions of the merger agreement are more fully described under “The Merger Agreement — Indemnification of Directors and Officers; Insurance.”

Long-Term Incentive Plan

Each of the Company’s executive officers and other key employees participates in the Company’s Long-Term Incentive Plan. The performance measures set forth in the current LTIP relate principally to the Company’s financial performance in 2008. The merger agreement provides that all performance units under the LTIP will be cancelled in connection with the merger and cease to exist, and, in its place, the LTIP will be modified by the Company prior to, but effective as of, the effective time of the merger. It is expected that the modified LTIP awards will take the following form: Immediately prior to the consummation of the merger, the Compensation and Stock Option Committee will determine the applicable Performance Percentages of current dollar and performance-unit targets that will be used in determining the award payouts under the LTIP, based on the outstanding awards at that time. The Compensation and Stock Option Committee, in determining the Performance Percentages, will consider the Company’s financial performance through the date of such determination, together with projections for the Company’s business after consummation of the merger and other relevant factors. Each participant’s Total Award will be payable in cash and equal to the sum of (i) the applicable Performance Percentage multiplied by the participant’s target cash award and (ii) the applicable Performance Percentage multiplied by the value of the participant’s target performance unit award. Payment of the Total Award will be made in two equal installments, generally at the closing of the merger and on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with Oakley on the applicable payment date.

Continuation of Employee Benefits

Under the merger agreement, Luxottica has agreed to cause Luxottica’s Merger Vehicle to maintain certain compensation and benefits of employees for a limited period after the effective time of the merger. See “The Merger Agreement — Employees and Employee Benefits” beginning on page 53.

Treatment of Existing Stock Options and Restricted Stock

The merger agreement provides that each holder of an outstanding option to purchase the Company’s common stock (whether vested or unvested) will, at the effective time of the merger, be entitled to receive a cash payment in an amount equal to $29.30 minus the per share exercise price of the option, multiplied by the number of shares available for purchase under the option. In addition, each share of Company restricted stock that is outstanding prior to the merger will be treated as having been fully vested at the effective time of the merger and will be converted into the right to receive $29.30 per share in cash, without interest. All dividend equivalents, if any, credited to the account of each holder of restricted stock as of the effective time of the merger will be distributed to the holder at the effective time of the merger, without interest. See “The Merger Agreement — Treatment of Stock Options and Other Stock Rights” for a more complete description of the treatment of the relevant plans under which such stock options and other stock-based awards were issued.

The table below sets forth, as of August 20, 2007, for each of our directors, executive officers, and for such persons as a group:

•	the number of shares of our common stock held by such persons;

•	the number of shares of our common stock that may be acquired upon exercise of stock options (both vested and unvested) held by such persons as well as the weighted average exercise price of such vested and unvested options;

•	the number of shares of our restricted stock held by such persons;

•	the maximum aggregate cash payment that may be made in respect of the modified LTIP awards, of which 50% would be paid in full at closing and the remaining 50% would be paid in full on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with the Company on the applicable payment date; and

•	the aggregate cash payment that may be made in respect of such shares of stock, stock options, restricted stock and LTIP awards in connection with the consummation of the merger.

			Weighted		Weighted
			Average		Average		Maximum LTIP Awards
			Exercise		Exercise		Payable
	Shares of		Price of		Price of			On First	Total
	Common	Vested	Vested	Unvested	Unvested	Restricted		Anniversary	Resulting
	Stock	Options	Options	Options	Options	Stock	At Closing	of Closing	Consideration

Executive Officers
Jim Jannard	44,426,400	119,315	$14.04	—	—	—	—	—	$1,303,514,205
D. Scott Olivet	44,700	170,000	$17.62	374,000	$18.14	120,000	$1,019,294	$1,019,294	$12,993,898
Colin Baden	26,589	140,170	$13.98	76,000	$18.04	31,875	$470,548	$470,548	$5,656,988
Richard Shields	—	12,000	$15.02	78,000	$17.19	25,000	$410,470	$410,470	$2,669,640
Jon Krause	5,421	130,670	$12.97	58,000	$17.99	25,312	$410,106	$410,106	$4,511,171
Kent Lane	8,029	127,786	$12.84	58,000	$17.99	25,312	$376,154	$376,154	$4,488,564
Scott Bowers	—	75,670	$16.03	58,000	$17.99	25,312	$305,993	$305,993	$3,013,888
Donna Gordon	1,606	57,671	$15.59	22,000	$17.64	7,500	$264,353	$264,353	$1,842,993
Cos Lykos	6,807	7,000	$15.13	58,000	$17.99	23,437	$399,563	$399,563	$2,440,725
Link Newcomb(1)	8,249	63,000	$17.24	12,000	$15.13	37,500	—	—	$2,270,497

Non-Executive Directors
Tom Davin	19,000	11,530	$11.51	—	—	4,500	—	—	$893,668
Mary George	12,000	—	—	—	—	4,500	—	—	$483,450
Jeffrey Moorad	2,071	—	—	—	—	4,500	—	—	$192,530
Colombe Nicholas(2)	9,000	—	—	—	—	—	—	—	$263,700
Michael Puntoriero	10,886	—	—	—	—	4,500	—	—	$450,810
Greg Trojan	9,000	—	—	—	—	4,500	—	—	$395,550
Frits van Paasschen	15,193	—	—	—	—	4,500	—	—	$577,005

(1)	Mr. Newcomb resigned as a director and executive officer of the Company in October 2006 but continues to be employed by the Company as Senior Advisor to the Chief Executive Officer of the Company.

(2)	Ms. Nicholas declined to stand for reelection in June 2007.

Receipt of Certain Benefits by Mr. Jannard from Luxottica in Connection With the Non-Competition Agreement

As part of the non-competition agreement, Luxottica agreed that Mr. Jannard will continue to be entitled, during his lifetime, to full company-paid medical and health insurance for himself and his immediate family at a level no less favorable than that in effect for the benefit of the Company’s senior executive officers.

Additionally, in connection with the non-competition agreement and upon consummation of the merger, Luxottica will enter into certain agreements with Mr. Jannard or entities owned by Mr. Jannard continuing to grant him, among other things, the right to remove from the Company’s premises any and all materials containing the history of the Company as a business entity, including discontinued advertising and other marketing materials and product samples produced prior to May 1998, extending the term to the second anniversary of the effective time of the merger of a trademark licensing agreement benefiting Mr. Jannard indirectly through an entity owned by Mr. Jannard as well as extending the term to January 31, 2009 of the lease agreement and the time sharing agreements relating to the plane owned by Mr. Jannard (described below).

In 2003, the Company leased an aircraft from N2T, Inc. (“N2T”), an Oregon corporation owned by Mr. Jannard, under which the Company was to make aggregate annual lease payments of $90,000 as well as bear all costs and expenses of operating and maintaining the aircraft. Due to operational issues, Mr. Jannard returned the plane to the manufacturer in late 2003 and received a loaned plane to be used until a new plane was received. The Company subsequently terminated the lease agreement and, in December 2003, entered into a new aircraft lease agreement (the “December 2003 Lease Agreement”) under which the Company is responsible only for the costs and expenses of operating and maintaining the loaned plane and is not responsible for making any lease payments for its use of the aircraft. In September 2005, the Company entered into the First Amendment to Aircraft Lease (the “First Amendment”) with N2T wherein, effective June 1, 2005, the Company was to make aggregate annual rent and maintenance payments of approximately $0.2 million to N2T. It was agreed that at such time that N2T received a new plane from the manufacturer, the First Amendment would automatically terminate and the provisions of the December 2003 Lease Agreement would govern. In January 2006, N2T received a new plane from the manufacturer, which triggered the termination of the First Amendment and the reversion to the December 2003 Lease Agreement. The Company subsequently entered into time sharing agreements with each of Mr. Jannard and certain entities owned or controlled by him in order for Mr. Jannard or those entities owned or controlled by him to share in the use of the new plane.

In November 2006, the Company and N2T terminated, by mutual agreement effective as of January 30, 2006, the December 2003 Lease Agreement and entered into a new aircraft lease agreement (the “Lease Agreement”), effective January 30, 2006, under which the Company pays to N2T to lease the aircraft a base annual rent of $90,000 per year and an additional rent of up to $7,955 per month. The Company also pays all property taxes, tolls, license fees or assessments and landing fees that may be levied or assessed by any government against the aircraft or use of the aircraft, in each case to the extent attributable to the period of the term of the Lease Agreement, and any rental, sales or use tax that may be imposed on or with respect to the amount of the rent to be paid under the Lease Agreement. The Lease Agreement has a one-year initial term and, unless terminated by either party, renews automatically for successive one-year terms. The Company paid approximately $0.2 million in 2006 and $0.1 million in 2005 to N2T for the rental and maintenance fees on such aircraft; the Company made no lease or rental payments to N2T during 2004. The Company incurred approximately $0.8 million in 2006, $0.9 million in 2005 and $1.8 million in 2004 in costs and expenses associated with the aircraft, net of amounts reimbursed by Mr. Jannard and his affiliates of approximately $1.3 million in 2006, $1.4 million in 2005 and $0.1 million in 2004 for operating costs related to use of the aircraft unrelated to the Company’s business.

Severance Arrangements under Mr. Olivet’s Employment Agreement, Mr. Newcomb’s Severance Agreement, Our Severance Plans, Our LTIP Award Agreements and Our Deferred Compensation Plans

Mr. Olivet’s employment agreement provides that if Mr. Olivet is terminated without cause or if Mr. Olivet terminates employment for good reason and in consideration for a unilateral release of all known or unknown claims against Oakley as of the severance date, Mr. Olivet will receive: (i) 18 months of base compensation; (ii) the accrued but unpaid bonus attributable to the calendar year ended immediately prior to the calendar year in which the termination occurred; (iii) the pro rata portion of the bonus payable for the calendar year in which termination occurred, based on actual results through the calendar quarter ended immediately prior to the date of termination (the “Stub Period”) compared to the fiscal target related to such bonus period; (iv) the target bonus divided by 12 and multiplied by 18 minus the number of months in the Stub Period; (v) the accelerated vesting for that portion of option shares and restricted stock that are outstanding as of the date of termination, if any, which would have vested within 12 months after the date of termination; and (vi) payment of continuation of certain benefit premiums for coverage under Oakley’s medical or dental plans for up to 18 months following termination of employment. If such termination occurs within 24 months following a change in control, all unvested option shares and restricted stock will become immediately vested and exercisable. Any payments made to Mr. Olivet following or in connection with a change in control will be grossed-up as necessary to adjust for the imposition of excise taxes under Section 280G of the Internal Revenue Code. Mr. Olivet’s agreement also contains non-solicitation provisions effective through the term of the agreement and for a period of eighteen months thereafter.

Additionally, if Mr. Olivet is terminated without cause or if Mr. Olivet terminates his employment for good reason after July 1 of any fiscal year and Mr. Olivet is granted restricted stock that is subject to pre-established performance goals that would trigger accelerated vesting of the restricted stock, which the plan administrator concludes were met at the end of such fiscal year, then those shares of restricted stock that are subject to the performance acceleration for such fiscal year will become vested on the date the plan administrator determines the performance acceleration criteria were met, with the exact number of restricted shares vesting being based pro rata on the number of days such participant was employed by the Company in such fiscal year.

On May 31, 2007, in connection with its regular review of the Company’s severance arrangements and unrelated to the proposed transaction, the Compensation and Stock Option Committee approved an amendment to Mr. Olivet’s employment agreement which provides that in the event Mr. Olivet is terminated without cause or terminates his employment for good reason absent a change in control that occurs prior to the certification of the LTIP awards, to be eligible for any payment of awards under the LTIP, Mr. Olivet must be employed for at least two-thirds (2/3) of the performance period underlying the awards. If so employed, all equity (performance unit) and cash awards under the LTIP granted to Mr. Olivet would be paid out, if earned based on meeting the Company performance measures as set forth in the award grant, at fifty percent (50%) of the pro rated amount that is calculated based on the percentage of time employed during the performance period for such awards. Such awards would be paid out in full on the first date that any payment is made on a similar award, based on the same performance criteria and performance period, to any other officer of the Company who is still employed by the Company through such payment date. In the event Mr. Olivet is terminated without cause or terminates his employment for good reason in connection with, or within twenty-four (24) months following, a change in control that occurs prior to the certification of the LTIP awards, the provisions above apply with three exceptions. First, Mr. Olivet need not be employed for at least two-thirds (2/3) of the performance period underlying the awards to be eligible for any payment of awards under the LTIP. Second, cash awards would be paid out at one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%). Third, performance unit awards would be paid out at the greater of (x) one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%) and (y) one hundred percent (100%) of the shares payable upon immediate vesting of the target shares. In the event Mr. Olivet is terminated without cause or terminates his employment for good reason following certification of the LTIP awards, one hundred percent (100%) of his then-unvested cash and performance unit awards would become immediately vested as of the termination date. Such awards would be paid out in full within 10 business days following the effective date of a release of claims against the Company. Notwithstanding the foregoing, in the event Mr. Olivet is terminated without cause or terminates his employment for good reason following the consummation of the merger, he would be entitled to immediate payment of the remaining 50% of his modified LTIP awards that would otherwise be payable on the anniversary of the consummation of the merger.

Assuming the merger is completed on December 1, 2007 and that thereafter Mr. Olivet is terminated without cause or terminates his employment for good reason in connection therewith, the estimated cost of the severance benefits payable to Mr. Olivet would be $5,639,504. This amount is in addition to the LTIP awards payable on the first anniversary of the closing as set forth on page 33.

Mr. Newcomb is party to a severance agreement with the Company that provides for certain severance payments to Mr. Newcomb if (i) Mr. Newcomb is terminated without cause or if he terminates his employment for good reason following a change in control and (ii) he executes a release releasing Oakley of all actual and potential claims and disputes Mr. Newcomb may have relating to his employment or termination. If Mr. Newcomb is so terminated and he executes such a release, he will be entitled to an amount equal to his pro rata share of the bonus otherwise payable under the Company’s executive officer performance bonus plan plus the acceleration of vesting of that portion of his options to purchase Company common stock outstanding as of the date of such termination that would have become vested during the nine-month period immediately following such date of termination had he remained continuously employed during the period.

The Company maintains two severance plans, the Executive Severance Plan and the Officer Severance Plan, each of which was amended and restated as of June 3, 2004, and further amended and restated as of May 31, 2007. Mr. Olivet is not a party to either severance plan.

The Executive Severance Plan provides that, in the event a participant is terminated by the Company other than for cause, death or disability, or the participant terminates employment for good reason within twelve (12) months of a change in control in the Company (each, a “Severance”), subject to the participant entering into a release of claims, the participant will be entitled to (i) the sum of (x) the participant’s annual base salary and (y) the aggregate amount of commissions paid to the participant in the immediately preceding 12 months, (ii) a pro-rata portion of the bonus which would have been payable to the participant for the year in which the termination occurs, as determined by the plan administrator, (iii) payment by the Company of the participant’s group health insurance premiums for a period of ninety (90) days and (iv) if approved by the plan administrator, extension of the post-termination option exercise period. If the Severance is not in connection with a change in control, the participant would also be entitled to the acceleration of vesting of that portion of the participant’s outstanding equity based awards that would have become vested based solely on the passage of time during the nine-month period immediately following the severance date had the participant remained continuously employed during such period. If the Severance is in connection with a change in control of the Company, the participant would also be entitled to immediate vesting of 100% of the participant’s granted equity based awards.

Additionally, if the participant’s employment was terminated after July 1 of any fiscal year and the participant was granted restricted stock that is subject to pre-established performance goals that would trigger accelerated vesting of the restricted stock, which the plan administrator concluded were met at the end of such fiscal year, then those shares of restricted stock that are subject to the performance acceleration for such fiscal year would become vested on the date the plan administrator determines the performance acceleration criteria were met, with the exact number of restricted shares vesting being based pro rata on the number of days such participant was employed by the Company in such fiscal year.

On May 31, 2007, in connection with its regular review of the Executive Severance Plan and unrelated to the proposed transaction, the Compensation and Stock Option Committee amended the Executive Severance Plan to provide additionally that in the event of a Severance absent a change in control that occurs prior to the certification of the LTIP awards, to be eligible for any payment of awards under the LTIP, the participant must be employed for at least two-thirds (2/3) of the performance period underlying the awards. If so employed, all equity (performance unit) and cash awards under the LTIP granted to the participant would be paid out, if earned based on meeting the Company performance measures as set forth in the award grant, at fifty percent (50%) of the pro rated amount that is calculated based on the percentage of time employed during the performance period for such awards. Such awards would be paid out in full on the first date that any payment is made on a similar award, based on the same performance criteria and performance period, to any other officer of the Company who is still employed by the Company through such payment date. In the event of a Severance following a change in control that occurs prior to the certification of the LTIP awards, the provisions above apply with three exceptions. First, the participant need not be employed for at least two-thirds (2/3) of the performance period underlying the awards to be eligible for any payment of awards under the LTIP. Second, cash awards would be paid out at one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%). Third, performance unit awards would be paid out at the greater of (x) one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%) and (y) one hundred percent (100%) of the shares payable upon immediate vesting of the target shares. In the event of a Severance that occurs following certification of the LTIP awards, one hundred percent (100%) of the participant’s then unvested cash and performance unit awards would become immediately vested as of the termination date. Such awards would be paid out in full within 10 business days following the effective date of a release of claims against the Company. Notwithstanding the foregoing, in the event a participant is terminated without cause or terminates for good reason following the consummation of the merger, with respect to his modified LTIP awards, he would be entitled to immediate payment of remaining 50% of his LTIP award that would otherwise be paid on the anniversary of the consummation of the merger.

Mr. Baden has been designated as an eligible employee under the Executive Severance Plan.

Assuming the merger is completed on December 1, 2007 and that thereafter Mr. Baden is terminated without cause or terminates his employment for good reason in connection therewith, the estimated cost of the severance benefits payable to Mr. Baden would be $586,768. This amount is in addition to the LTIP awards payable on the first anniversary of the closing as set forth on page 33.

The Officer Severance Plan provides that, in the event a participant is terminated by the Company other than for cause, death or disability, or the participant terminates employment for good reason within 12 months of a change in control of the Company (each a “Severance”), subject to the participant entering into a release of claims, the participant will be entitled to (i) the sum of (x) fifty percent (50%) of the participant’s annual base salary, (y) one additional month’s base salary for each completed year of employment with the Company in excess of five years (not to exceed six months) and (z) the aggregate amount of commissions paid to the participant in the immediately preceding six months, (ii) a pro-rata portion of the bonus which would have been payable to the participant for the year in which the termination occurs, as determined by the plan administrator, (iii) payment by the Company of the participant’s group health insurance premiums for a period of ninety (90) days and (iv) if approved by the plan administrator, extension of the post-termination option exercise period. If the Severance is not in connection with a change in control, the participant would also be entitled to the acceleration of vesting of that portion of the participant’s outstanding equity based awards that would have become vested based solely on the passage of time during the six-month period immediately following the severance date had the participant remained continuously employed during such period. If the Severance is in connection with a change in control of the Company, the participant would also be entitled to immediate vesting of 100% of the participant’s granted equity-based awards.

Additionally, if the participant’s employment was terminated after July 1 of any fiscal year and the participant was granted restricted stock that is subject to pre-established performance goals that would trigger accelerated vesting of the restricted stock, which the plan administrator concluded were met at the end of such fiscal year, then those shares of restricted stock that are subject to the performance acceleration for such fiscal year will become vested on the date the plan administrator determines the performance acceleration criteria were met, with the exact number of restricted shares vesting being based pro rata on the number of days such participant was employed by the Company in such fiscal year.

On May 31, 2007, in connection with its regular review of the Officer Severance Plan and unrelated to the proposed transaction, the Compensation and Stock Option Committee amended the Officer Severance Plan to provide additionally that in the event of a Severance absent a change in control that occurs prior to the certification of the LTIP awards, to be eligible for any payment of awards under the LTIP, the participant must be employed for at least two-thirds (2/3) of the performance period underlying the awards. If so employed, all equity (performance unit) and cash awards under the LTIP granted to the participant would be paid out, if earned based on meeting the Company performance measures as set forth in the award grant, at fifty percent (50%) of the pro rated amount that is calculated based on the percentage of time employed during the performance period for such awards. Such awards would be paid out in full on the first date that any payment is made on a similar award, based on the same performance criteria and performance period, to any other officer of the Company who is still employed by the Company through such payment date. In the event of a Severance following a change in control that occurs prior to the certification of the LTIP awards, the provisions above apply with three exceptions. First, the participant need not be employed for at least two-thirds (2/3) of the performance period underlying the awards to be eligible for any payment of awards under the LTIP. Second, cash awards would be paid out at one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%). Third, performance unit awards would be paid out at the greater of (x) one hundred percent (100%) of the pro rated amount payable rather than fifty percent (50%) and (y) one hundred percent (100%) of the shares payable upon immediate vesting of the target shares. In the event of a Severance that occurs following certification of the LTIP awards, one hundred percent (100%) of the participant’s then unvested cash and performance unit awards would become immediately vested as of the termination date. Such awards would be paid out in full within 10 business days following the effective date of a release of claims against the Company. Notwithstanding the foregoing, in the event a participant is terminated without cause or terminates for good reason following the consummation of the merger, with respect to his modified LTIP awards, he would be entitled to immediate payment of the remaining 50% of his LTIP award that would otherwise be paid on the anniversary of the consummation of the merger.

Messrs. Shields, Krause, Lane, Bowers, Gordon and Lykos have been designated as eligible employees under the Officer Severance Plan.

Assuming the merger is completed on December 1, 2007 and that thereafter the participants under the Officer Severance Plan are terminated without cause or terminate their respective employments for good reason in connection therewith, the estimated cost of the severance benefits payable to the participants would be: Richard Shields, $277,175; Jon Krause, $419,786; Kent Lane, $418,757; Scott Bowers, $339,001; Donna Gordon, $229,422; and Cos Lykos, $269,896. These amounts are in addition to the LTIP awards payable on the first anniversary of the closing as set forth on page 33.

Change in Control Provisions under Our Deferred Compensation Plans

Both our Deferred Compensation Plan and our 2005 Deferred Compensation Plan provide that in the event of a change in control, the plan would be terminated as of the effective date of such event and the account balance of each participant (which is fully vested) would then be paid, in a lump sum, within 30 days following the date of the change of control unless Luxottica agrees in writing to continue the plan on terms at least as favorable to participants as in effect immediately prior to the change in control.

In the event that Luxottica does not agree to continue the plan, the estimated amount of benefits payable to the participants would be: Scott Olivet, $43,933; Colin Baden, $153,757; Jon Krause, $360,762; and Kent Lane, $281,162.

Material United States Federal Income Tax Consequences of the Merger

General.  The following is a summary of the anticipated material United States federal income tax consequences of the merger to our shareholders. This summary is based upon existing United States federal income tax law which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to United States persons who hold their shares of our common stock as “capital assets” for United States federal income tax purposes (generally, assets held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of that shareholder’s particular circumstances, or to those shareholders that may be subject to special treatment under United States federal income tax law (for example, life insurance companies, tax-exempt organizations, financial institutions, taxpayers that are not U.S. persons, dealers or brokers in securities or currencies, partnerships and their partners or shareholders who hold shares of our common stock as part of a hedging, “straddle,” conversion, constructive sale or other integrated transaction for United States federal income tax purposes or who acquired their shares of our common stock through the exercise of director or employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to our shareholders. Shareholders are urged to consult their tax advisors regarding the United States federal, state, local and foreign tax considerations of the merger.

Consequences of the Merger to Our Shareholders.  The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder who surrenders shares of our common stock in exchange for cash pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount of cash received and such shareholder’s adjusted tax basis in the shares surrendered. Gain or loss will be calculated separately for each block of shares surrendered in the merger. Such capital gain or loss will generally be long-term gain or loss provided that a shareholder has held such shares for more than one year as of the closing date of the merger. The deductibility of capital loss is subject to limitations.

Litigation

On June 26, 2007, Pipefitters Local No. 636 Defined Benefit Plan filed a purported class action complaint, Case No. 07CC01306, in the Superior Court of California, County of Orange, on behalf of itself and all other shareholders of Oakley except those named as defendants and any person, firm, trust, corporation or other entity related to or affiliated with any defendant, against Scott Olivet, Jim Jannard, Tom Davin, Mary

George, Jeff Moorad, Frits van Paasschen, Michael J. Puntoriero and Greg Trojan, who are all of our directors, and Oakley (“Defendants”).

The complaint alleges, among other things, that Defendants violated their fiduciary duties to shareholders by approving a transaction with Luxottica and claims that the price per share fixed by the merger agreement is inadequate and unfair. The complaint seeks, among other things, (1) class action status; (2) to enjoin the Defendants from consummating the proposed merger; (3) to declare that the merger agreement was entered into in breach of Defendants’ fiduciary duties; (4) to rescind, to the extent already implemented, the proposed merger; and (5) to award plaintiffs the costs and disbursements of the action, including reasonable attorneys’ and experts’ fees.

On July 30 and July 31, 2007, Defendants filed demurrers to the complaint. On August 30, 2007, the Court sustained Defendants’ demurrers and granted plaintiff 15 days’ leave to amend.

On September 14, 2007, the plaintiff filed an amended complaint, seeking the same relief as the original complaint. The amended complaint contains similar allegations as the original complaint and also adds allegations for breach of fiduciary duty based on a purported failure to disclose certain information in the Company’s preliminary proxy statement filed with the SEC on September 7, 2007 in connection with the merger.

On October 9, 2007, Defendants filed a demurrer to the amended complaint, which is currently scheduled to be heard by the Superior Court on November 1, 2007.

The Company believes that the allegations are without merit.

Governmental and Regulatory Clearances

HSR Review

Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the merger may not be completed until the expiration or termination of a waiting period following the filing of notification reports with the Department of Justice and the Federal Trade Commission by Luxottica and the Company. Luxottica and the Company filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on July 25, 2007. Early termination of the applicable waiting period under the HSR Act was granted on August 24, 2007.

The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, either the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including by seeking to enjoin the merger or by seeking the divestiture of substantial assets of Luxottica and the Company or their subsidiaries. Private parties and state attorneys general may also bring actions under the antitrust laws under certain circumstances. While the parties believe that the proposed merger does not violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Foreign Regulatory Approvals

Clearance was obtained in Germany on August 28, 2007, in the United Kingdom on October 12, 2007 and in Australia on October 15, 2007. The proposed transaction is still subject to regulatory approval in South Africa.

Exon-Florio Review

The 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, empowers the President of the United States to prohibit or suspend an acquisition of, or investment in, a U.S. company by a

“foreign person” if the President, after investigation, finds credible evidence that the foreign person might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security. By a 1988 executive order, the President delegated to the Committee on Foreign Investment in the United States, or CFIUS, the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions.

A party or parties to a transaction may, but are not required to, submit to CFIUS a voluntary notice of the transaction. CFIUS has 30 calendar days from the date of acceptance of the submission to decide whether to initiate a formal investigation. If CFIUS declines to investigate, it sends a “no action” letter, and the review process is complete. If CFIUS decides to investigate, it has 45 calendar days in which to prepare a recommendation to the President of the United States, who must then decide within 15 calendar days whether to block the transaction. If the parties to a transaction do not make a voluntary CFIUS filing, CFIUS may initiate a review of the transaction post-closing, with the risk that a Presidential order may be issued to unwind the transaction.

Together with Luxottica, we submitted a notice of the merger to CFIUS, in accordance with the regulations implementing the Exon-Florio provision, on August 16, 2007 and received approval from CFIUS on September 17, 2007.

Fees and Expenses

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Fees and expenses incurred or to be incurred by the Company in connection with the merger are estimated at this time to be as follows:

Description	Amount
(In thousands)

Financial advisory fees and expenses	$19,150
Legal and accounting fees and expenses	4,200
Printing, proxy solicitation, filing fees and mailing costs	90
Miscellaneous	20

$23,460

These expenses will not reduce the merger consideration to be received by our shareholders.

Dissenters’ Rights

Shareholders who do not vote in favor of approval of the merger agreement and the transactions contemplated thereby, including the merger, and who otherwise comply with the procedures for preserving dissenters’ rights under the applicable statutory provisions of the Washington Business Corporation Act, or the WBCA, summarized elsewhere in this proxy statement, may demand payment of the “fair value” of their shares in connection with the consummation of the merger. See “Dissenters’ Rights” beginning on page 61 and Annex B.

THE PARTIES TO THE MERGER

Oakley

We are a Washington corporation with headquarters in Foothill Ranch, California. We are a global leader in sport performance optics including sunglasses, goggles, prescription eyewear and electronically-enabled eyewear. Headquartered in Southern California, our optics brand portfolio includes Dragon, Eye Safety Systems, Mosley Tribes, Oakley and Oliver Peoples, along with Fox Racing and Paul Smith Spectacles under licenses. In addition to our global wholesale business, we operate retail chains including Oakley Stores, Sunglass Icon, The Optical Shop of Aspen, Oliver Peoples and Bright Eyes. We also offer an array of Oakley-branded apparel, footwear, watches and accessories. Our principal executive offices are located at One Icon, Foothill Ranch, California 92610. Our telephone number is (949) 951-0991. For more information about us, please visit our website at www.oakley.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Our common stock is publicly traded on the New York Stock Exchange under the symbol “OO.”

Luxottica

Luxottica is an Italian corporation with its headquarters in Milan, Italy. Luxottica is a global leader in the design, manufacture and distribution of eyewear, with over 5,800 optical and sun retail stores in North America, Asia-Pacific, China and Europe and a strong brand portfolio that includes the license brands Bvlgari, Burberry, Chanel, Dolce & Gabbana, Donna Karan, Polo Ralph Lauren, Prada and Versace, and the key house brands Arnette, Persol, Ray-Ban, REVO and Vogue. In addition to a global wholesale network across 130 countries, Luxottica manages leading retail brands such as LensCrafters and Pearle Vision in North America, OPSM and Laubman & Pank in Asia-Pacific and Sunglass Hut globally. Luxottica’s manufacturing activities are carried out through six production facilities in Italy and two manufacturing facilities in China. The principal office address of Luxottica is Via C. Cantù 2, Milan 20123, Italy. The telephone number at the principal office is (011) 39-02-863341. For more information about Luxottica, please visit its website at www.luxottica.com. Luxottica’s website address is provided as an inactive textual reference only. The information provided on its website is not part of this proxy statement, and therefore is not incorporated by reference. Luxottica’s American Depositary Shares are listed on the New York Stock Exchange and its ordinary shares are listed on the Mercato Telematico Azionario della Borsa Italiana S.p.A., the Italian Stock Exchange, in each case under the symbol “LUX.”

Luxottica’s Merger Vehicle

Luxottica’s Merger Vehicle is a Washington corporation that was formed by Luxottica on June 15, 2007 solely for the purpose of completing the proposed merger. Upon the completion of the merger, Luxottica’s Merger Vehicle will cease to exist and Oakley will continue as the surviving corporation. Luxottica’s Merger Vehicle is indirectly wholly owned by Luxottica and has not engaged in any business except as contemplated by the merger agreement. The principal office address of Luxottica’s Merger Vehicle is c/o Corporation Service Company, 6500 Harbour Heights Parkway, Suite 400, Mukilteo, Washington 98275.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting will be held at Oakley’s headquarters at One Icon, Foothill Ranch, California 92610, on November 7, 2007 at 10:00 a.m. Pacific Standard Time.

The Purpose

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our Board of Directors (consisting of Jim Jannard, Scott Olivet, Tom Davin, Mary George, Jeff Moorad, Frits van Paasschen, Michael J. Puntoriero and Greg Trojan) for use at a special meeting of shareholders. At the special meeting, Oakley shareholders will be asked:

•	to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Luxottica, Luxottica’s Merger Vehicle, an indirect wholly owned subsidiary of Luxottica, and the Company and the transactions contemplated thereby, including the merger of Luxottica’s Merger Vehicle with and into the Company;

•	to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger, if there are not sufficient votes for such approval at the time of the special meeting; and

•	to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about October 17, 2007.

On June 20, 2007, the merger agreement was approved by both (i) the members of our Board of Directors other than Mr. Jannard, our Chairman of the Board and holder of approximately 63.8% of the outstanding shares of our common stock, and Mr. Olivet, our Chief Executive Officer, and (ii) by our entire Board of Directors by unanimous vote. Our Board of Directors recommends that you vote “FOR” the approval of the merger and the merger agreement.

Our Board of Directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting, including any postponement or adjournment of the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Quorum and Voting

The holders of record of our common stock, par value $0.01 per share, as of the close of business on October 15, 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 69,698,034 shares of our common stock outstanding, with each share entitled to one vote.

The holders of a majority of the outstanding shares of our common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by the Company or held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

The approval of the merger and the merger agreement requires the affirmative vote of holders representing two-thirds of the outstanding shares of our common stock on October 15, 2007, the record date for the special meeting. Shares that are present but not voted, either by abstention or non-vote (including broker non-vote), will be counted for purposes of establishing a quorum.

As of October 15, 2007, the record date for shareholders entitled to vote at the special meeting, our directors and current executive officers owned, in the aggregate, 44,595,951 shares of our common stock, or collectively approximately 64.9% of the outstanding shares of our common stock.

As a condition to the execution of the merger agreement, Mr. Jannard executed a voting agreement pursuant to which he agreed to vote in favor of the approval of the merger and the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. Mr. Jannard holds 44,426,400 shares, or approximately 63.8%, of our outstanding common stock. The voting agreement will terminate upon the earliest to occur of the termination of the merger agreement in accordance with its terms, the first day immediately following the date on which our shareholders have approved the merger and the merger agreement, the amendment of or waiver of any provision of the merger agreement in a manner that reduces the consideration payable to Mr. Jannard in the merger or is materially adverse to Mr. Jannard, Luxottica’s Merger Vehicle’s or Luxottica’s material violation of the terms of the voting agreement, and our Board of Directors changing its recommendation that you approve the merger and the merger agreement. The merger agreement will terminate in accordance with its terms if the merger has not been consummated by March 20, 2008, subject to certain exceptions. See “The Merger Agreement — Voting Agreement” beginning on page 58.

The approval of any proposal to postpone or adjourn the special meeting, if necessary, in the event that, among other reasons, we determine that failure to postpone or adjourn the special meeting would result in a violation of our Board of Directors’ fiduciary duties under Washington law or a violation of United States federal securities laws, requires the affirmative vote of a majority of those shares represented in person or by proxy at the special meeting. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting.

Under Washington law, holders of shares of our common stock are entitled to dissenters’ rights in connection with the merger. In order to assert dissenters’ rights, you must comply with all applicable requirements of Washington law. See “Dissenters’ Rights” beginning on page 61 and Annex B for information on the requirements of Washington law regarding dissenters’ rights.

How You Can Vote

Holders of each share of our common stock outstanding on October 15, 2007, the record date for shareholders entitled to vote at the special meeting, are entitled to vote at the special meeting. Approval of the merger and the merger agreement requires the affirmative vote of holders representing two-thirds of the outstanding shares of our common stock as of the record date. Because approval of the merger and the merger agreement requires the approval of holders representing two-thirds of the outstanding shares of our common stock, failure to vote your shares (including if you hold your shares through a broker or other nominee) will have exactly the same effect as a vote “against” the approval of the merger and the merger agreement.

If you hold your shares in record name, you may vote your shares as follows:

Voting by Mail.  You can vote your proxy by mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the enclosed envelope.

Voting in Person.  You can vote by appearing and voting in person at the special meeting.

If you vote your shares of our common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card with regard to a proposal, all of your shares of our common stock will be voted “FOR” any such proposal. You should return a proxy by mail even if you plan to attend the special meeting in person.

If you hold your shares in “street name,” meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, only that broker, nominee, fiduciary or other custodian can execute a proxy and vote your shares, and that broker, nominee, fiduciary or other custodian can do so only after receiving your specific instructions. Your broker, nominee, fiduciary or other custodian should provide you with a voting instruction form for your use to provide them with instructions as to how to vote your shares at the special meeting. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the special meeting, you must obtain from the record holder a “legal proxy” issued in your name.

Stock Ownership and Interests of Certain Persons

Certain members of our management and Board of Directors have interests that may be different from and/or in addition to those of shareholders generally. Luxottica has indicated its intent to continue to employ certain members of Oakley’s management following the merger. Please read “Special Factors — Interests of Certain Persons in the Merger” beginning on page 31.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of revocation to our Corporate Secretary;

•	submitting a later-dated written proxy to our Corporate Secretary; or

•	attending the special meeting or any adjourned or postponed session and voting in person. However, simply attending the meeting will not, by itself, revoke your proxy. You must indicate affirmatively at the meeting your intention to vote your shares in person.

If your shares are held in street name through a broker or other agent, you must follow instructions received from such broker or agent which were provided with this proxy statement in order to revoke your vote or to vote at the special meeting.

Proxy Solicitation

We will pay the costs of soliciting proxies for the special meeting. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Adjournments

Although it is not expected, the special meeting may be postponed or adjourned in the event that, among other reasons, we determine that failure to postpone or adjourn the special meeting would result in a violation of our Board of Directors’ fiduciary duties under Washington law or a violation of United States federal securities laws. In the event of such postponement, we will hold or resume the special meeting on the earliest date that would not violate our Board of Directors’ fiduciary duties under Washington law or United States federal securities laws. If the special meeting is postponed or adjourned, shareholders who have already sent in their proxies will be able to revoke them at any time prior to their use. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting.

If the special meeting is adjourned or postponed to a different date, time or place, the Company does not need to give notice of the new date, time or place if the new date, time or place is announced at the special meeting before adjournment or postponement. However, if a new record date is or must be set in accordance with Washington law for the adjourned or postponed meeting, notice of the adjourned or postponed meeting must be given to the persons who are shareholders as of the new record date.

THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. The merger agreement has been attached to this proxy statement to provide shareholders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the Company, Luxottica or Luxottica’s Merger Vehicle. In particular, the Company’s representations and warranties contained in the merger agreement are qualified by information in the disclosure schedule provided by the Company to Luxottica and Luxottica’s Merger Vehicle in connection with the signing of the merger agreement. The disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable under federal securities laws, may be modified in important part by the underlying disclosure schedule which is not filed publicly, or may have been used for the purpose of allocating risk between the Company, Luxottica and Luxottica’s Merger Vehicle rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about the Company, Luxottica or Luxottica’s Merger Vehicle.

This summary may not contain all of the information about the merger agreement that is important to you. You should carefully read the merger agreement in its entirety, as it is the legal document that contains the terms and conditions of the merger.

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and the Washington Business Corporation Act (the “WBCA”), Luxottica’s Merger Vehicle will be merged with and into the Company, the separate corporate existence of Luxottica’s Merger Vehicle will cease, and the Company will continue as the surviving corporation and become an indirect wholly owned subsidiary of Luxottica. The surviving corporation in the merger is sometimes referred to in this proxy as the surviving corporation.

Closing of the Merger

The closing of the merger will take place on the fifth business day following the date of the satisfaction or waiver of the conditions set forth in the merger agreement or at such other time as Luxottica and the Company may agree. The merger will become effective upon the filing of an articles of merger with the Secretary of State of the State of Washington or such later time as is specified in the articles of merger as agreed to in writing by Luxottica and the Company. The date and time at which the merger becomes effective are referred to in this proxy statement as the effective time of the merger.

Corporate Governance Matters

Articles of Incorporation and Bylaws of the Surviving Corporation

The Company’s articles of incorporation, as in effect immediately prior to the effective time of the merger, will at the effective time be amended and restated to read as set forth in Exhibit A to the merger agreement until thereafter amended in accordance with applicable law. The bylaws of the Company, as in effect immediately prior to the effective time of the merger, will be amended and restated to read as set forth in Exhibit B to the merger agreement until thereafter amended in accordance with applicable law.

Directors and Officers of the Surviving Corporation

The directors of Luxottica’s Merger Vehicle immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. Subject to certain exceptions, the individuals specified by

Luxottica in writing to the Company at least two business days prior to the closing date of the merger agreement will be the initial officers of the surviving corporation.

Consideration to be Received by Our Shareholders in the Merger

At the effective time of the merger, each share issued and outstanding (including each restricted share of our common stock) immediately prior to the effective time (other than shares held by shareholders properly asserting dissenters’ rights pursuant to Chapter 23B.13 of the WBCA who have not effectively withdrawn, waived or lost their dissenters’ rights) automatically will, by virtue of the merger and without any action by the holder thereof, be converted into the right to receive $29.30 in cash. This amount is referred to in this proxy statement as the merger consideration. All shares of our common stock held by Luxottica, Luxottica’s Merger Vehicle or any of their respective wholly owned subsidiaries, in the treasury of the Company or by any of the Company’s wholly owned subsidiaries will be cancelled and cease to exist and no payment will be made in respect of those shares.

Pursuant to the WBCA, holders of shares of our common stock will have the right to dissent from the merger and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the merger, see “Dissenters’ Rights” beginning on page 61 and Annex B.

Treatment of Stock Options and Other Stock Rights

At the effective time of the merger, each outstanding option to purchase shares of our common stock, whether or not vested, will become fully vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of $29.30 over the exercise price per share of such option and (ii) the number of shares subject to such option. In addition, each share of Company restricted stock that is outstanding immediately prior to the merger will be treated as having been fully vested at the effective time of the merger and will be converted into the right to receive $29.30 per share in cash, without interest. All dividend equivalents, if any, credited to the account of each holder of restricted stock as of the effective time of the merger will be distributed to the holder at the effective time of the merger, without interest.

The merger agreement provides that all performance units under the LTIP will be cancelled in connection with the merger and cease to exist, and, in its place, the LTIP will be modified by the Company prior to, but effective as of, the effective time of the merger. It is expected that the modified LTIP awards will take the following form: Immediately prior to the consummation of the merger, the Compensation and Stock Option Committee will determine the applicable Performance Percentages of current dollar and performance-unit targets that will be used in determining the award payouts under the LTIP, based on the outstanding awards at that time. Each participant’s Total Award will be payable in cash and equal to the sum of (i) the applicable Performance Percentage multiplied by the participant’s target cash award and (ii) the applicable Performance Percentage multiplied by the value of the participant’s target performance unit award. Payment of the Total Award will be made in two equal installments, generally at the closing of the merger and on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with Oakley on the applicable payment date.

Paying Agent and Paying Procedures

Prior to the effective time of the merger, Luxottica will enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such paying agent to act as agent for the payment of the merger consideration. At or prior to the effective time of the merger, Luxottica or Luxottica’s Merger Vehicle will deposit, or cause to be deposited, in trust with the paying agent the aggregate merger consideration. Promptly after the effective time of the merger, the paying agent will, and Luxottica will cause the paying agent to, mail to each shareholder of record a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of stock certificates (or affidavits of loss) to the paying agent and instructions for use in surrendering such stock certificates (or affidavits of loss) and receiving the merger consideration. Upon the proper surrender of a stock certificate to the paying agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the paying agent, the holder of such certificate will be paid $29.30 multiplied by the number of shares of common stock formerly represented by such certificate.

Representations and Warranties

Our Representations and Warranties.  In the merger agreement, we make certain representations and warranties to Luxottica and Luxottica’s Merger Vehicle with respect to the Company and our subsidiaries. These representations and warranties relate to, among other things:

•	corporate organization and qualification; subsidiaries; authority;

•	organizational documents;

•	capitalization;

•	authority relative to the merger agreement; validity and effect of agreements;

•	no conflicts; required filings and consents;

•	compliance with certain agreements;

•	SEC filings; financial statements;

•	off-balance sheet arrangements;

•	information supplied;

•	absence of litigation that would reasonably be expected to have a Material Adverse Effect (as described below) or prevent or materially delay the consummation of the merger;

•	compliance with applicable laws;

•	internal controls;

•	employee benefits plans and arrangements;

•	intellectual property;

•	environmental matters;

•	taxes;

•	absence of certain material adverse changes;

•	affiliate transactions;

•	real property;

•	labor matters;

•	material contracts;

•	opinion of financial advisor;

•	relationships with customers and others; and

•	brokers.

Many of our representations and warranties are qualified by the absence of a “Material Adverse Effect,” which means, for purposes of the merger agreement, any change or effect that is or could reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, except for any such change or effect arising out of or relating to (i) the announcement of the transactions contemplated by the merger agreement or actions by Luxottica, Luxottica’s Merger Vehicle or the Company required to be taken pursuant to this Agreement or the failure to take any actions that are prohibited by this Agreement, (ii) changes in general economic, regulatory or political conditions or changes affecting the economy or the securities or financial markets in general, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (iii) changes in laws, rules, regulations or orders of any governmental entity or interpretations thereof by any governmental entity or changes in accounting rules, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (iv) changes affecting generally the industry in which the Company conducts business, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (v) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity affecting the United States or (vi) any change in the market price or trading volume of the Company’s securities, including as a result of the failure of the Company to meet analysts’ expectations, provided that the exception in this clause (vi) will not prevent or otherwise affect a determination that any cause underlying such change has resulted in or contributed to the occurrence of a Material Adverse Effect as defined without reference to this clause (vi).

Luxottica’s and Luxottica’s Merger Vehicle’s Representations and Warranties.  In the merger agreement, Luxottica and Luxottica’s Merger Vehicle make certain representations and warranties to us. These include representations and warranties related to, among other things:

•	organization and qualification;

•	authority relative to the merger agreement;

•	no conflicts; required filings and consents;

•	information supplied;

•	financing;

•	ownership of shares; and

•	brokers.

Conduct of Business Pending the Merger

From June 20, 2007 to the earlier of the termination of the merger agreement under certain circumstances and the effective time of the merger, except as contemplated by the merger agreement, as required by law or with the prior written consent of Luxottica, we will, and will cause our subsidiaries to, conduct our operations only in the ordinary course of business, use our commercially reasonable efforts to preserve intact the business or organization of the Company and its subsidiaries, taken as a whole, and to keep available the services of our and their present officers and key employees, generally, and use our commercially reasonable efforts to preserve the goodwill of those having material business relationships with us.

In addition, we have agreed, during the same period, not to take, and to cause our subsidiaries not to take, any of the following specific actions without the prior written consent of Luxottica, except as contemplated by the merger agreement:

•	amend the organizational documents of the Company or any subsidiary;

•	transfer or encumber any shares owned by us in any subsidiaries;

•	issue securities except for issuances of shares with respect to outstanding options;

•	declare, set aside or pay any dividend or other distribution other than: (i) a single dividend in respect of the shares of our common stock in the amount of $0.16 per share declared on or after February 29, 2008 and payable in cash on the earlier of a date in March 2008 determined by the Board or one business day prior to the closing. If the Board of Directors declares such dividend on or after February 29, 2008, it will set a record date for the dividend which will be different and later than the record date for shareholders entitled to vote on the merger. Such a dividend, if declared, is not part of the $29.30 per share cash merger consideration and would only be payable, if declared, to shareholders of record at that future time. If you sell your shares prior to the record date for such dividend, you will not be entitled to receive such dividend;

•	split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire securities of the Company;

•	subject to certain exceptions, (i) increase compensation or incur any obligations to pay any compensation, except for increases or incurrences that are in the ordinary course of business consistent with past practice and that would not result in compensation expense in excess of (x) $310 million for the year ended December 31, 2007 or (y) $174 million for the six month period ended June 30, 2008, (ii) grant any stock appreciation rights, phantom stock or performance units, (iii) make payments or pay severance not required by any plan that in the aggregate exceeds $500,000, (iv) enter into any compensation agreement in excess of $150,000 per year or (v) amend plans or other employee benefits arrangements, except that the foregoing does not apply to “at will” offer letters and arrangements that do not provide for severance following termination of employment for any reason or bonuses to officers under the executive officer performance bonus plan paid after February 15, 2008;

•	outside the ordinary course of business, encumber, transfer or dispose of any assets (other than inventory) or securities which are material in the aggregate;

•	subject to certain exceptions, other than pursuant to existing agreements or commitments or any borrowing arrangement, (i) incur, assume, guarantee or pre-pay any indebtedness for borrowed money, (ii) become liable for any obligations of any other person in excess of $50,000, (iii) pay any claims, liabilities or obligations in excess of $200,000, other than those reserved, (iv) make any loans in excess of $100,000, except between the Company and any subsidiary or (v) authorize capital expenditures not specified in the Company’s disclosure schedule;

•	settle any suit or claim with a payment greater than $500,000;

•	liquidate or dissolve the Company or any of its subsidiaries with shareholders’ equity in excess of $100,000 or revenues in excess of $1,000,000;

•	change any material election with respect to taxes, or change any material method of tax accounting, if any such change would reasonably be anticipated to have a material adverse effect on the tax position of the Company and its subsidiaries taken as a whole;

•	other than in the ordinary course of business, (i) expressly waive any material rights or (ii) cancel any indebtedness for borrowed money owed to the Company in excess of $100,000;

•	voluntarily permit any material insurance policy to be cancelled or terminated, except in the ordinary course of business;

•	subject to certain exceptions, enter into or amend, or agree to the renewal of, any contract or agreement that would be a “Contract” as defined in the merger agreement or any contract or agreement providing for payment by a third party of more than $1,000,000 in any 12-month period, in each case for a term in excess of one (1) year, and that cannot be terminated by the Company or one of its subsidiaries on less than 90 days’ notice;

•	except as may be required by generally accepted accounting principles, make any material change in accounting;

•	make acquisitions in excess of $20 million in the aggregate;

•	enter into any joint venture, partnership or similar agreement other than in respect of airport retail stores, in the ordinary course of business; and

•	agree to take any of the above prohibited actions.

Actions to be Taken to Complete the Merger

Reasonable Best Efforts.  Each of the parties agreed to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Board of Directors with the advice of the Company’s outside legal counsel, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement. The parties agreed to use their respective reasonable best efforts to obtain as promptly as practicable all material consents from any governmental entity or any other person required in connection with, and waivers of any material breaches or material violations of any material contracts, permits, licenses or other material agreements that may be caused by, the consummation of the transactions contemplated by the merger agreement, including, making appropriate filings pursuant to the HSR Act and any applicable foreign merger control laws, and obtaining all consents or waivers from third parties necessary or advisable in connection with the merger. The parties have agreed to cooperate and consult with each other in connection with the making of any filings and other material actions necessary to obtain the applicable approvals.

Calling of Special Meeting and Certain Filings.  We agreed to prepare and file this proxy statement and convene a special meeting of our shareholders as promptly as reasonably practicable in order for our shareholders to consider and vote upon the approval of the merger and the merger agreement. Luxottica and Luxottica’s Merger Vehicle agreed to cooperate with us in connection with the preparation of this proxy statement, and we agreed to provide Luxottica and its counsel the opportunity to review the proxy statement and all responses to requests for additional information by, and replies to comments of, the SEC before their being filed with, or sent to the SEC. We agreed that our Board of Directors would recommend that our shareholders vote in favor of approval of the merger and the merger agreement, subject to our Board of Directors’ right to change its recommendation in the event that our Board of Directors determines in its good faith judgment, following consultation with legal counsel, that the change in its recommendation is necessary in order for the Board of Directors to comply with its fiduciary duties to our shareholders; however, if such change is in response to a takeover proposal, our Board of Directors may change its recommendation only if it determines in its good faith judgment, following consultation with legal counsel and independent financial advisors, that the proposal is a superior proposal and that the failure to change its recommendation would be inconsistent with its fiduciary duties to our shareholders, and provides Luxottica with written notice that includes, among other things, the material terms and conditions of the superior proposal, and after having taken into account any revised proposal from Luxottica received within five business days, our Board of Directors again determines in good faith after consultation with its outside legal counsel and independent financial advisors that the proposal remains a superior proposal. See “— No Solicitation” beginning on page 52.

Notice of Certain Matters.  Luxottica and the Company agreed to use their reasonable best efforts to promptly notify each other of: (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement if such consent would be material to the transactions; (b) any material notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the merger agreement or regarding any violation, or alleged violation, of law; (c) any actions, suits, claims, investigations or proceedings in connection with the transactions contemplated by the merger agreement commenced or, to the best of its knowledge, threatened against or involving or otherwise affecting the Company or any of its subsidiaries; or (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition to the consummation of the merger not to be satisfied.

Access to Information.  Subject to applicable law, the reasonable restrictions imposed from time to time after consultation with our counsel, the confidentiality agreements with Luxottica and other confidentiality provisions, and upon reasonable notice, we agreed to provide Luxottica, Luxottica’s Merger Vehicle and their representatives with reasonable access during business hours to our offices, properties, books and records until the effective time of the merger. In addition, without giving Luxottica or Luxottica’s Merger Vehicle the right to control or direct our operations prior to the effective time of the merger, to the extent reasonably available and subject to our written policies with respect to the protection of employee privacy and protection of attorney-client privilege and attorney work product, we agreed to use our reasonable efforts to cause our representatives and our subsidiaries to provide Luxottica, Luxottica’s Merger Vehicle and Luxottica’s representatives with financial and operating data and other information with respect to our business and operations as Luxottica and Luxottica’s Merger Vehicle may reasonably request from time to time.

Public Announcements.  Other than in connection with reasonable responses to questions in quarterly earnings conference calls, the parties agree to consult with each other before issuing any press release or making any public statement with respect to the transactions contemplated by the merger agreement and, unless required by applicable law or any listing agreement with a securities exchange, will not issue any such press release or make any such public statement prior to such consultation and review.

Voting Agreement.  Concurrently with the execution of the merger agreement, as a condition and inducement to Luxottica’s and Luxottica’s Merger Vehicle’s willingness to enter into the merger agreement, Luxottica, Luxottica’s Merger Vehicle and Mr. Jannard entered into a voting agreement, pursuant to which Mr. Jannard has agreed to vote his shares in favor of approval of the merger and the merger agreement. See “ — Voting Agreement” beginning on page 58.

Guarantee.  Concurrently with the execution of the merger agreement, Luxottica delivered to us its guarantee pursuant to which Luxottica agreed to guarantee the payment obligations of Luxottica’s Merger Vehicle in respect of any termination fee payable to us under the merger agreement. See “— Termination Fees” beginning on page 57.

Shareholder Litigation.  The Company agreed to give Luxottica the opportunity to participate in the defense of any shareholder litigation against the Company and/or its officers or directors relating to the transactions contemplated by the merger agreement.

Compliance with Export, Embargo and Defense Controls.  The Company agreed to take all actions as may be reasonably necessary to ensure that, from and after the effective time of the merger, the operation and governance of the Company and its subsidiaries will comply with and be permissible under the Export Administration Regulations, Executive Orders of the President and implementing regulations regarding embargoes administered by the United States Office of Foreign Assets Control and the International Traffic in Arms Regulations.

CFIUS Notice.  The parties agreed to use their reasonable best efforts to obtain as promptly as reasonably practicable a written notification issued by the Committee on Foreign Investment in the United States, or CFIUS, that CFIUS has concluded a review of a notification voluntarily filed jointly by Luxottica and the Company pursuant to the requirements of the 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, and has determined not to conduct a full investigation or, if a full investigation is deemed to be required, notification that the United States government will not take action to prevent the consummation of the transactions contemplated by the merger agreement.

Indemnification and Insurance

Unless otherwise required by applicable law, Luxottica agreed that all rights to indemnification and advancement of expenses now existing in favor of any individual who at or prior to the effective time of the merger was a director, officer, employee or agent of the Company or any of its subsidiaries or who, at the request of the Company or any of its subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise as provided by applicable law and/or in the articles of incorporation and bylaws of the Company and its subsidiaries existing and in effect on June 20, 2007 and/or indemnification agreements existing and in effect on June 20, 2007, and will continue in full force and effect for a period six years from the effective time of the merger (or, with respect to any indemnification agreement, the term of such indemnification agreement, if such term is less than six years).

Luxottica also agreed that, for a period of six years from the effective time of the merger, the surviving corporation will cause to be maintained the current policies of directors’ and officers’ liability insurance maintained by the Company or obtain substitute equivalent coverage, including a “tail” policy for the full six-

year term. The merger agreement further provides that the surviving corporation will not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to June 20, 2007.

No Solicitation

The merger agreement provides that, prior to the effective time of the merger, neither we nor any of our subsidiaries nor any of our representatives or directors may, directly or indirectly:

•	initiate, solicit or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer concerning an Acquisition Proposal (as described below); or

•	engage in any discussions or negotiations concerning, or provide any non-public information or data to any person relating to, an Acquisition Proposal, whether made before or after June 20, 2007 unless, after June 20, 2007, (i) the Company receives a bona fide written proposal, not initiated, solicited or knowingly encouraged in violation of the merger agreement that constitutes an Acquisition Proposal, (ii) the Board of Directors in good faith determines, after consultation with its outside legal counsel and independent financial advisors, that such Acquisition Proposal may reasonably be expected to result in a Superior Acquisition Proposal (as described below) and (iii) the Company has provided advance written notice to Luxottica with certain information with respect to such Acquisition Proposal and has received from such person an executed confidentiality agreement containing terms no less stringent in material respects than those contained in confidentiality agreements between Luxottica and the Company, and the Company makes available to Luxottica the same nonpublic information being furnished to such person.

In addition, the merger agreement provides that, unless our Board of Directors has received a Superior Acquisition Proposal (as described below) and has determined that its failure to terminate the merger agreement or withdraw, modify or change its recommendation to our shareholders to approve the merger and the merger agreement would be inconsistent with its fiduciary duties and the Company has provided written notice to Luxottica of all of the terms and conditions of the Superior Acquisition Proposal and of its intent to take such action, has taken into account any revised proposal made by Luxottica to the Company and has determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal remains a Superior Acquisition Proposal, our Board of Directors may not:

•	except as permitted by the merger agreement, withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Luxottica, its recommendation to our shareholders to approve the merger and the merger agreement;

•	except as permitted by the merger agreement, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

•	cause the Company or any of our subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to an Acquisition Proposal.

For purposes of the merger agreement, “Acquisition Proposal” means any offer or proposal (whether or not in writing and whether or not delivered to the Company’s shareholders generally) from any person to acquire, in a single transaction or series of transactions, by merger, tender offer, stock acquisition, asset acquisition, consolidation, liquidation, business combination or otherwise (i) at least 50% of any class of equity securities of the Company, or (ii) assets of the Company and/or one or more of its subsidiaries which in the aggregate constitutes 35% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, “Superior Acquisition Proposal” means any bona fide unsolicited written Acquisition Proposal on terms more favorable to the shareholders than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions of such proposal and the merger agreement (including any proposal by Luxottica to amend the terms of the transactions contemplated by the merger agreement), as well as the anticipated timing, conditions and prospects for completion of such Acquisition Proposal. In addition, if any negotiations with a third party related to an Acquisition Proposal that are not initiated, solicited or knowingly encouraged in violation of the merger agreement result in a revised bona fide Acquisition Proposal from such third party being made to the Company, then such revised Acquisition Proposal will also be considered a bona fide Acquisition Proposal not initiated, solicited or knowingly encouraged in violation of the merger agreement.

We ceased and terminated all activities, discussions and negotiations with respect to any Acquisition Proposal as of June 20, 2007.

In circumstances not involving an Acquisition Proposal, our Board of Directors may change its recommendation to our shareholders to approve the merger agreement to the extent that our Board of Directors determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company’s shareholders. The Company is required to give Luxottica and Luxottica’s Merger Vehicle written notice of any such action taken by the Board no later than the business day next succeeding the day on which such action is taken. The written notice must set forth in reasonable detail the action taken and the basis underlying such action.

We may also take and disclose to our shareholders a position with regard to any tender or exchange offer pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act, and may make any disclosure to our shareholders if the Board of Directors, after consultation with its outside counsel determines in its good faith judgment that failure to disclose such information would be inconsistent with its fiduciary duties under applicable law or such disclosure would be necessary to comply with our obligations under federal securities laws or the rules of the New York Stock Exchange. However, any disclosure other than a “stop-look-and-listen” letter or similar communication to the Company’s shareholders of the nature contemplated by Rule 14d-9(f) under the Exchange Act will be deemed to be a change of our Board of Directors’ recommendation to our shareholders to approve the merger and the merger agreement unless the Board of Directors expressly reaffirms its recommendation that our shareholders approve the merger and the merger agreement in such disclosure.

Employees and Employee Benefits

The merger agreement provides that, for a period beginning on the closing date and ending on December 31, 2008, Luxottica will provide our and our subsidiaries’ employees and former employees who work or worked in the United States with compensation and benefits that are no less favorable in the aggregate, determined on an individual basis, than those provided under our collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement (“Employee Benefit Arrangements”) for the benefit or welfare of any former, existing or new director, officer or employee (excluding benefits related to the equity securities of the Company) for employees and former employees who work or worked in the United States and in effect at the effective time of the merger.

In addition, during the same period, Luxottica will provide our and our subsidiaries’ employees and former employees who work or worked outside the United States with compensation and benefits that are no less favorable in the aggregate, determined, with respect to each separate country, on a group basis rather than on an individual basis, than the less favorable of (i) those provided under our Employee Benefit Arrangements (excluding benefits related to the equity securities of the Company) for employees and former employees who work or worked outside the United States in such country and in effect at the effective time of the merger; or (ii) those provided under our Employee Benefit Arrangements (excluding benefits related to the equity securities of the Company) for employees and former employees who work or worked in the United States and in effect at the effective time of the merger.

Luxottica and its affiliates (including the surviving corporation) have also agreed to honor our Employee Benefit Arrangements in accordance with their terms as in effect immediately prior to the effective time of the merger.

For all purposes under the employee benefit plans of Luxottica and its affiliates providing benefits to any employees after the effective time of the merger, each such employee will be credited with his or her years of service with the Company and its subsidiaries prior to the effective time of the merger (including predecessor or acquired entities or any other entities for which the Company and its subsidiaries have given credit for prior service), to the same extent as such employee was entitled, as at the effective time of the merger, to credit for such service under any similar or comparable plans (except to the extent such credit would result in a duplication of accrual of benefits in whole or in part). In addition, each employee immediately will be eligible to participate, without any waiting time, in any and all new plans and for purposes of certain new plans providing health and welfare benefits to any employee, subject to certain exceptions, Luxottica will cause all pre-existing condition exclusions and actively-at-work requirements of such new plans to be waived for such employee and his or her covered dependents, and Luxottica will cause certain eligible expenses incurred by such employee to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements, as well as all maximums or caps with respect to number of visits or annual or lifetime dollar limitations, applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid or such visits occurred in accordance with such new plan.

The Company has agreed to modify the LTIP prior to, but effective as of, the effective time of the merger. It is expected that the modified LTIP awards will take the following form: Immediately prior to the consummation of the merger, the Compensation and Stock Option Committee will determine the applicable Performance Percentages of current dollar and performance-unit targets that will be used in determining the award payouts under the LTIP, based on the outstanding awards at that time. Each participant’s Total Award will be payable in cash and equal to the sum of (i) the applicable Performance Percentage multiplied by the participant’s target cash award and (ii) the applicable Performance Percentage multiplied by the value of the participant’s target performance unit award. Payment of the Total Award will be made in two equal installments, generally at the closing of the merger and on the first anniversary of the closing (but not later than March 31, 2009), each subject to continued employment with Oakley on the applicable payment date.

Further Assurances

The parties agreed that if any time after the effective time of the merger any further action is necessary or desirable to carry out the purposes of the merger agreement, including the execution of additional instruments, the proper officers and directors of each party to the merger agreement will take all such necessary or desirable action as is reasonable under the circumstances. In addition, the parties agreed to cooperate with each other in taking, or causing to take, at Luxottica’s direction, all actions necessary to delist shares of our common stock from the New York Stock Exchange and deregister the shares under the Exchange Act as soon as practicable following the effective time of the merger.

Conditions to the Completion of the Merger

The respective obligations of the Company, Luxottica and Luxottica’s Merger Vehicle to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	our shareholders shall have duly approved the merger and the merger agreement, pursuant to the requirements of our articles of incorporation and bylaws and the WBCA, by the affirmative vote of the holders of two-thirds of the shares of our outstanding common stock;

•	any applicable waiting period, filings or approvals under the HSR Act and any applicable waiting period, filings or approvals under any of the antitrust, trade regulation or competition laws of the United Kingdom, Germany, Australia and South Africa relating to the merger shall have expired or been terminated, been made, or been obtained and any other applicable governmental approvals, including the Committee on Foreign Investment in the United States; and

•	no court or governmental entity will have restrained, enjoined or prohibited the consummation of the merger and no governmental entity will have enacted, promulgated or deemed applicable to the merger any statute, rule or regulation which prevents the consummation of the merger or has the effect of making the merger illegal.

The obligations of Luxottica and Luxottica’s Merger Vehicle to consummate the merger are further subject to the satisfaction or waiver by Luxottica of the following further conditions:

•	we shall have performed in all material respects our covenants and obligations under the merger agreement on or prior to the closing date;

•	our representations and warranties relating to corporate organization, qualification, subsidiaries, our articles of incorporation and bylaws, capitalization, authority to enter into the merger agreement, no conflicts, required filings and consents, and the opinion of our financial advisor, shall be true and correct in all material respects, as of June 20, 2007 and at and as of the closing date (unless another date is specified);

•	our representation and warranty that, since December 31, 2006, (i) there has not occurred or failed to occur any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) the business of the Company and its subsidiaries has been conducted in the ordinary course of business in all material respects, shall be true and correct, as of June 20, 2007 and at and as of the closing date;

•	all of our other representations and warranties contained in the merger agreement shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect in any specific representation or warranty) at and as of the closing date (unless another date is specified), except for changes contemplated or permitted by the merger agreement and any failures of any such representations and warranties to be so true and correct at and as of the closing date (unless another date is specified) that would not, individually or in the aggregate, have a Material Adverse Effect;

•	Mr. Jannard shall not have taken any actions that would constitute a breach of his obligations under the non-competition agreement he entered into on June 20, 2007 with Luxottica, Luxottica’s Merger Vehicle and us, upon its effectiveness;

•	Luxottica shall have received evidence reasonably satisfactory to it that all of our directors and officers have resigned from their positions at the Company; and

•	Luxottica shall have received a closing certificate signed by our chief executive officer and chief financial officer.

Our obligation to consummate the merger is subject to satisfaction or waiver by us of the following further conditions:

•	Luxottica and Luxottica’s Merger Vehicle shall have performed in all material respects their covenants and obligations under the merger agreement on or prior to the closing date;

•	the representations and warranties of Luxottica and Luxottica’s Merger Vehicle, to the extent qualified with respect to materiality, shall be true and correct in all respects at and as of the closing date (unless another date is specified);

•	the representations and warranties of Luxottica and Luxottica’s Merger Vehicle, to the extent not qualified with respect to materiality, shall be true and correct in all material respects at and as of the closing date (unless another date is specified); and

•	we shall have received closing certificates from each of Luxottica and Luxottica’s Merger Vehicle and signed by their respective chief executive officer and chief financial officer.

Termination of Merger Agreement

The merger agreement may be terminated and the merger contemplated by that agreement may be abandoned at any time prior to the effective time of the merger, even if our shareholders have approved it, by mutual written consent of Luxottica and us.

The merger agreement may be terminated and the merger contemplated by that agreement may be abandoned by either Luxottica or us at any time prior to the effective time of the merger, even if our shareholders have approved it,:

•	if the effective time of the merger has not occurred on or prior to March 20, 2008, under some circumstances relating primarily to obtaining regulatory approvals of the merger, June 20, 2008, or by Luxottica, Luxottica’s Merger Vehicle or us, under some circumstances relating primarily to obtaining regulatory approval by Australia, Germany, South Africa or the United Kingdom, September 20, 2008, except that the right to terminate the merger agreement under this provision is not available to any party to whose failure to fulfill certain of its obligations under the merger agreement has been the cause of, or resulted in, the failure to consummate the merger by such date; or

•	if any court or governmental entity has issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the merger and such law, order, judgment, decree, injunction, ruling or other action has become final and nonappealable, except that the party seeking to terminate the agreement shall have used its reasonable best efforts to challenge such law, order, judgment, decree, injunction or ruling.

Luxottica may terminate the merger agreement and abandon the merger contemplated by that agreement at any time prior to the effective time of the merger, even if our shareholders have approved it, if:

•	we breach any of our representations, warranties, covenants or agreements contained in the merger agreement, which breach would give rise to the failure of the conditions to the obligations of Luxottica and Luxottica’s Merger Vehicle and which is not curable or, if curable, is not cured within thirty calendar days after Luxottica gives us written notice of such breach;

•	we have not obtained the affirmative vote of the holders of two-thirds of the shares of our outstanding common stock to approve the merger and the merger agreement by reason of the failure to obtain the requisite vote at the shareholders’ meeting or at any adjournment or postponement of such meeting;

•	prior to the shareholders’ meeting, our Board of Directors (or any committee thereof) fails to recommend that our shareholders vote to approve the merger and the merger agreement or the Board of Directors changes its recommendation that our shareholders approve the merger and the merger agreement;

•	we have entered into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or a transaction has been consummated with respect to an Acquisition Proposal;

•	a tender or exchange offer relating to shares of our common stock has been commenced and we have not published or sent to our shareholders, on or before the later of: (x) one business day following the expiration of any outstanding five business-day period for receipt of a revised Acquisition Proposal pursuant to the merger agreement or (y) fifteen business days after the commencement of such tender or exchange offer, a statement disclosing that our Board of Directors recommends rejection of such tender or exchange offer; or

•	our Board of Directors has recommended acceptance of a third party tender or exchange offer relating to shares of our common stock.

We may terminate the merger agreement and abandon the merger contemplated by that agreement at any time prior to the effective time of the merger, even if our shareholders have approved it, if:

•	Luxottica or Luxottica’s Merger Vehicle breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would give rise to the failure of the conditions to our obligations and which is not curable or, if curable, is not cured within thirty calendar days after we give Luxottica written notice of such breach; or

•	a third party has made a Superior Acquisition Proposal and, after compliance by our Board of Directors and the Company with the relevant no solicitation provisions of the merger agreement, our Board of Directors has withdrawn, modified or changed, or proposed publicly to withdraw, modify or change, in a manner adverse to Luxottica, its recommendation to our shareholders to approve the merger and the merger agreement, approved or recommended, or proposed publicly to approve or recommend, any Acquisition Proposal or caused the Company or any of our subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to an Acquisition Proposal.

Termination Fees

Termination Fee Payable by Us.  The merger agreement provides that we will be obligated to pay Luxottica a termination fee of $69.0 million if the Company or any of its subsidiaries, directly or indirectly, enters into a definitive agreement for an “Acquisition Proposal” with a third party that has made an Acquisition Proposal between June 20, 2007 and the termination date, or consummates a transaction with respect to an Acquisition Proposal with any third party, and any of the following occurs:

•	we terminate the merger agreement in response to a Superior Acquisition Proposal;

•	Luxottica terminates the merger agreement because, prior to the shareholders’ meeting, the Board of Directors (or any committee thereof) fails to recommend that our shareholders vote to approve the merger and the merger agreement or the Board of Directors changes its recommendation that our shareholders approve the merger and the merger agreement;

•	Luxottica terminates the merger agreement because we have entered into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or a transaction has been consummated with respect to an Acquisition Proposal;

•	Luxottica terminates the merger agreement because a tender or exchange offer relating to shares of our common stock has been commenced and we have not published or sent to our shareholders, on or before the later of: (x) one business day following the expiration of any outstanding five business-day period for receipt of a revised Acquisition Proposal pursuant to the merger agreement or (y) fifteen business days after the commencement of such tender or exchange offer, a statement disclosing that our Board of Directors recommends rejection of such tender or exchange offer;

•	Luxottica terminates the merger agreement because our Board of Directors has recommended acceptance of a third party tender or exchange offer relating to shares of our common stock; or

•	Luxottica terminates the merger agreement because we have not obtained the affirmative vote of the holders of two-thirds of the shares of our outstanding common stock to approve the merger and the merger agreement by reason of the failure to obtain the requisite vote at the shareholders’ meeting or at any adjournment or postponement of such meeting, and after June 20, 2007 but prior to the shareholders’ meeting, any third party has made to the Company an Acquisition Proposal or has publicly announced an intention to make a proposal or offer relating to an Acquisition Proposal and, within twelve months following such termination, the Company enters into a definitive agreement for an Acquisition Proposal with any person who has made an Acquisition Proposal or any affiliate of such person between June 20, 2007 and the date of termination, or we consummate a transaction with respect to an Acquisition Proposal with any person prior to June 20, 2008.

Termination Fee Payable by Luxottica’s Merger Vehicle.  The merger agreement also provides that Luxottica’s Merger Vehicle will be obligated to pay us a termination fee of $80.0 million if:

•	the merger agreement is terminated because the effective time of the merger has not occurred on or prior to June 20, 2008 as a result of failure to obtain U.S. antitrust approval, or, under some circumstances relating to failure to obtain regulatory approval under any of the antitrust, trade regulation or competition laws of the United Kingdom, Germany, Australia and South Africa, on or prior to September 20, 2008.

The termination fee payable by Luxottica’s Merger Vehicle is unconditionally guaranteed by Luxottica.

Amendment and Waiver of the Merger Agreement

Amendment.  The merger agreement may be amended by the Company, Luxottica and Luxottica’s Merger Vehicle at any time prior to the effective time of the merger, whether before or after shareholder approval is obtained, but, after any such approval, no amendment may be made which decreases the merger consideration of $29.30 per share of our common stock or which adversely affects the rights of our shareholders without the approval of such shareholders.

Extension and Waiver.  At any time prior to the effective time of the merger, Luxottica, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement by any other party or in any document, certificate or writing delivered pursuant to the merger agreement by any other party or (iii) unless prohibited by applicable laws, waive compliance with any of the covenants or conditions contained in the merger agreement.

Voting Agreement

This section describes the voting agreement among Luxottica, Luxottica’s Merger Vehicle and Mr. Jannard. The description is not complete, and you should read the voting agreement for a more complete understanding of its terms. The complete text of the voting agreement is attached to this proxy statement as Annex D and is incorporated by reference into this proxy statement.

Concurrently with the execution of the merger agreement, Mr. Jannard entered into a voting agreement with Luxottica and Luxottica’s Merger Vehicle. Mr. Jannard has agreed, among other things and subject to certain exceptions, to vote all of his shares of our common stock:

•	in favor of the approval of the merger and the merger agreement;

•	against an Acquisition Proposal, other than the merger;

•	against any action or agreement (including any amendment of any agreement) that would result in any condition to the consummation of the merger set forth in the merger agreement not being capable of being fulfilled;

•	against any action that would result in a change in those persons constituting a majority of our Board of Directors, other than in connection with an annual meeting of our shareholders with respect to the slate of directors proposed by our incumbent Board of Directors where Mr. Jannard agreed to vote for such slate proposed by the incumbent Board of Directors; and

•	against any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the merger and the transactions contemplated by the merger agreement.

In addition, Mr. Jannard has granted an irrevocable proxy appointing Luxottica’s Merger Vehicle as his attorney-in-fact and proxy, to vote or otherwise to act on behalf of Mr. Jannard with respect to all of his shares of our common stock in connection with the voting obligations described immediately above.

Subject to certain exceptions, from and after June 20, 2007 and continuing until the termination date of the voting agreement, Mr. Jannard has agreed not to, directly or indirectly, without the consent of Luxottica and Luxottica’s Merger Vehicle in respect of any “Acquisition Proposal”:

•	offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sell, transfer, tender, pledge, encumbrance, assignment or other disposition, (including, without limitation, any constructive disposition) of, any or all of his shares of common stock in the Company, or any interest therein, except for the exercise of any stock options;

•	grant any proxies or powers of attorney, deposit any shares of our common stock into a voting trust or enter into a voting agreement with respect to any of his shares of common stock in the Company; and

•	enter into any agreement or arrangement providing for any of the actions described in the foregoing.

At all times during the term of the voting agreement, all of the shares of our common stock held by Mr. Jannard, by a nominee or custodian for the direct or indirect benefit of Mr. Jannard, or by a family member or affiliate of Mr. Jannard, must be free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances, except for any liens, claims, understandings or arrangements that do not limit or impair Mr. Jannard’s ability to perform his obligations under the voting agreement.

Prior to the termination date of the voting agreement, Mr. Jannard may not:

•	solicit, initiate, or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer concerning any Acquisition Proposal;

•	engage in any discussions or negotiations with any third party concerning any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal; and

•	enter into any letter of intent or similar agreement or any contract contemplated by or otherwise related to any Acquisition Proposal.

Notwithstanding the foregoing, the voting agreement does not limit or affect the ability of Mr. Jannard from taking any actions otherwise prohibited by the voting agreement if such action is related to an Acquisition Proposal to the extent that we are permitted to engage in discussions or negotiations with any person under the merger agreement and that we are not in violation of our non-solicitation obligations pursuant to the merger agreement. See “The Merger Agreement — No Solicitation.”

If Mr. Jannard receives an unsolicited proposal or offer concerning an Acquisition Proposal, he will notify the Company of such proposal or offer so that the Company may comply with its obligations under the merger agreement.

On June 20, 2007, Mr. Jannard and his representatives ceased any existing activities, discussions or negotiations with respect to any Acquisition Proposal, other than with respect to the merger.

The voting agreement will terminate upon the earliest of:

•	termination of the merger agreement in accordance with its terms,

•	the first day immediately following the date on which our shareholders have approved the merger and the merger agreement,

•	the amendment of or waiver of any provision of the merger agreement in a manner that reduces the consideration payable to Mr. Jannard in the merger or is materially adverse to Mr. Jannard,

•	Luxottica’s Merger Vehicle’s or Luxottica’s material violation of the terms of the voting agreement, and

•	our Board of Directors changing its recommendation that our shareholders approve the merger agreement and the merger.

Pursuant to the voting agreement, Mr. Jannard agreed not to assert his dissenters’ rights under the WBCA. See “Dissenters’ Rights.”

For a more complete description of the voting agreement, you should refer to the voting agreement attached as Annex D to this proxy statement.

Non-Competition Agreement

This section describes the non-competition agreement among Luxottica, Luxottica’s Merger Vehicle, the Company and Mr. Jannard. The description is not complete, and you should read the non-competition agreement for a more complete understanding of its terms. The complete text of the non-competition agreement is attached to this proxy statement as Annex E and is incorporated by reference into this proxy statement.

Concurrently with the execution of the merger agreement, Mr. Jannard entered into a non-competition agreement with Luxottica, Luxottica’s Merger Vehicle and the Company. For a period of five years from the closing date, Mr. Jannard has agreed, among other things and subject to certain exceptions, not to, any place in the world, directly or indirectly, own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, member, investor, lender, guarantor, or credit enhancer), or provide consultative services or otherwise provide services to, any competitor to the Company.

Subject to certain exceptions, during the same five-year period, Mr. Jannard may not, directly or indirectly, solicit, recruit, request, cause, induce or encourage to leave the employment of the Company or any of its subsidiaries any person who is employed by the Company, except with respect to Mr. Jannard’s son who is currently employed by us and up to six other employees of the Company and its subsidiaries who receive a base salary of less than $100,000 per year. In addition, during this five-year period, Mr. Jannard may not, directly or indirectly, solicit, recruit, request, cause, induce or knowingly encourage any customer, vendor, supplier, distributor, partner or other person or entity currently under contract with the Company or currently doing business with the Company to terminate, or materially and adversely reduce or alter, its business with the Company as it pertains to the Company’s current business of designing, manufacturing, marketing, selling, and distributing eyewear and optical products.

As part of the non-competition agreement, Luxottica agreed that Mr. Jannard will continue to be entitled, during his lifetime, to full company-paid medical and health insurance for himself and his immediate family at a level no less favorable than that in effect for the benefit of the Company’s senior executive officers.

Additionally, in connection with the non-competition agreement and upon consummation of the merger, Luxottica will enter into certain agreements with Mr. Jannard or entities owned by Mr. Jannard continuing to grant him, among other things, the right to remove from the Company’s premises any and all materials containing the history of the Company as a business entity, including discontinued advertising and other marketing materials and product samples produced prior to May 1998, extending the term to the second anniversary of the effective time of the merger of a trademark licensing agreement benefiting Mr. Jannard indirectly through an entity owned by Mr. Jannard as well as extending the term to January 31, 2009 of the lease agreement and the time sharing agreements relating to the plane owned by Mr. Jannard. See “Special Factors — Interests of Certain Persons in the Merger.”

DISSENTERS’ RIGHTS

General

Under Chapter 23B.13 of the WBCA (“Chapter 23B.13”), holders of Oakley common stock are entitled to dissent from, and obtain payment of the fair value of their shares in the event of, the consummation of the merger instead of receiving the $29.30 per share merger consideration, without interest and less any applicable withholding tax. The following summarizes the material rights of holders of Oakley common stock under Chapter 23B.13. The summary below is qualified in its entirety by reference to Chapter 23B.13.

Pursuant to Chapter 23B.13, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of this special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of Chapter 23B.13, a copy of which is attached to this proxy statement as Annex B. The notice of special meeting included with this proxy statement constitutes notice to the holders of Oakley common stock, and a copy of Chapter 23B.13 is attached to this proxy statement as Annex B.

If you are contemplating the possibility of asserting your dissenters’ rights in connection with the merger, you should carefully review the text of Chapter 23B.13. You are also encouraged to consult your legal counsel, at your expense, before attempting to assert your dissenters’ rights. If you do not fully and precisely satisfy the procedural requirements of the WBCA, you will lose your dissenters’ rights. If any holder of shares of Oakley common stock who asserts dissenters’ rights under the WBCA withdraws or loses (through failure to preserve or otherwise) the right to obtain payment for such holder’s shares under Chapter 23B.13, then such shareholder’s shares will be converted into the right to receive the merger consideration of $29.30 per share of Oakley common stock, without interest, at the effective time of the merger. We will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement and the notice of special meeting included with this proxy statement.

Requirements for Asserting Dissenters’ Rights

To preserve your right to assert your statutory dissenters’ rights, you must:

•	deliver to Oakley, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Oakley common stock if the proposed merger is effected, which notice must be separate from your proxy. Your vote against the merger agreement alone will not constitute written notice of your intent to assert your dissenters’ rights;

•	not vote your shares in favor of the merger agreement; and

•	follow the statutory procedures for asserting dissenters’ rights under Chapter 23B.13, which are described below under the heading “Appraisal Procedures.”

Unless you satisfy all of the requirements of Chapter 23B.13, you may not assert dissenters’ rights under Chapter 23B.13 and, if the merger agreement is approved by the Company’s shareholders and the merger occurs, your shares of Oakley common stock will be converted into the right to receive the merger consideration of $29.30 per share, without interest.

Notice

Written notice of your intent to assert dissenters’ rights must be delivered to Oakley at:

Oakley, Inc.
One Icon
Foothill Ranch, California 92610
Attention: Corporate Secretary
Telephone: (949) 951-0991

Such written notice must be delivered before the vote on the merger agreement is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Oakley common stock you own, and that you intend to demand payment of the “fair value” of your shares of Oakley common stock if the merger agreement is approved.

Vote

If you wish to assert dissenters’ rights, you must not vote your shares in favor of approving the merger and the merger agreement. Submitting a properly signed proxy card that is received prior to the vote at the special meeting that does not direct how the shares of Oakley common stock represented by that proxy are to be voted will constitute a vote in favor of approving the merger and the merger agreement and you will thus lose your statutory dissenters’ rights.

Termination of Dissenters’ Rights

Your right to obtain payment of the fair value of your shares of Oakley common stock under Chapter 23B.13 of the WBCA will terminate if:

•	the merger is abandoned or rescinded;

•	a court having jurisdiction permanently enjoins or sets aside the merger; or

•	your demand for payment is withdrawn with the Company’s written consent.

Appraisal Procedures

If the merger agreement is approved by the Company’s shareholders, within ten days after the effective date of the merger, the Company will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under Chapter 23B.13 and have not voted in favor of approving the merger and the merger agreement. The notice will contain:

•	where the demand for payment and certificates representing shares of Oakley common stock must be sent and when certificates must be deposited;

•	information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•	a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed merger (June 20, 2007) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of Oakley common stock before that date;

•	the date by which the Company must receive your payment demand, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to you; and

•	a copy of Chapter 23B.13.

If you wish to assert dissenters’ rights, you must demand payment, certify that you acquired beneficial ownership of your shares before June 20, 2007, and deposit your Oakley share certificates in accordance with the terms of the notice. If you do not demand payment and deposit your share certificates where required, by the date set in the notice, you will lose the right to obtain payment for your shares under Chapter 23B.13.

If the Company does not consummate the merger within 60 days after the date set for demanding payment and depositing share certificates, the Company will return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If after returning the deposited certificates and releasing transfer restrictions, the Company wishes to consummate the merger, the Company must send a new dissenters’ notice and repeat the payment demand procedure. If the Company does not effect the merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date which it had set for demanding payment, you may deliver notice to Oakley in writing of your estimate of the fair value of your common stock plus the amount of interest due and demand payment of your estimated amount, less any amount already paid by Oakley for the shares under Chapter 23B.13.

Except as provided below, within 30 days after the later of the effective date of the merger or the date the payment demand is received, the Company will pay each dissenting shareholder who complied with the payment demand requirements of Chapter 23B.13 the amount the Company estimates to be the fair value of the shareholder’s shares, plus accrued interest. The payment will be accompanied by:

•	financial data relating to Oakley, including a balance sheet as of the fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how the Company estimated the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below; and

•	a copy of Chapter 23B.13 of the WBCA.

For dissenting shareholders who were not the beneficial owners of their shares of Oakley common stock before June 20, 2007, the Company may elect to withhold payment under Chapter 23B.13. To the extent that the Company so elects, after consummating the merger, the Company will estimate the fair value of the shares, plus accrued interest, and will pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The Company will send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment of the dissenter’s own estimate of the dissenter’s shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below.

If you believe that the amount paid or offered by the Company is less than the fair value of your shares or believe that the interest due is incorrectly calculated, or if the Company fails to make payment for your shares within 60 days after the date set for demanding payment or does not effect the merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to the Company in writing informing the Company of your own estimate of the fair value of your shares and the amount of interest due, and demand payment of this estimate, less any amount the Company has already paid under Chapter 23B.13. If any dissenting shareholder’s demand for payment of the dissenter’s own estimate of the fair value of the shares is not settled within 60 days after receipt by the Company of such shareholder’s demand for payment of its own estimate, Chapter 23B.13 requires that the Company commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If the Company does not commence the proceeding within the 60-day period, the Company will pay each dissenter whose demand remains unsettled the amount demanded.

For purposes of Chapter 23B.13, fair value with respect to dissenters’ shares means the value of the shares of Oakley common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The fair value of the shares as determined by the court will be binding on all dissenting shareholders and may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for Oakley common stock under the terms of the merger agreement if the merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the Company, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the Company elected to withhold payment pursuant to Chapter 23B.13.

The court will also determine the costs and expenses of the court proceeding and assess them against the Company, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Chapter 23B.13. If the court finds that the Company did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against the Company any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the Company a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders. Beneficial owners of Oakley common stock who desire to assert dissenters’ rights as to shares held on the beneficial owners’ behalf (a) must submit to the Company the record owner’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent will be set forth either in a record or, if the Company has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and (b) must so assert dissenters’ rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

Pursuant to Section 23B.13.020 of the WBCA, dissenting shareholders are not entitled to challenge the approval of the merger agreement or the consummation of the merger except if the approval or consummation fails to comply with the procedural requirements of the WBCA, the Company’s articles of incorporation or bylaws, or is fraudulent with respect to that shareholder or the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to the Company, as of October 15, 2007, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of such shares, (ii) held by each of the directors, (iii) held by each of the named executive officers (as determined under the rules of the SEC) and (iv) held as a group by the directors and executive officers of the Company.

		Options to
	Shares of	Acquire	Unvested	Total
	Common	Shares of	Shares of	Amount of
	Stock	Common	Restricted	Beneficial	Percent
Name(1)	Owned	Stock(2)	Stock(3)	Ownership	of Class

Directors and Named Executive Officers
Jim Jannard(4)	44,426,400	119,315	—	44,545,715	63.8%
D. Scott Olivet	44,700	170,000	120,000	334,700	*
Colin Baden	26,589	140,170	31,875	198,634	*
Richard Shields	—	22,000	25,000	47,000	*
Jon Krause	5,421	130,670	25,312	161,403	*
Kent Lane	8,029	127,786	25,312	161,127	*
Link Newcomb(5)	8,249	63,000	37,500	108,749	*
Tom Davin	19,000	11,530	4,500	35,030	*
Mary George	12,000	—	4,500	16,500	*
Jeffrey Moorad	2,071	—	4,500	6,571	*
Michael Puntoriero	10,886	—	4,500	15,386	*
Greg Trojan	9,000	—	4,500	13,500	*
Frits van Paasschen	15,193	—	4,500	19,693	*
All current Directors, Named Executive Officers and Executive Officers as a group (16 persons, including those named above)	44,595,951	924,812	348,248	45,869,011	64.9%

*	Represents less than one percent of the Company’s common stock.

(1)	Unless noted otherwise, the address for each Director and named executive officer is c/o Oakley, Inc., One Icon, Foothill Ranch, California 92610.

(2)	This column represents the number of shares that may be acquired pursuant to stock options that are or will become exercisable within sixty (60) days of October 15, 2007.

(3)	This column represents unvested shares of restricted stock held by the Company’s executive officers and directors of which they have sole voting power.

(4)	Pursuant to the voting agreement, Mr. Jannard agreed to vote his shares in favor of the approval of the merger and the merger agreement. See “The Merger Agreement — Voting Agreement” beginning on page 58.

(5)	Mr. Newcomb resigned as a director and executive officer of the Company in October 2006 but continues to be employed by the Company as Senior Advisor to the Chief Executive Officer of the Company.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, Oakley will be an indirect wholly owned subsidiary of Luxottica and there will be no public participation in any future meetings of shareholders of Oakley. However, if the merger is not completed, Oakley shareholders will continue to be entitled to attend and participate in Oakley shareholders’ meetings and we will hold an Annual Meeting of Shareholders in 2008, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement. In accordance with the Company’s bylaws, proposals of shareholders intended to be presented at the Company’s Annual Meeting of Shareholders to be held in 2008 must be received by the Company, marked to the attention of the Corporate Secretary, no later than December 17, 2007. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement.

Notice of shareholder proposals submitted to the Company for consideration at the Company’s Annual Meeting of Shareholders to be held in 2008 outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder’s proposal in the Company’s proxy materials) will be considered untimely if received by the Company after March 3, 2008. Accordingly, the proxy with respect to the Company’s 2008 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after March 3, 2008.

FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, including the financial projections provided in “Special Factors — Our Financial Projections and Underlying Assumptions” beginning on page 28, and the documents to which we refer you in this proxy statement, that are not historical fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Any statements in this proxy statement or those documents about results of operations, expectations, plans and prospects, including statements regarding the completion of the proposed merger constitute forward-looking statements. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements, except to the extent required by law. There are a number of risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. The merger may involve unexpected costs. Our business may suffer as a result of uncertainty surrounding the merger. Certain other risks associated with our business are discussed from time to time in the reports we file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and Annual Report on Form 10-K for the fiscal year ended December 31, 2006. In addition to the other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	whether or not the conditions to complete the merger are satisfied, including the receipt of the required shareholder or regulatory approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings instituted against us and others in connection with the proposed merger;

•	the failure of the merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	business uncertainty and contractual restrictions during the pendency of the merger;

•	competition generally and the increasingly competitive nature of our industry; and

•	stock price and interest rate volatility.

See “Where You Can Find More Information” beginning on page 67. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•	our proxy statement on Schedule 14A filed with the SEC on April 25, 2007; and

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2007, March 27, 2007, June 5, 2007 (as amended by our Current Report on Form 8-K/A filed with the SEC on September 20, 2007) June 22, 2007 and September 21, 2007.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Oakley, Inc., One Icon, Foothill Ranch, California 92610, Attention: Corporate Secretary, and should be made by October 31, 2007 in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated October 17, 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Oakley, Inc., One Icon, Foothill Ranch, California 92610, Attention: Corporate Secretary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
Between
LUXOTTICA GROUP S.p.A.
NORMA ACQUISITION CORP.
and
OAKLEY, INC.
Dated as of June 20, 2007

A-i

A-ii

INDEX OF DEFINED TERMS

Articles of Merger	Section 1.02
Acquisition Agreement	Section 5.07(c)
Acquisition Proposal	Section 5.07(d)
Agreement	Recitals
Antitrust Regulatory Conditions	Section 7.01(b)
Board	Recitals
Change of Board Recommendation	Section 5.07(c)
CFIUS	0
CFIUS Notice	0
Closing Consents	Section 6.02
Closing Date	Section 1.02
Code	Section 2.01(f)
Company	Recitals
Company Disclosure Schedule	ARTICLE III
Company Options	Section 1.10(a)
Company Representatives	Section 5.02(a)
Company Stock-Based Awards	Section 1.10(b)
Confidentiality Agreements	Section 5.02(a)
Consent	Section 3.05(b)
Continuation Period	Section 5.06(d)
Contracts	Section 3.21(b)
Controlled Group Liability	Section 3.13(a)
Dissenting Shares	Section 1.09
Divestiture	Section 5.04(b)
Effective Time	Section 1.02
Employee Benefit Arrangement	Section 5.01(f)
Employees	Section 5.06(d)
Environmental Law	Section 3.15
ERISA	Section 3.13(a)
ERISA Affiliate	Section 3.13(a)
Exchange Act	Section 3.05(a)
Exchange Fund	Section 2.01(a)
Extended Termination Date	Section 7.01(b)
Filed Contracts	Section 3.21(b)
Final Termination Date	Section 7.01(b)
Foreign Plan	Section 3.13(a)
Founder	Recitals
Founder Voting Agreement	Recitals
GAAP	Section 3.07(b)
Governmental Entity	Section 3.05(b)
Hazardous Substance	Section 3.15
HSR Act	Section 3.05(a)
Income Tax	Section 3.16(p)
Indemnified Parties	Section 5.06(a)

A-iii

Initial Termination Date	Section 7.01(b)
Intellectual Property	Section 3.14
IRS	Section 3.13(b)
Lien	Section 8.10(c)
LTIP Performance Units	Section 1.10(b)
Material Adverse Effect	Section 3.01
Measurement Date	Section 3.03
Merger	Recitals
Merger Price	Recitals
Merger Fees	Section 3.24
Merger Sub	Recitals
Necessary 23B.19 Actions	Section 3.05(c)
New Plans	Section 5.06(f)
NYSE	Section 3.05(a)
Old Plans	Section 5.06(f)
Option Plans	Section 1.10(a)
Other Filings	Section 3.09
Parent	Recitals
Parent Representatives	Section 5.02(a)
Parent Termination Fee	Section 7.03(b)
Paying Agent	Section 2.01(a)
Permitted Issuances	Section 5.01(c)
Plans	Section 3.13(a)
Preferred Stock	Section 3.03
Proxy Statement	Section 5.08(a)
Qualified Plans	Section 3.13(c)
Registered Intellectual Property	Section 3.14(a)
Release	Section 3.15
Required Shareholder Approval	Section 6.01(a)
Restricted Share	Section 1.10(c)
Revised Parent Proposal	Section 5.07(c)
Sarbanes-Oxley Act	Section 3.11
SEC	Section 3.07(a)
SEC Reports	Section 3.07(a)
Share	Recitals
Share Certificates	Section 2.01(a)
Shares	Recitals
Sole Shareholder	Section 4.02
Special Meeting	Section 5.09
Specified Assets	Section 5.04(a)
Specified Change of Board Recommendation	Section 5.07(c)
Subsidiary	Section 3.01
Superior Acquisition Proposal	Section 5.07(d)
Surviving Corporation	Section 1.01
Takeover Statute	Section 5.11

A-iv

Tax	Section 3.16(n)
Tax Return	Section 3.16(o)
Termination and Expense Reimbursement Fee	Section 7.03(c)
Transaction Agreements	Section 4.02
U.S. Plan	Section 3.13(a)
U.S. Subsidiary Plan	Section 3.13(b)
Voting Agreement	Section 4.02
Voting Debt	Section 3.03
WBCA	Recitals
1995 Stock Plan	Section 1.10(a)

Exhibits

Exhibit A	Amended and Restated Articles of Incorporation of the Company
Exhibit B	Amended and Restated By-laws of the Company
Exhibit C	Form of Non-Foreign Affidavit
Exhibit D	Guarantee

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 20, 2007 (this “Agreement”), by and among Luxottica Group S.p.A., an Italian corporation (“Parent”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Oakley, Inc., a Washington corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement, which contemplates the merger of Merger Sub with and into the Company, as set forth below (the “Merger”), in accordance with the Washington Business Corporation Act (the “WBCA”) and upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, upon the consummation of the Merger, each issued and outstanding share of common stock, $0.01 par value per share, of the Company (each a “Share” and, collectively, the “Shares”) will be converted into the right to receive $29.30 per share in cash (without interest) (the “Merger Price”), upon the terms and subject to the limitations and conditions of this Agreement;

WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement, concurrently herewith, James H. Jannard (the “Founder”) has entered into an agreement (the “Founder Voting Agreement”) with Parent and Merger Sub to vote his Shares in favor of this Agreement and the Merger on the terms and subject to the conditions specified therein;

WHEREAS, as a further inducement to Parent and Merger Sub to enter into this Agreement, concurrently herewith, the Founder has entered into a non-competition agreement with Parent and Merger Sub (the “PS Non-Competition Agreement”), effective as of the Effective Time of the Merger, with the rights and obligations thereunder of Merger Sub to be rights and obligations of the Surviving Corporation by virtue of the Merger, and on the terms and subject to the conditions specified therein;

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the terms of the Founder Voting Agreement;

WHEREAS, the Board is recommending, subject to the terms hereof, that the Company’s shareholders approve this Agreement and the Merger;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

Section 1.01.  The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the WBCA, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and an indirect wholly owned subsidiary of Parent.

Section 1.02.  Effective Time; Closing.  The closing (the “Closing”) will be held at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York at 10:00 A.M., New York, New York time, on the fifth business day following the date of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or such other place and time as Parent and the Company may agree in writing (the “Closing Date”). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Washington, in such form as is required by, and executed in accordance with, the relevant provisions of Washington law. The Merger shall become effective at such time at which such Articles of Merger shall be duly filed with the Secretary of State of the State of Washington, or at such later time reflected in such Articles of Merger as shall be agreed by Parent and the Company in writing (the time that such Merger becomes effective, the “Effective Time”).

Section 1.03.  Effects of the Merger.  The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.04.  Articles of Incorporation and By-Laws of the Surviving Corporation.

(a) At the Effective Time, the amended and restated articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit A and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

(b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B and, as so amended and restated, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

Section 1.05.  Directors.  Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation or by-laws of the Surviving Corporation.

Section 1.06.  Officers.  Subject to applicable law and any obligation of the Company under any employment agreement with the relevant person that is in effect as of the Effective Time, the individuals specified by Parent in writing to the Company at least two business days prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation or by-laws of the Surviving Corporation.

Section 1.07.  Conversion of Shares; Cancellation of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, Merger Sub or any wholly owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned Subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall each be cancelled and shall cease to exist with no payment being made with respect thereto and, other than any Shares constituting Dissenting Shares (as defined below)), shall be converted into and represent the right to receive in cash the Merger Price from Parent or Merger Sub (through the Paying Agent as provided in Section 2.01). At the Effective Time, all Shares that have been converted into the right to receive the Merger Price as provided in this Section 1.07 shall be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Price, without interest thereon, upon surrender of such certificates in accordance with Article II hereof.

Section 1.08.  Conversion of Merger Sub Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 1.09.  Dissenting Shares.  Notwithstanding anything contained in this Agreement to the contrary and to the extent provided under applicable law, Shares issued and outstanding immediately prior to the Effective Time as to which the holder takes, or forbears from taking, such actions as required to satisfy the requirements for perfecting dissenters’ rights set forth in Chapter 23B.13 of the WBCA and has not effectively withdrawn, waived or lost its dissenters’ rights (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Price. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the WBCA. If, after the Effective Time, any holder of Dissenting Shares is not entitled to payment under Chapter 23B.13, then each Dissenting Share owned by such holder shall be treated as if it had been converted into the right to receive the Merger Price as of the Effective Time. The Company shall promptly notify Parent upon the receipt of any written demands for appraisal under Chapter 23B.13 of the WBCA and any withdrawals of such demands or any actions or failure to take actions that result in the loss or waiver of dissenters’ rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, offer to settle or make any payment with respect to such demands unless it receives prior written consent from Parent, not to be unreasonably withheld, conditioned or delayed, or unless it is required to do so under the WBCA. Any amount payable to any holder of Dissenting Shares shall be paid in accordance with the WBCA solely by the Surviving Corporation out of its own funds.

Section 1.10.  Company Stock-Based Arrangements.

(a) Company Options.  Subject to Section 2.01(f), at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all outstanding and unexpired options and similar rights to acquire Shares (other than Company Stock-Based Awards, as such term is defined in Section 1.10(b) below), regardless of whether or not such options or rights have vested (the “Company Options”), including, without limitation, Company Options granted pursuant to the Company’s 1995 Stock Incentive Plan, as amended (the “1995 Stock Plan”), and option agreements with individuals thereunder (collectively, the “Option Plans”), shall be cancelled and each holder of a cancelled Company Option shall be entitled to receive, at the Effective Time, in consideration for the cancellation of each such Company Option, an amount in cash equal to the product of (x) the number of Shares subject to such Company Option immediately prior to the Effective Time (assuming full vesting of each such Company Option whether or not it has vested in accordance with its terms) and (y) the excess, if any, of the Merger Price over the exercise price per Share subject to such Company Option, without interest thereon.

(b) Company Stock-Based Awards.  Subject to Section 2.01(f), at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all performance shares, stock appreciation rights and deferred stock, if any, outstanding immediately prior to the Effective Time under the 1995 Stock Plan that shall not yet have been replaced by issued Shares upon the lapse of the applicable forfeiture condition, including, without limitation, all performance units (“LTIP Performance Units”) outstanding under the LTIP (as defined in Section 5.06(g)) (“Company Stock-Based Awards”), shall be cancelled.

(c) Restricted Stock Awards.  Any restrictions on each Share (“Restricted Share”) issued under the 1995 Stock Plan or under any of the Plans (as defined in Section 3.13(a) below) or otherwise shall lapse immediately prior to, and effective upon the occurrence of, the Effective Time, and each Restricted Share shall be fully vested in each holder thereof at such time, and each such Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions (including the condition set forth in Section 2.01(f)) as, each Share not subject to any restrictions. All dividend equivalents, if any, credited to the account of each holder of a Restricted Share as of the Effective Time shall be distributed to the holder of such Restricted Share at the Effective Time, without interest thereon.

(d) Actions.  Prior to the Effective Time, the Company shall deliver to the holders of Company Options and Company Stock-Based Awards appropriate notices, in form and substance reasonably acceptable to Parent, setting forth such holders’ rights pursuant to this Agreement. The Company shall take all action as is necessary prior to the Effective Time to terminate all Option Plans (including such actions as are necessary to amend each Option Plan to cancel the Company Options, Company Stock-Based Awards and other rights granted pursuant to such Option Plan) so that at and after the Effective Time, no current or former employee, director, consultant or other person shall have any option to purchase or right to receive any Company Options or Company Stock-Based Awards for his or her benefit. Not more than ten nor less than three business days prior to the anticipated Effective Time, the Company shall, to the fullest extent permitted by applicable law, deliver to Parent a list, in form reasonably acceptable to Parent, of the number of Company Options and Company Stock-Based Awards expected to be outstanding immediately prior to the Effective Time, and the names of the holders thereof and in each case together with the applicable mailing addresses, tax identification numbers and other information relating to such holders and participants as Parent may reasonably require in connection with the payments to be made pursuant to this Section 1.10. Parent may take such actions, as promptly as practicable, prior to making any payment under this Section 1.10, as are reasonably necessary and appropriate in order to verify the right of any person to receive such a payment hereunder, the identifying information relating to such person and whether any withholding is required with respect thereto and, if so, the amount thereof.

ARTICLE II

PAYMENT FOR SHARES

Section 2.01.  Payment for Shares.

(a) From and after the Effective Time, a bank or trust company mutually acceptable to Parent and the Company shall act as paying agent (the “Paying Agent”) in effecting the payment of the Merger Price in respect of certificates (the “Share Certificates”) that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section 1.07. Prior to the Effective Time, Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.07 plus the aggregate consideration payable pursuant to Section 1.10 in exchange for Company Options, Company Stock-Based Awards and Restricted Shares (such funds collectively being hereinafter referred to as the “Exchange Fund”). Parent shall be obligated to, from time to time, deposit any additional funds necessary to pay the aggregate Merger Price with respect to Shares outstanding at the Effective Time.

(b) Promptly after the Effective Time, the Paying Agent shall, and Parent shall cause the Paying Agent to, mail to each record holder of Share Certificates that immediately prior to the Effective Time represented Shares (other than Share Certificates representing Shares held by Parent, Merger Sub or any wholly owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned Subsidiary of the Company, and other than Dissenting Shares) a form of letter of transmittal, in form and substance reasonably satisfactory to Parent, which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Paying Agent, and instructions for use in surrendering such Share Certificates and receiving the aggregate Merger Price in respect thereof. Upon the surrender of each such Share Certificate for cancellation to the Paying Agent or to such additional agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Share Certificate shall be paid the Merger Price multiplied by the number of Shares formerly represented by such Share Certificate in consideration therefor, and such Share Certificate shall forthwith be cancelled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Shares held by Parent, Merger Sub or by any wholly owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly owned Subsidiary of the Company, and other than Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Share Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Share

Certificate shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Share Certificate surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Promptly after the Effective Time, the Paying Agent shall, and Parent shall cause the Paying Agent to, mail to the persons entitled to receive such payment, as verified by Parent pursuant to Section 1.10(d), checks in payment of the consideration payable to such persons pursuant to Section 1.10 in exchange for Company Options, Company Stock-Based Awards and Restricted Shares.

(c) Promptly following the date which is 12 months after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Share Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent’s duties shall terminate. Thereafter, each holder of a Share Certificate formerly representing a Share may surrender such Share Certificate to the Surviving Corporation and, subject to the applicable abandoned property, escheat and similar laws, receive in exchange therefor the aggregate consideration relating thereto, without any interest or dividends thereon, as provided in this Agreement.

(d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in exchange for the payment of the aggregate consideration as provided in this Agreement.

(e) None of Parent, Merger Sub, the Company nor the Surviving Corporation shall be liable to any holder of the Shares, Company Options, Company Stock-Based Awards or other securities for any consideration to be paid in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Each of the Company, Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from any payment hereunder to Parent or to any holder of Shares, Company Options, Company Stock-Based Awards or other securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, Surviving Corporation, Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be. In the case of any holder of more than 5% of the Shares who is a “United States person” for United States federal income tax purposes, such holder shall deliver, on the Closing Date, a properly executed non-foreign affidavit substantially in the form attached hereto as Exhibit C. In the case of any holder of more than 5% of the Shares who is not a “United States person,” for United States federal income tax purposes, and who acquired its shares on or after January 1, 2007, the Company shall certify, to the extent it is able to do so, that it was at no time since January 1, 2007, a United States real property holding corporation.

(g) If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to the alleged loss, theft or destruction of such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate, the Merger Price, without any interest thereon.

(h) The Paying Agent shall invest the funds constituting the Exchange Fund as directed by Parent. Any interest or other income resulting from such investment shall be paid to Parent. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as set forth in the disclosure schedule dated the date of this Agreement and delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement and identified as such by the Company (the “Company Disclosure Schedule”) (it being understood that any information set forth in a particular section or subsection of the Company Disclosure Schedule shall be deemed to be disclosed in each other section or subsection thereof to which the relevance of such information is reasonably apparent on its face), (ii) as may be disclosed in any of the SEC Reports (as defined below) filed prior to the date of this Agreement and publicly available, excluding any disclosure in any such SEC Report set forth in any risk factor section and in any section relating to forward-looking statements other than factual disclosures therein that are set forth elsewhere in such SEC Report, or (iii) as arising after the date of this Agreement from any actions taken by the Company or any of its Subsidiaries after the date hereof at, and in accordance with, the specific written request of Parent or Merger Sub:

Section 3.01.  Organization and Qualification; Subsidiaries.  The Company is a corporation duly organized and validly existing under the laws of the State of Washington. Section 3.01 of the Company Disclosure Schedule sets forth the percentage of all of the issued and outstanding shares of capital stock or other equity interests owned by the Company and its Subsidiaries in its Subsidiaries. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized, validly existing or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each of its Subsidiaries has the requisite power (corporate or otherwise) and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority or to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The term “Subsidiary,” as used in this Agreement, means, with respect to any entity, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such entity for financial reporting purposes. Section 3.01 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and principal line of business of each Subsidiary of the Company. The term “Material Adverse Effect,” as used in this Agreement, means any change or effect that is or could reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, except for any such change or effect arising out of or relating to (i) the announcement of the transactions contemplated by this Agreement or actions by Parent, Merger Sub or the Company required to be taken pursuant to this Agreement or the failure to take any actions that are prohibited by this Agreement, (ii) changes in general economic, regulatory or political conditions or changes affecting the economy or the securities or financial markets in general, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (iii) changes in laws, rules, regulations or orders of any Governmental Entity (as defined herein) or interpretations thereof by any Governmental Entity or changes in accounting rules, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (iv) changes affecting generally the industry in which the Company conducts business, except to the extent that any such change or effect disproportionately affects the Company when compared to other members of the Company’s industry, (v) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity affecting the United States or (vi) any change in the market price or trading volume of the Company’s securities, including as a result of the failure of the Company to meet analysts’ expectations, provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that any cause underlying such change has resulted in or contributed to the occurrence of a Material Adverse Effect as defined without referenc e to this clause (vi).

Section 3.02.  Articles of Incorporation and By-Laws.  The Company has heretofore made available to Parent and Merger Sub an accurate and complete copy of the articles of incorporation or certificate of formation and the by-laws or operating agreement, or other similar organizational documents, each as amended to the date hereof, of the Company and each Subsidiary of the Company. Such articles of incorporation or certificate of formation and by-laws or operating agreement or such other organizational documents are in full force and effect. The Company is not in violation of, and none of its Subsidiaries is in violation in any material respect of, any provision of its articles of incorporation or certificate of formation or by-laws or operating agreement, or other similar organizational document.

Section 3.03.  Capitalization.  Section 3.03 of the Company Disclosure Schedule sets forth (i) as of the close of business on June 18, 2007 (the “Measurement Date”), the number of authorized and outstanding Shares and the number of authorized and outstanding shares of preferred stock (“Preferred Stock”) of the Company, (ii) as of the Measurement Date, the number of Shares for which the Company Options are exercisable and the related exercise prices, (iii) the number of Shares reserved for issuance pursuant to the Option Plans, (iv) as of the Measurement Date, the number of outstanding Company Stock-Based Awards in the form of restricted stock units which have not yet been replaced by issued Shares, (v) the number of Shares originally made subject to the 1995 Stock Plan, (vi) the number of Shares that, as of the Measurement Date, had been issued pursuant to the 1995 Stock Plan and (vii) the number of Shares that, as of the date of this Agreement, remain issuable pursuant to the 1995 Stock Plan. The Company’s procedures with respect to the granting of all Company Options provided for the specification of an exercise price that is no less than the market price for the Shares on the date of the grant. The Company complied in all material respects with such procedures with respect to the granting of the Company Options. The Founder is the record and, to the knowledge of the Company, the beneficial owner, as beneficial ownership is defined in the Exchange Act (as defined below), of 44,426,400 of the outstanding Shares. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into, or exchangeable for, securities having such rights) (“Voting Debt”) of the Company or any of its Subsidiaries issued and outstanding. Except for the Company Options, the Company Stock-Based Awards, and options, subscriptions or other rights issued and outstanding which are held by the Company or any Subsidiary in any other Subsidiary and except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, nor are there any obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to any third-party to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any of its Subsidiaries. Except for the Founder Voting Agreement, to the knowledge of the Company, as of the date of this Agreement, there are no voting agreements with respect to the Shares which affect or relate to the voting of, or the execution of written consents with respect to, or the solicitation of proxies relating to the voting of, any security of the Company or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is validly issued, fully paid and nonassessable, and such shares of the Company’s Subsidiaries are owned, beneficially and of record, by the Company or by a Subsidiary of the Company, in each case, free and clear of any Lien, other than Liens imposed by or arising under applicable law. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make an investment (in the form of a loan, capital contribution or otherwise ) in any entity other than a Subsidiary.

Section 3.04.  Authority Relative to this Agreement.  Except for the Required Shareholder Approval (as defined in Section 6.01(a)), the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, approved and declared advisable by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement (other than, with respect to the Merger, the adoption of this Agreement by holders of two-thirds of the outstanding Shares and the filing of the Articles of Merger as required by the WBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) the remedies of specific performance and injunctive relief and other forms of equitable relief being subject to the discretion of the Governmental Entity (as defined below) before which any enforcement proceeding therefor may be brought. The Board, at a meeting duly called and held on June 20, 2007, prior to the execution and delivery of this Agreement, by adopting resolutions that, as of the time of execution and delivery of this Agreement, are in full force and effect and have not been in any way modified or rescinded, has duly taken all actions necessary under the WBCA and the Company’s articles of incorporation to (a) approve and adopt this Agreement and the transactions contemplated hereby (including the Merger), (b) determine that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and fair to and in the best interests of the Company and its shareholders, (c) direct that this Agreement be submitted to the Company shareholders for adoption, (d) resolve to recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby and (e) approve the Founder Voting Agreement. As a result of the foregoing actions, the only vote required to authorize and approve the Merger is the affirmative vote of the holders of two-thirds of the Shares.

Section 3.05.  No Conflict; Required Filings and Consents.

(a) Assuming (i) compliance with any requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any requirements of any foreign, supranational or other antitrust or similar laws, (ii) compliance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and any applicable state securities or “blue sky” laws are met, (iii) the filing of the Articles of Merger and other appropriate instruments, if any, as required by the WBCA, is made, (iv) compliance with any applicable requirements of the 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, (v) the filing of the Proxy Statement (as defined in Section 5.08 below) and receipt of the Required Shareholder Approval, (vi) compliance with any requirements of The New York Stock Exchange (the “NYSE”) and (vii) the Consents referred to in Section 3.05(b) of the Company Disclosure Schedule are obtained or made, none of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (w) conflict with or violate the articles of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (x) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity (as defined in Section 3.05(b) below) applicable to the Company or any of its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, (y) other than the accelerated vesting of Company Options, Company Stock-Based Awards and Restricted Shares, result in a breach or violation of, a default under (or an event which with notice or lapse of time or both would become a default), or the triggering of any payment or other obligations to any of the Company’s or any of its Subsidiaries’ present or former employees pursuant to, any of the Company’s or any of its Subsidiaries’ existing Employee Benefit Arrangements (as defined in Section 5.01(f) below) or any grant or award made under any of the foregoing, or (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties may be bound or affected, except, with respect to clauses (x), (y) and (z), as would not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation of the Merger.

(b) None of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization, order, decree, license, or permit of, or registration or filing with or notification to (any of the foregoing being a “Consent”), any government or subdivision thereof, domestic, foreign or supranational, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a “Governmental Entity”) or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the WBCA, (iii) compliance with any requirements of the HSR Act and any requirements of any foreign, supranational or other antitrust or similar laws, (iv) compliance with the requirements of the NYSE, (v) compliance with any applicable requirements of the 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, (vi) the Consents referred to in Section 3.05(b) of the Company Disclosure Schedule and (vii) Consents the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

(c) The Board has taken all actions necessary for the Company to take in order to ensure that the restrictions applicable to business combinations contained in Chapter 23B.19 of the WBCA are, and will be, inapplicable to the execution, delivery and performance of this Agreement (such actions by the Board, the “Necessary 23B.19 Actions”), including but not limited to ensuring that the Board approve the significant business transaction before an acquiring person’s share acquisition time. No other state takeover statute or similar legal requirement applies or purports to apply to the Company with respect to the Agreement or the agreements contemplated herein. No representation is made by the Company with respect to the application of Chapter 23B.19 of the WBCA or any similar statute as a result of actions by Parent or its affiliates taken prior to the time that the Board took the Necessary 23B.19 Actions; provided, however, that, to the Company’s knowledge, Chapter 23B.19 of the WBCA will not apply to Parent or its affiliates.

Section 3.06.  Compliance with Agreements.  Except as disclosed in the SEC Reports (as defined in Section 3.07(a)) filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, any Contract (as defined in Section 3.21 below), except for such conflicts, defaults and violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07.  SEC Reports and Financial Statements.

(a) The Company has filed with the United States Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by the Company with the SEC since March 31, 2006 (as they have been amended since the time of their filing and including any current report on Form 8-K that has been filed with or furnished to the SEC and any documents filed, furnished or incorporated by reference as exhibits to any such filing, collectively, the “SEC Reports”). As of their respective dates, except as and to the extent modified or superseded in any subsequent SEC Report that is filed prior to the Effective Time, each SEC Report, including, without limitation, any financial statements or schedules included or incorporated by reference therein, in the case of SEC Reports filed on or prior to the date of this Agreement, complied, and in the case of SEC Reports filed after the date of this Agreement and prior to the Effective Time, will have complied, in all material respects with the requirements of the Exchange Act or the Securities Act, and the rules and regulations of the SEC promulgated thereunder, that were or are applicable to such SEC Report, and none of the SEC Reports contained, or will contain, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since March 31, 2006, no Subsidiary of the Company is or has been required to file any form, report or other document with the SEC.

(b) The consolidated balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three fiscal years in the period ended December 31, 2006 (including the related notes and schedules thereto) of the Company contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved except as otherwise noted therein.

(c) Except as reflected, reserved against or otherwise disclosed in the financial statements dated as of December 31, 2006 (including the related notes and schedules thereto) of the Company included in the SEC Reports filed and publicly available prior to the date of this Agreement, or disclosed in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) required to be set forth in a consolidated balance sheet of the Company and its Subsidiaries under GAAP, other than (i) liabilities incurred in the ordinary course of business, (ii) liabilities or obligations that the Company is expressly permitted to incur pursuant to Section 5.01 or that are incurred pursuant to, and in accordance with the terms of, Contracts listed in Section 3.21(b) of the Company Disclosure Schedule (as in effect on the date hereof, without amendment or modification), (iii) liabilities for fees and expenses actually incurred by the Company in connection with the transactions contemplated by this Agreement or (iv) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The unaudited consolidated balance sheet as of March 31, 2007 and the related unaudited consolidated statement of income, shareholders’ equity and cash flows of the Company for the fiscal quarter ended March 31, 2007 (including the related notes and schedules thereto) of the Company contained in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the date or for the period presented therein in accordance with GAAP applied on a consistent basis during the period involved, except as otherwise noted therein, subject to the absence of footnotes and to year-end audit adjustments, none of which adjustments would be material.

(e) The Company has heretofore furnished to Parent an accurate and complete copy of all material agreements, documents or other instruments required to be, but which have not yet been, filed with the SEC and any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.08.  Off-Balance Sheet Arrangements.  Section 3.08 of the Company Disclosure Schedule describes, and the Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and other “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Securities Act) to which the Company or any of its Subsidiaries is a party and has any continuing liability and which would be required to be disclosed pursuant to the Exchange Act in an annual or quarterly report required to be filed with the SEC.

Section 3.09.  Information.

None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 5.08 below) or (ii) any other document filed or to be filed with the SEC in connection with the transactions contemplated by this Agreement (the “Other Filings”) will, at the respective times filed with the SEC and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders of the Company, and at the time of the Special Meeting (as defined in Section 5.09 below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by the Company with respect to information furnished by Parent or Merger Sub specifically for inclusion therein. The Proxy Statement and the Other Filings made by the Company will, at the respective times filed with the SEC and mailed to the shareholders, comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

Section 3.10.  Litigation.  There is no legal action, suit, claim or legal, administrative or other proceeding or, to the knowledge of the Company, investigation that is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the Merger.

Section 3.11.  Compliance with Applicable Laws.  The Company and its Subsidiaries hold all permits, licenses, registrations, variances, exemptions, orders and approvals of all Governmental Entities required in connection with the ownership or occupancy of their respective properties and assets and the operation of their respective businesses, including, without limitation, all necessary permits for export transactions and registrations with Governmental Entities as required under applicable export control laws, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect. Except as referred to in the SEC Reports filed and publicly available prior to the date hereof, the Company and its Subsidiaries are not in violation of any law, rule, regulation or order of any Governmental Entity or arbitrator applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Foreign Corrupt Practices Act, all applicable United States export control laws and regulations, and all applicable trade sanctions and embargoes (except that no representation or warranty is made in this Section 3.11 with respect to Environmental Laws or Taxes, which are exclusively the subject of Section 3.15 and Section 3.16, respectively, or the matters specifically covered by Section 3.13), except for violations or possible violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12.  Internal Controls.

(a) The Company has established and maintains internal controls over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s senior management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such internal controls over financial reporting are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and liabilities, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Company’s management has disclosed, based on its most recent evaluation of internal controls over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information or

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Neither the Company nor any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(c) The chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and, as of the date of such certifications, the statements contained in such certifications were complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2006, and such assessment concluded that such controls were effective in all material respects, and the Company’s independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2006.

Section 3.13.  Employee Benefit Plans and Arrangements.

(a) “Plans” means all severance, pension, benefit, deferred compensation, incentive compensation, stock option, bonus, welfare benefit and other employee benefit plans, programs and policies that provide benefits (other than benefits that do not, for any plan, exceed $100,000 in the aggregate) to any present or former director, officer or employee of the Company or any of its Subsidiaries, or any beneficiary or dependent of any such person (whether or not written), sponsored or maintained by the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term “Plans” includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”) and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. An “ERISA Affiliate” means, with respect to the Company, any corporation, person or trade or business which is a member of the group which is under common control with the Company, and which together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) arising as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations. “U.S. Plan” means any Plan that covers any present or former director, officer or employee located in the United States. “Foreign Plan” means any Plan that is subject to the laws of any jurisdiction outside the United States.

(b) Section 3.13(b) of the Company Disclosure Schedule includes a complete list of all U.S. Plans. With respect to each written U.S. Plan, other than a U.S. Subsidiary Plan (as defined below), the Company has made available to Parent a true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) if the Plan is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (a “Qualified Plan”), the most recent determination letter from the Internal Revenue Service (the “IRS”). With respect to each written U.S. Plan maintained by any Subsidiary (a “U.S. Subsidiary Plan”), the Company has made available to Parent a true, correct and complete copy of all Plan documents. With respect to each material unwritten U.S. Plan, the Company has made available to Parent a summary in reasonable detail of such U.S. Plan.

(c) Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, each Plan currently complies in all material respects, and has materially complied in the past, both in form and operation, with its terms and with all applicable provisions of all laws and regulations applicable to it, including, in the case of the U.S. Plans, with the applicable provisions of ERISA and the Code. With respect to each Qualified Plan, the IRS has issued a favorable determination letter evidencing the U.S. Plan’s compliance with the GUST amendment or an application for a favorable determination letter has been or will be filed with the IRS within the applicable remedial amendment period under Code Section 401(b) and nothing has occurred or, to the knowledge of the Company, is expected to occur that would adversely affect the qualified status of such U.S. Plan or any related trust. Notwithstanding the foregoing, to the Company’s knowledge, all reports, notices and other disclosure relating to any Plan required to be filed with, or furnished to, governmental entities, Plan participants or Plan beneficiaries have been timely filed and furnished in accordance with applicable law, including, but not limited to, notices required to be furnished to employees under the Consolidated Omnibus Budget Reconciliation Act of 1985 upon the occurrence of a “qualifying event,” as defined in Section 4980B of the Code.

(d) With respect to each U.S. Plan and, to the Company’s knowledge, each Foreign Plan, all contributions required to be made to such Plan by applicable law or regulation or by any applicable Plan document, and all premiums due or payable with respect to insurance policies funding any such Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under GAAP. There does not now exist nor, to the knowledge of the Company, do any circumstances exist that would result in, any Controlled Group Liability that would be a material liability of the Company or its Subsidiaries, taken as a whole (other than routine claims for benefits), following the Closing.

(e) As of the date hereof, (i) each U.S. Plan that is subject to Section 302 of ERISA and Section 412 of the Code meets the minimum funding standards of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver); and (ii) neither the Company nor any of its ERISA Affiliates is required to provide security to such U.S. Plan pursuant to Section 307 of ERISA or Section 501(a)(29) of the Code; and since its last valuation date, there have been no amendments to such U.S. Plan that materially increase the present value of accrued benefits.

(f) No U.S. Plan is a multiemployer plan, as defined in Section 3(37) of ERISA. With respect to each U.S. Plan and, to the Company’s knowledge, each Foreign Plan, no claims are pending against any such Plan, or the Company or any of its Subsidiaries with respect to such Plan, except in respect of benefit payments in the normal course of business, and, to the Company’s knowledge, no employee, beneficiary, dependent, or governmental agency has threatened any appeal or litigation regarding any matter with respect to the Plans. Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, no U.S. Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees (or their beneficiaries or dependents) of the Company or its Subsidiaries after retirement or other termination of service (other than (i) as required by Section 601 et seq. of ERISA, (ii) death benefits or retirement benefits under any Qualified Plan or (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any of its Subsidiaries).

(g) No prohibited transaction has occurred with respect to any U.S. Plan that is not exempt under Section 4975 of the Code and Section 406 of ERISA, and neither the Company nor any of its Subsidiaries has engaged in any transaction with respect to any U.S. Plan that could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

(h) Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, no U.S. Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

(i) None of the persons performing services for the Company or its Subsidiaries has been improperly classified as an independent contractor or, in the case of employees, as being exempt from the payment of wages for overtime, except for such improper classifications that would not, individually or in the aggregate, reasonably be expected to have created or to create after the date of this Agreement any liability of the Company or any Subsidiary that exceeds or would exceed, together with any liability referred to in the last sentence of Section 3.20, $5,000,000 in the aggregate.

(j) With respect to each Foreign Plan: (i) if intended to be funded or book-reserved, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the reserve shown on the financial statements of the Company for any unfunded Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan based on reasonable, country-specific actuarial assumptions and valuations, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations; (ii) each Foreign Plan is in material compliance with all registration requirements and has been maintained in good standing with the appropriate regulatory authorities; and (iii) each Foreign Plan intended to qualify for special tax treatment is in material compliance with all requirements for such treatment. To the knowledge of the Company, with respect to employees outside the United States, none of the Company or any Subsidiary has made any ex-gratia or voluntary payment to any such employee by way of superannuation, pension allowance or otherwise.

(k) Each of the Company’s “nonqualified deferred compensation plans” within the meaning of Code Section 409A (and associated Treasury Department guidance) has been operated in good faith compliance (as determined in accordance with applicable Treasury Department guidance) with Code Section 409A

(l) Except as set forth in Section 3.13(l) of the Company Disclosure Schedule: (i) there is no contract, agreement, plan or arrangement covering any employee, former employee, independent contractor or former independent contractor of the Company or any of its Subsidiaries that, individually or collectively could give rise to (or already has resulted in) a payment by the Company (or the provision by the Company of any other benefit such as accelerated vesting) that would not be deductible by reason of Code Section 280G or subject to an excise tax under Code Section 4999; (ii) neither the Company nor any of its Subsidiaries has any indemnity obligation for any excise Taxes imposed under Code Section 4999; and (iii) neither the Company nor any of its Subsidiaries has made any payments (or is required to make any payments pursuant to the terms of an existing contract) that are not deductible under Code Section 162(m).

Section 3.14.  Intellectual Property.  “Intellectual Property” shall mean all intellectual property, including (a) patents and applications therefor, including all continuations, divisionals, continuations-in-part, provisionals, reissues, reexaminations, substitutions and extensions thereof, (b) trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof, (c) all Internet domain names, (d) copyrights, and all registrations, applications, renewals, extensions and reversions thereof, (e) trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (f) all other intellectual property or proprietary rights in discoveries, know-how, inventions, processes and techniques, and other proprietary or confidential information.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of all issued patents and pending patent applications, registered trademarks, pending trademark applications for registration of trademarks, service mark registrations and service mark applications, registered copyrights, and pending applications for registration of copyrights owned by the Company or any of its Subsidiaries (“Registered Intellectual Property”). Section 3.14(a) of the Company Disclosure Schedule lists (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed, (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property and (iii) the registration or application number, as applicable, for each such item of Registered Intellectual Property.

(b) The Company or any of its Subsidiaries is (i) the sole and exclusive owner of all right, title and interest in and to all of the Registered Intellectual Property listed or required to be listed in Section 3.14(b) of the Company Disclosure Schedule free and clear of all Liens and (ii) licensed or otherwise has a valid right to use all material Intellectual Property used in or necessary for the conduct of its business as currently conducted.

(c) To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, constitute an unauthorized use or misappropriation of, or violate any Intellectual Property or privacy or publicity right of any person, in each of the foregoing cases, in any material respect.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, to the knowledge of the Company, no person is infringing, violating, or misappropriating any Company-owned Intellectual Property, in each of the foregoing cases, in any material respect, and no written claims or, to the knowledge of the Company, unwritten claims alleging such infringement, violation or misappropriation have been made since January 1, 2005 against any person by the Company or any of its Subsidiaries.

(e) The Company and the Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all material trade secrets and any other material confidential information of the Company and its Subsidiaries (and any material confidential information owned by a third person to whom the Company or any of its Subsidiaries has a confidentiality obligation).

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, as of the date hereof neither the Company nor any of its Subsidiaries is the subject of any pending legal proceeding that (i) alleges a claim of infringement, misappropriation, dilution or violation by the Company or any of its Subsidiaries of any Intellectual Property rights of a third person or alleges a violation of any right of privacy or publicity of any person by the Company or any of its Subsidiaries, and no such written claim has been asserted (or, to the knowledge of the Company, threatened in writing) against the Company or its Subsidiaries at any time during the twelve (12) month period immediately prior to the date hereof, or (ii) challenges the ownership or validity of any material Company-owned Intellectual Property.

(g) As of the date hereof, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Registered Intellectual Property have been timely paid, and all necessary documents, certificates and other relevant filings in connection with such Registered Intellectual Property have been timely filed with the relevant Governmental Entities and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, to the extent required to be paid or filed prior to the date hereof, for the purpose of maintaining the issuances, registrations or applications for such Registered Intellectual Property except where the Company has, in its reasonable business judgment, decided to abandon or cancel such Registered Intellectual Property, or except as could not reasonably be expected to have a Material Adverse Effect.

(h) The consummation of the transactions contemplated hereby will not, pursuant to any contract to which the Company or any of its Subsidiaries is a party, result in the loss or impairment of the Surviving Corporation’s right to own or use any Company-owned Intellectual Property, except as would not have a Material Adverse Effect.

Section 3.15.  Environmental Matters.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) there has been no Release of Hazardous Substances by the Company or any of its Subsidiaries that remains outstanding on any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries requiring notice or remedial action by the Company or any of its Subsidiaries under applicable Environmental Law and no real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary thereof is contaminated with any Hazardous Substances requiring notice or remedial action by the Company or any of its Subsidiaries under Environmental Law; (ii) no judicial or administrative proceeding, order, judgment, decree, settlement or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries alleging violations of Environmental Laws; (iii) the Company and its Subsidiaries have not received in writing any claims, notices or correspondence that remains outstanding alleging liability of the Company or any Subsidiary under any Environmental Law for Releases or threatened Releases of Hazardous

Substances on real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or liability for any off-site disposal of Hazardous Substances or contamination by the Company or any Subsidiary; and (iv) the business and operations of the Company and its Subsidiaries comply in all material respects with applicable Environmental Laws and the Company and its Subsidiaries have obtained all material permits, authorizations and licenses relating to Environmental Laws necessary for the operation of their businesses; all such permits, authorizations and licenses are in full force and effect and the Company and its Subsidiaries are in compliance, in all material respects, with the terms and conditions of such permits. “Environmental Law” means any applicable federal, state or local law, regulation, permit, order, decree or judicial opinion or other agency requirement having the force and effect of law and governing Hazardous Substances or protection of the environment or human health as it relates to the environment. “Hazardous Substance” means any toxic or hazardous substance or waste that is regulated under Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls. “Release” means spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance.

Section 3.16.  Taxes.

(a) The Company and each of its Subsidiaries has complied in all material respects with all laws relating to Taxes and has filed all material Tax Returns required to be filed by the Company and each of its Subsidiaries in accordance with applicable laws. All such Tax Returns are true, correct and complete in all material respects.

(b) All material Taxes of the Company and each of its Subsidiaries due and payable (whether or not shown as due on a Tax Return) have been paid. There are no unpaid assessments for additional material Taxes of the Company or any of its Subsidiaries for any period.

(c) Reserves (excluding any reserve established to reflect timing differences between book and Tax items) have been established on the books and records of the Company and each of its Subsidiaries (in accordance with GAAP) for the unpaid material Taxes of the Company and each of its Subsidiaries. Since the date of the most recent balance sheet contained in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any material Taxes arising from transactions occurring outside the ordinary course of business consistent with past practices and customs.

(d) No federal, state, local or foreign audits or other administrative proceedings, discussions or court proceedings are presently in progress or pending with regard to any material Taxes or Tax Returns of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any material Taxes, and no power of attorney granted by the Company or any of its Subsidiaries with respect to material Taxes is currently in force.

(f) The Company has made available to Parent copies that are true and materially correct and complete of (i) all Tax Returns relating to material Income Taxes of the Company and its Subsidiaries and other material Tax Returns of the Company and its Subsidiaries for the preceding three (3) taxable years and (ii) all material written assessments or proposed assessments received from the IRS in the last three (3) years that have not been previously resolved. No claim that has not been previously resolved has been made in the last three (3) years that the Company or any of its Subsidiaries has not properly paid Taxes or filed Tax Returns in a jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return.

(g) Neither the Company nor any of its Subsidiaries has been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes (other than the group for which the Company is the parent) since January 1, 2004. Neither the Company nor any of its Subsidiaries is (or has ever been) a party to any material tax sharing or similar arrangement for the sharing of Tax liabilities that will remain in effect after the Closing, other than customary property Tax obligations in respect of leased premises.

(h) There are no material Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Liens for Taxes not yet due and payable.

(i) As of the date hereof, neither the Company nor any of its Subsidiaries is a partner in a partnership for federal income tax purposes other than a partnership among or between the Company and any of its Subsidiaries.

(j) With respect to national jurisdictions outside of the United States, since January 1, 2005, the Company and each of its Subsidiaries has been resident in its jurisdiction of incorporation for corporation tax purposes and is not and has not been treated as resident in or belonging to, or subject to Tax in, any other jurisdiction for any material Tax purpose.

(k) Neither the Company nor any of its Subsidiaries has been, in the past five years, a party to a transaction reported or intended to qualify as a reorganization under Code Section 368.

(l) Neither the Company nor any of its Subsidiaries has engaged in a transaction that could affect the Income Tax liability for any taxable year not closed by the applicable statute of limitations which (i) is a “reportable transaction,” as defined in the Treasury Regulations promulgated under Code Section 6011 that were in effect at the time of such transaction, or (ii) is the same as or substantially similar to one of the types of tax avoidance transactions that the IRS identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treasury Regulation Section 1.6011-4(b)(2).

(m) Neither the Company nor any of its Subsidiaries is a party to a “gain recognition agreement” under Code Section 367.

(n) The term “Tax,” as used in this Agreement, means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental (including Code Section 59A), alternative or add-on, value added, registration, windfall profits or other tax, charge, fee, levy, customs duties, or other similar charge imposed by a taxing authority of the United States or any state, local, or foreign government or agency or subdivision thereof, including any interest, penalties, additions to tax, or additional amounts incurred or accrued under applicable law or charged by any taxing authority.

(o) The term “Tax Return,” as used in this Agreement, means any return, declaration, report, claim for refund, or information return or other statement (including any schedule or attachment thereto or amendment thereof) to be supplied to a taxing authority or a third party in connection with Taxes.

(p) The term “Income Tax” means any Tax imposed on, or measured by, net income or net worth (including any penalties or interest or other additional amounts imposed thereon).

Section 3.17.  Absence of Certain Material Adverse Changes.  Since December 31, 2006, (i) there has not occurred or failed to occur any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects. In addition, except as set forth in Section 3.17 of the Company Disclosure Schedule, no actions have been taken or have been agreed to be taken by the Company or its Subsidiaries between January 1, 2007 and the date of this Agreement that, if taken after the date of this Agreement without Parent’s consent, would be proscribed by Section 5.01(b), (d), (e), (g), (i), (j), (k), (o), (p), (q) or (r), but in the case of (r), only to the extent as it applies to the other subsections of Section 5.01 specifically referred to in this sentence.

Section 3.18.  Affiliate Transactions.

(a) Except for the employment Contracts entered into in the ordinary course of business since January 1, 2006, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate thereof, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and have not been so disclosed.

(b) Section 3.18(b) of the Company Disclosure Schedule lists all loans to any executive officer or director of the Company or any of its Subsidiaries, other than loans in connection with cashless exercises of stock options, tax obligations upon vesting of restricted stock, or advancements of relocation, travel or other business expenses, including the date of the loan, the amount of the loan and the date of any amendment to the terms of the loan. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any director or executive officer of the Company in violation of the Sarbanes-Oxley Act.

Section 3.19.  Real Property.

(a) Except for the real property listed in Section 3.19(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.19(b) of the Company Disclosure Schedule lists all retail space leases in the United States to which the Company or any Subsidiary is a party as a lessee, and specifies (i) the store number, if applicable, (ii) the location of the real property, (iii) the name of the lessor, (iv) the remaining lease term with renewal options, if applicable, (v) whether the lessee’s obligations are guaranteed and, if so, by whom and (vi) whether the lessee or, to the knowledge of the Company, the lessor is currently in default pursuant to such lease.

(c) Section 3.19(c) of the Company Disclosure Schedule lists leases for office space and distribution centers, each having an aggregate annual net rent of $500,000 or greater, to which the Company or any Subsidiary is a party as a lessee, and specifies (i) the location of the real property, (ii) the name of the lessor, (iii) the remaining lease term with renewal options, if applicable, (iv) the fixed rent for the remaining term, (v) whether the lessee’s obligations are guaranteed and, if so, by whom, (vi) whether the transactions contemplated by this Agreement require the consent of the lessor under such lease and (vii) whether the lessee or, to the knowledge of the Company, the lessor is currently in default pursuant to such lease.

(d) With respect to each lease listed in Section 3.19(b) and Section 3.19(c) of the Company Disclosure Schedule: (i) the Company or one of its Subsidiaries is the tenant named under the lease and has a valid leasehold interest in each parcel of leased real property that is subject to the lease; and (ii) except as disclosed in such Section 3.19(b) or Section 3.19(c), neither the Company nor any of its Subsidiaries has assigned, sublet or encumbered any interest in the lease and, to the knowledge of the Company, there are no Liens thereon.

Section 3.20.  Labor Matters.  Except as set forth in Section 3.20 of the Company Disclosure Schedule, no employee of the Company or of any of its Subsidiaries is represented by any labor union, any collective bargaining organization or any labor organization in connection with such employee’s employment with the Company or any of its Subsidiaries. Except as set forth in Section 3.20 of the Company Disclosure Schedule, to the knowledge of the Company, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and, to the knowledge of the Company, there are no representation or certification proceedings or petitions seeking a representation or certification proceeding pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Neither the Company nor any of its Subsidiaries has experienced any actual or, to the knowledge of the Company, threatened employee lockouts, strikes, material work stoppages, or material slowdowns within the two-year period immediately prior to the date of this Agreement. Section 3.20 of the Company Disclosure Schedule lists all employment agreements or consulting agreements covering employees or individual consultants of the Company or any of its Subsidiaries in connection with their employment or consultancy with the Company or any of its Subsidiaries that provide for annual salaries or annual consulting fees of more than $150,000 for any employee or consultant working in the United States or $200,000 for any employee or consultant working outside the United States. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has been subject to any wage and hour investigation or complaint by any Governmental Entity nor is any such investigation or complaint pending or threatened that, if adversely determined, would reasonably be expected to result, after the date of this Agreement, in the creation of any liability of the Company or any Subsidiary that exceeds, individually or in the aggregate, together with any liability referred to in Section 3.13(i), $5,000,000.

Section 3.21.  Material Contracts.

(a) As of the date of this Agreement, there does not exist any violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause or result in a violation or default under) any material contract (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound, except for such violations or defaults as have been waived or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Other than those contracts that are filed as exhibits to the SEC Reports filed and publicly available prior to the date of this Agreement (the “Filed Contracts”), Section 3.21(b) of the Company Disclosure Schedule lists all written and oral contracts, agreements, guarantees, leases, and executory contracts that exist as of the date hereof to which the Company or any of its Subsidiaries is a party or by which it is bound that (i) are required to be filed as an exhibit to an SEC Report, (ii) materially restrict or would materially restrict the ability of the Company, Parent (after giving effect to the consummation of the Merger) or any of their respective Subsidiaries from competing or otherwise conducting their respective businesses substantially as such businesses are conducted on the date of this Agreement, or (iii) contain minimum annual requirements of the Company or its Subsidiaries to make or become liable to make payments of $1,000,000 or more in any 12-month period, and, with respect to (ii) and (iii), which have a term of more than one year and cannot be cancelled on less than 90 days’ notice without a material penalty or other material financial cost to the Company or any of its Subsidiaries (the contracts so described and the Filed Contracts are referred to herein collectively as the “Contracts”).

(c) Except as set forth in Section 3.21(c) of the Company Disclosure Schedule and except for open purchase orders entered into in the ordinary course of business for materials or supplies, there does not exist any contract to which the Company or any of its Subsidiaries is a party providing for its purchase from a third party, at a cost of $1,000,000 or more in any twelve-month period, of products for resale by the Company or any of its Subsidiaries at retail: (i) under which a violation or default would be caused by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (ii) that cannot by virtue of its terms be cancelled or terminated by the Company or any of its Subsidiaries, without a material penalty or other material financial cost to the Company or any of its Subsidiaries, on less than ninety (90) days’ notice to the other party to such Contract.

Section 3.22.  Opinion of Financial Advisor.  The Board received, at its meeting held on June 20, 2007, the opinion, dated June 20, 2007, of Goldman, Sachs & Co. that, as of such date and subject to the assumptions, qualifications and limitations set forth in such opinion, the $29.30 in cash per Share to be received by the holders of the Shares pursuant to this Agreement is fair to such holders from a financial point of view. The Company will provide a true, complete and correct copy of such opinion to Parent solely for informational purposes promptly after receipt thereof by the Company.

Section 3.23.  Relationships with Customers and Others.  Prior to the date hereof, neither the Company nor any of its Subsidiaries has received notice that any customer (including, without limitation, any governmental agency), retailer, insurer, supplier, distributor or sales representative intends to cancel, terminate or otherwise modify any Contract or agreement with the Company or any of its Subsidiaries in any manner adverse to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24.  Brokers.  Except for the engagement of Goldman, Sachs & Co., whose fees will be paid by the Company, none of the Company, any of its Subsidiaries, or any of their respective officers, directors, or employees has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries is responsible. The Company has heretofore delivered to Parent accurate and complete copies of all written agreements, and summaries in reasonable detail of all oral agreements, between the Company and any accountants, investments bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and non-legal advisors entered into on or prior to the date of this Agreement pursuant to which any such person would be entitled to any payment of any Merger Fees, including, without limitation, the agreement with Goldman, Sachs & Co. “Merger Fees” means all fees and expenses paid or payable by or on behalf of the Company or any of its Subsidiaries to all accountants, investment bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and non-legal advisors incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

When used in this Article III, references to the “knowledge of the Company” shall mean to the actual knowledge of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Vice President of Business Development, the senior officer in charge of human resources, or any other person who is a Senior Vice President of the Company, after reasonable inquiry.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that:

Section 4.01.  Organization and Qualification.  Parent is a corporation duly organized, validly existing and in good standing under the laws of Italy. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

Section 4.02.  Authority Relative to this Agreement.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, the Founder Voting Agreement and the Founder Non-Competition Agreement (collectively, the “Transaction Agreements”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Agreements by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated thereby have been duly and validly authorized, approved and declared advisable by the Boards of Directors of Parent and Merger Sub, and approved by Luxottica U.S. Holdings Corp., a Delaware corporation and the sole shareholder of Merger Sub (the “Sole Shareholder”), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve the Transaction Agreements or to consummate the transactions contemplated thereby (other than, with respect to the Merger, the filing of the Articles of Merger or other instruments as required by the WBCA). Each of the Transaction Agreements has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) the remedies of specific performance and injunctive relief and other forms of equitable relief being subject to the discretion of the Governmental Entity before which any enforcement proceeding therefor may be brought.

Section 4.03.  No Conflict; Required Filings and Consents.

(a) Assuming (i) compliance with any requirements of the HSR Act and any requirements of any foreign, supranational or other antitrust laws, (ii) the requirements of the Exchange Act and any applicable state securities or “blue sky” laws are met and (iii) the filing of the Articles of Merger and other appropriate instruments, if any, as required by the WBCA is made, none of the execution and delivery of the Transaction Agreements by Parent or Merger Sub, the performance or consummation by Parent or Merger Sub of the transactions contemplated thereby or compliance by Parent or Merger Sub with any of the provisions thereof will (x) conflict with or violate the organizational documents of Parent or Merger Sub, (y) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity applicable to Parent or Merger Sub, or any of their Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of Parent, Merger Sub, or any of their respective Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent, Merger Sub, or any of their respective Subsidiaries or any of their respective assets or properties may be bound or affected, except with respect to clauses (y) and (z), as would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by the Transaction Agreements or Parent or Merger Sub from satisfying their respective obligations under the Transaction Agreements.

(b) None of the execution and delivery of the Transaction Agreements by Parent and Merger Sub, the performance or consummation by Parent and Merger Sub of the transactions contemplated thereby or compliance by Parent and Merger Sub with any of the provisions hereof will require Parent or Merger Sub to obtain any Consent of any Governmental Entity or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the WBCA, (iii) compliance with any requirements of the HSR Act and any requirements of any foreign, supranational or other antitrust or similar laws, (iv) compliance with the requirements of the NYSE, (v) compliance with any applicable requirements of the 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, and (vi) Consents the failure of which to obtain or make would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

Section 4.04.  Information.  None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) the Other Filings will, at the respective times filed with the SEC or any Governmental Entity with regulatory jurisdiction over enforcement of any applicable antitrust or similar laws and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, and at the time of the Special Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by either Parent or the Merger Sub with respect to information furnished by the Company specifically for inclusion therein. The Other Filings made by Parent or Merger Sub will, at the respective times filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company in writing specifically for inclusion in the Other Filings.

Section 4.05.  Financing.  Parent will have, prior to the Effective Time, the funds necessary to pay, or cause Merger Sub to pay, the Merger Consideration with respect to the Shares outstanding immediately prior to the Effective Time, to fund payments contemplated hereby with respect to the Company Options and Company Stock-Based Awards, and to pay all fees and expenses related to the transactions contemplated by this Agreement to be paid by it. Parent will provide such funds to Merger Sub or the Paying Agent at or prior to the Effective Time.

Section 4.06.  Ownership of Shares.  As of the date hereof, Parent and its affiliates and Subsidiaries do not beneficially own any Shares. As of the date hereof, to the knowledge of Parent and except as contemplated in connection with this Agreement, the Voting Agreement and agreements contemplated herein and therein, neither Parent nor any of its affiliates or Subsidiaries has entered into any agreement, arrangement, or understanding, whether or not in writing, for the purpose of acquiring, holding, voting, or disposing of any

Shares with any other person who beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Shares, in each case, which would result in Parent or any of its affiliates or Subsidiaries being an “acquiring person” under chapter 23B.19 of the WBCA.

Section 4.07.  Brokers.  Except for the engagement of Rothschild Inc. and Rothschild S.p.A., whose fees will be paid by Parent, none of Parent, Merger Sub or any of their respective Subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable prior to the Effective Time.

ARTICLE V

COVENANTS

Section 5.01.  Conduct of Business of the Company.  Except as contemplated by this Agreement (including, without limitation, the activities expressly permitted by this Section 5.01), by Section 5.01 of the Company Disclosure Schedule, as required by law or with the prior written consent of Parent, during the period from the date of this Agreement to the earlier of (x) such time as this Agreement is terminated in accordance with Section 7.01, and (y) the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations only in the ordinary course of business, (ii) use its commercially reasonable efforts to preserve intact the business or organization of the Company and each of its Subsidiaries, taken as a whole, and to keep available the services of its and their present officers and key employees, generally, and (iii) use its commercially reasonable efforts to preserve the goodwill of those having material business relationships with it. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company will not, and will not permit any of its Subsidiaries to, prior to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.01, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a) adopt any amendment to the articles of incorporation or by-laws or comparable organizational documents in effect on the date hereof of the Company or any Subsidiary;

(b) sell, pledge, encumber or dispose of any shares owned by it in any of its Subsidiaries, except to a wholly owned Subsidiary of the Company and except for pledges to lenders solely as collateral security under any borrowing arrangement in existence on the date hereof, or under any permitted amendments thereto or any new arrangements permitted hereunder;

(c) except for (i) issuances of capital stock of the Company’s Subsidiaries to the Company or a wholly owned Subsidiary of the Company and (ii) issuances of Shares with respect to the Company Options or Company Stock-Based Awards outstanding as of the date hereof (collectively, clauses (i) and (ii), the “Permitted Issuances”), issue, reissue, sell, or convey, or authorize the issuance, reissuance, sale or conveyance of (x) shares of capital stock (or other ownership interests) of any class (including shares held in treasury), or securities convertible or exchangeable into capital stock (or other ownership interests) of any class, or any rights, warrants or options to acquire any such convertible or exchangeable securities or capital stock (or other ownership interests), or any Voting Debt or (y) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

(d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to shareholders in their capacity as shareholders, other than: (i) a single dividend in respect of the Shares, payable in cash, declared on or after February 29, 2008, and payable on the earlier of: (x) a date in March 2008, as determined by the Board, or (y) one business day prior to the Effective Time, in an amount not to exceed $0.16 per Share; and (ii) any distribution by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company;

(e) other than in connection with the Permitted Issuances or in connection with cashless exercises of Company Options or repurchases of restricted stock from employees upon termination of any such employee’s employment pursuant to the terms of the award agreement under which such restricted stock was granted, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

(f) (i) increase the compensation, in whatever form (other than severance), including salaries, hourly wages, commissions, bonuses, temporary employee commissions, overtime pay, vacation, sick time, holiday and other paid time off, and employer paid health and welfare benefits (collectively, “Compensation”) payable or to become payable to any of its present or former directors, officers or employees (whether from the Company or any of its Subsidiaries), or incur any obligation to pay any Compensation, except for increases and incurrences that are in the ordinary course of business consistent with past practice and that would not, after giving effect thereto, result in the aggregate Compensation expense of the Company and its Subsidiaries being in excess of: (x) $310 million for the year ended December 31, 2007; or (y) $174 million for the six-month period ending June 30, 2008; provided, however, that, in determining compliance with this Section 5.01(f)(i), any Compensation expense attributable to employees of any entity or entities acquired in compliance with Section 5.01(p) shall be disregarded, (ii) grant any stock appreciation rights, phantom stock, or performance units pursuant to the Option Plans or otherwise, it being understood that the granting of any stock options or restricted stock is governed by Section 5.01(c) above, or make or agree to make, any severance or termination payments to any former, existing or new director, officer or employee of the Company or any of its Subsidiaries, except for such payments made in the ordinary course of business either (x) pursuant to a Plan or contract in effect as of the date of this Agreement or (y) that are not in excess of $500,000 in the aggregate, (iii) enter into any employment, severance or other compensation agreement with, any former, existing or new director, officer or employee of the Company or any of its Subsidiaries providing for base Compensation or severance Compensation in excess of $150,000 per annum, other than renewals of existing agreements for up to one year on substantially similar terms (allowing for customary merit increases consistent with past practice), or (iv) establish, adopt, enter into, or materially amend or waive any material performance or vesting criteria, or accelerate vesting or exercisability under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any former, existing or new director, officer or employee (any of the foregoing being an “Employee Benefit Arrangement”) or otherwise amend or modify the terms of any Employee Benefit Arrangement, except (1) amendments of employment agreements for Non-U.S. Employees (as defined below) that provide for customary merit increases or other changes to terms of employment (other than an extension of the term of employment) consistent with past practice and (2) as to clauses (i) through (iv): (A) as may be required to comply with any applicable law or any existing Plan or agreement; (B) for any technical amendment or modification of the terms of an Employee Benefit Arrangement that would not impose on the Company or any of its Subsidiaries any material new or amended obligation thereunder; (C) that the foregoing shall not apply to the issuance of offer letters for “at will” employment agreements and arrangements that do not provide for severance following termination of employment for any reason; and (D) that, if the Effective Time occurs on or prior to February 15, 2008, the Compensation Committee of the Board shall be entitled to determine, in good faith, in accordance with standards applicable thereto that are applied consistently with past practice, the am ounts of bonuses payable to participants in the Company’s Officer Bonus Plan and to other employees of the Company and its Subsidiaries under the Company’s bonus program in respect of 2007 and to cause such bonuses to be paid within five (5) business days prior to the Effective Time;

(g) mortgage, encumber, license, sell, lease or dispose of any assets (other than inventory) or securities (other than those referred to in Section 5.01(b), which shall govern in respect thereof) which are material to the Company and its Subsidiaries, taken as a whole, in each case outside the ordinary course of business;

(h) other than guarantees of leases, obligations of wholly owned Subsidiaries or pursuant to existing agreements or commitments in the ordinary course of business or amendments thereto enacted in the ordinary course of business, or to lenders under any borrowing arrangement in existence on the date hereof or entered into the ordinary course of business, (i) incur, assume, guarantee or pre-pay any indebtedness for borrowed money, except that the Company and its Subsidiaries may incur or assume indebtedness for borrowed money to finance acquisitions made in compliance with Section 5.01(p) and may incur, assume or pre-pay indebtedness for borrowed money under existing revolving credit agreements and lines of credit described in Section 5.01(h) of the Company Disclosure Schedule or under amendments thereto or replacements thereof enacted in the ordinary course of business which amendments do not, singly or in the aggregate, increase the principal amount or interest rate or other fees and expenses payable thereunder and that do not otherwise impose any new or amended obligation on the Company or any of its Subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person (other than the Company or a wholly owned Subsidiary of the Company) in excess of $50,000, except in the ordinary course of business and except in connection with acquisitions permitted by Section 5.01(p), (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $200,000, other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business or those reflected or reserved against in the most recent financial statements, (iv) make any loans, advances or capital contributions to, or investments in, any other person in excess of $100,000, except in the ordinary course of business and except for loans, advances, capital contributions or investments between any Subsidiary of the Company and the Company or another Subsidiary of the Company or (v) authorize or make capital expenditures other than in accordance with the purposes, amounts and time periods specified in Section 5.01(h) of the Company Disclosure Schedule (provided that the aggregate amount of capital expenditures permitted to be made in the first half of 2008 as set forth in Section 5.01(h) of the Company Disclosure Schedule shall be increased by an amount equal to the excess, if any, of (1) the amount of capital expenditures permitted to be made in the second half of 2007 as set forth in Section 5.01(h) of the Company Disclosure Schedule over (2) the amount of capital expenditures actually made during the second half of 2007);

(i) except as set forth in Section 5.01(i) of the Disclosure Schedule, settle or compromise any suit or claim or threatened suit or claim where the amount to be paid is greater than $500,000;

(j) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries that, in the full fiscal year of the Company next preceding such intended action, had a shareholders’ equity in excess of $100,000 or revenues in excess of $1,000,000;

(k) change any material election with respect to Taxes, change any Tax accounting period or change any material method of Tax accounting, if any such change would reasonably be expected to have a material adverse effect on the Tax position of the Company and its Subsidiaries taken as a whole;

(l) other than in the ordinary course of business, (i) expressly waive any material rights or (ii) cancel or forgive any indebtedness for borrowed money in excess of $100,000 owed to the Company or any of its Subsidiaries other than indebtedness of the Company or a wholly owned Subsidiary of the Company;

(m) voluntarily permit any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business;

(n) enter into or amend, or agree to the renewal of, any contract or agreement that would be a “Contract” as defined in Section 3.21 or any contract or agreement providing for payment by a third party of more than $1,000,000 in any 12-month period, in each case for a term in excess of one (1) year and that cannot be terminated by the Company or one of its Subsidiaries on less than 90 days’ notice without material penalty or other material financial costs to the Company or any of its Subsidiaries, other than (i) amendments or waivers that are required by applicable law or regulations, (ii) renewals of Contracts, leases (including store leases) or agreements or contracts in accordance with the terms thereof or on market terms in the ordinary course of business or on terms not materially less favorable in the aggregate to the Company than those in effect immediately prior to the renewal or (iii) new store leases entered into, or modifications or terminations of, or amendments to, existing store leases made, in the ordinary course of business and in compliance with the terms set forth in Section 5.01(n) of the Company Disclosure Schedule; or agree to an amendment or modification of any agreement involving the payment of any Merger Fees to Goldman, Sachs & Co. or any of its affiliates in amounts in excess of those provided for in the agreements delivered pursuant to Section 3.24 above;

(o) except as may be required as a result of a change in law or under GAAP, make any material change in its methods, principles and practices of accounting;

(p) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or acquire any material assets of any such entity or of any other person, other than any such acquisitions related to optics or optical retail operations, provided that the total consideration, including assumed debt paid or payable by the Company and its Subsidiaries, does not exceed $20 million in the aggregate for all such acquisitions;

(q) enter into any joint venture, partnership or similar agreement, other than in respect of airport retail stores in the ordinary course of business as required by the lessors thereof; or

(r) agree in writing or otherwise to take any of the foregoing prohibited actions.

Section 5.02.  Access to Information; No Control of Operations.

(a) From the date hereof until the Effective Time, subject to reasonable restrictions imposed from time to time after consultation with counsel, the Company shall, and shall cause its Subsidiaries, and shall use its reasonable efforts to cause each of their respective officers, employees, and past and present counsel, accountants, tax advisors, financial advisors, representatives and agents (collectively, the “Company Representatives”) to provide Parent and Merger Sub and their respective officers, employees, counsel, advisors, accountants, financial advisors, financial sources and representatives (collectively, the “Parent Representatives”), at Parent’s expense, reasonable access during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its Subsidiaries, as will permit Parent and Merger Sub to make inspections of such as either of them may reasonably require, and shall use its reasonable efforts to cause the Company Representatives and the Company’s Subsidiaries to furnish Parent, Merger Sub and Parent Representatives to the extent reasonably available with such financial and operating data and other information with respect to the business and operations of the Company and its Subsidiaries as Parent and Merger Sub may from time to time reasonably request and subject to the Company’s existing written policies with respect to the protection of employee privacy and protection of attorney-client privilege and attorney work product; provided that such access and inspections shall not unreasonably disrupt the operations of the Company or its Subsidiaries or the performance of their duties. Parent, Merger Sub and the Parent Representatives shall maintain the confidentiality of any information obtained pursuant to this Section or otherwise in accordance with the terms of the Confidentiality Agreements dated July 25, 2006 and October 12, 2006 between Parent and the Company (the “Confidentiality Agreements”). Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any information or access that it reasonably believes would violate applicable law, rules or regulations or the terms of any confidentiality agreement by which it is bound; provided that, in any case where the Company is relying on this sentence in not providing all or any of the information or access requested by Parent, it shall promptly inform Parent and/or the relevant Parent Representative of its reliance on this exception and indicate in such notice the specific reason for such reliance.

(b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time.

(c) No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein. The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 5.02(a), and neither Merger Sub nor Parent may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company’s representations and warranties contained in the Transaction Agreements.

Section 5.03.  Further Assurances; Reasonable Best Efforts.

(a) Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Company, Parent and Merger Sub shall, and shall cause its respective Subsidiaries to, cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Board with the advice of the Company’s outside legal counsel, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

(b) If at any time prior to the Effective Time any material event or circumstance relating to either the Company or Parent or Merger Sub, or any of their respective Subsidiaries, is discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action as is reasonable under the circumstances.

(c) Each of the parties agrees to cooperate with each other in taking, or causing to take, at the direction of Parent, all actions necessary to delist the Shares from the NYSE and deregister the shares under the Exchange Act as soon as practicable following the Effective Time.

Section 5.04.  Filings; Consents.

(a) Upon the terms and conditions hereof each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to obtain as promptly as practicable all material Consents of any Governmental Entity or any other person required in connection with, and waivers of any material breaches or material violations of any material Contracts, permits, licenses or other material agreements that may be caused by, the consummation of the transactions contemplated by this Agreement, including, without limitation, by (i) filing, or causing to be filed, any Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this Agreement but, in any event, unless specifically agreed otherwise by the Company and Parent, no later than thirty (30) calendar days after the date of this Agreement, and by using its reasonable best efforts to be able to certify, and to certify, as soon as reasonably practicable, its substantial compliance with any such requests for additional information or documentary material that may be made under the HSR Act, unless Parent and the Company mutually determine that it is reasonable under the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act, (ii) promptly making all other required filings or submissions to Governmental Entities, (iii) cooperating and consulting with one another in (A) determining whether any other filings are required, or are deemed advisable, to be made with, or Consents, permits, authorizations or approvals are required, or are deemed advisable, to be obtained from, any third party, the United States government or any other Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such Consents, permits, authorizations, approvals or waivers and (iv) generally, taking, or causing to be taken, all other actions necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and in any event no later than the Extended Termination Date (as defined in Section 7.01(b)) or, if applicable, the Final Termination Date (as defined in Section 7.01(b)), provided that the Company shall not be required to obtain any Consent from any person other than Governmental Entities unless Parent reimburses the Company for all reasonable out-of-pocket expenses incurred in obtaining such Consent; provided, however, that the Company shall not pay or agree to pay any fee or other similar charge to any such person in order to obtain its Consent without the prior written approval of Parent not to be unreasonably withheld.

In furtherance of the foregoing, Parent shall, and shall cause its Subsidiaries to, take all such actions, including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or any of its Subsidiaries or, after the Effective Time, of the Company or of any of its Subsidiaries and (y) otherwise taking or committing to take actions that limit or would limit Parent’s or its Subsidiaries’ (including, after the Effective Time, the Company’s and its Subsidiaries’ as Subsidiaries of Parent) freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines or assets, in each case as may be required in order to avoid the entry of any order, judgment, decree, injunction, temporary restraining order, or ruling of a court of competent jurisdiction or any Governmental Entity in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing; provided further, however, that Parent shall not be required to take any such action, and the failure to do so shall not be deemed to be a failure to exercise its reasonable best efforts as required by this Section 5.04(a), if such actions, individually or in the aggregate, would require the sale, divestiture, licensing or other disposition in any form (collectively, a “Divestiture”) of any one or more businesses or assets, including without limitation, product lines, brands, or other particular types or groups of assets (collectively, the “Specified Assets”) and: (A) in the case of one or more required Divestitures of Specified Assets of Parent or one or more of its Subsidiaries, and/or the Company and or one or more of its Subsidiaries, that are sold at wholesale, such Specified Assets accounted for more than $85 million in the worldwide consolidated net sales of Parent or the Company, as the case may be, to all customers, including the amount of the intercompany sales of such Specified Assets by each party to its own retail division or retail segment, as the case may be; or (B) without limiting the applicability of clause (A) above, in the case of one or more required Divestitures of Specified Assets of Parent or one or more of its Subsidiaries, and/or the Company and one or more of its Subsidiaries, that are not sold at wholesale, including, without limitation, Specified Assets consisting of retail assets, such Specified Assets accounted for more than $100 million in the worldwide consolidated net sales of Parent or the Company, as the case may be; with, in each such case, consolidated net sales to be determined for the four most recently completed consecutive fiscal quarters of Parent and/or the Company, as the case may be. Neither the Company nor any of its Subsidiaries shall propose, negotiate, or commit to any such sale, divestiture or disposition of any of its assets, businesses or product lines without Parent’s prior written consent.

(b) Each of the Company and Parent shall, without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or any oral communication with any such Governmental Entity; (iii) not participate in any meeting or have any communication with any such Governmental Entity unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein; and (iv) furnish the other party with copies of all filings and communications between it (or its advisors) and any such Governmental Entity with respect to the transactions contemplated by this Agreement; provided, however, that, notwithstanding the foregoing, the rights of the Company and Parent under this Section 5.04(b) may be exercised on their behalf by their respective outside counsel.

Section 5.05.  Public Announcements.  The initial press release announcing the terms of this Agreement shall be a joint press release. Thereafter, other than in connection with reasonable responses to questions in quarterly earnings conference calls, Parent, Merger Sub and the Company each agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, agree to provide to the other party for review a copy of any such press release or public statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

Section 5.06.  Indemnification; Employees and Employee Benefits.

(a) Parent agrees that all rights to indemnification and advancement of expenses now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries or who, at the request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (together with such individual’s heirs, executors or administrators, the

“Indemnified Parties”) as provided by applicable law and/or in the articles of incorporation and by-laws of the Company and its Subsidiaries existing and in effect on the date hereof and/or indemnification agreements existing and in effect on the date hereof, shall survive the Merger, and shall continue in full force and effect for a period of not less than six years from the Effective Time (or, with respect to any indemnification agreement, the term of such indemnification agreement, if such term is less than six years) unless otherwise required by applicable law, and the indemnification and advancement of expenses provisions of the articles of incorporation and by-laws of the Surviving Corporation and the Subsidiaries of the Company and such indemnification agreements, indemnification and advancement of expenses provisions shall not be amended, repealed or otherwise modified, provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification and advancement of expenses in respect of any such claim or claims shall continue until final disposition of any and all such claims. From and after the Effective Time, Parent shall cause the Sole Shareholder to assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.06.

(b) Parent agrees that, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last proviso of this Section 5.06(b)) from the Effective Time the current policies of directors’ and officers’ liability insurance maintained by the Company; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to the beneficiaries of the current policies and with carriers having an A.M. Best “key rating” of AX or better, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time, and provided further, that the Surviving Corporation shall first use its reasonable best efforts to obtain from such carriers a so-called “tail” policy providing such coverage and being effective for the full six year period referred to above, and shall be entitled to obtain such coverage in annual policies from such carriers only if it is unable, after exerting such efforts for a reasonable period of time, to obtain such a “tail” policy; and provided further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to the date hereof as set forth in Section 5.06(b) of the Company Disclosure Schedule (or, in the case of a “tail” policy obtained pursuant to the preceding proviso, shall not be required to pay an aggregate premium therefor in excess of an amount equal to six times 250% of such last annual premium) and, if the Surviving Corporation is unable to obtain the insurance required by this Section 5.06(b), it shall obtain as much comparable insurance as possible for an annual premium (or an aggregate premium, as the case may be) equal to such maximum amount.

(c) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section. It is expressly agreed that the Indemnified Parties shall be third party beneficiaries of Section 5.06(a) and Section 5.06(b) above, and of this Section 5.06(c).

(d) For the period beginning on the Closing Date and ending on December 31, 2008 (the “Continuation Period”), Parent shall cause the Surviving Corporation to provide U.S. Employees with compensation and benefits that are no less favorable in the aggregate, determined on an individual basis, than those provided to such individual under the Company’s Employee Benefit Arrangements applicable to U.S. Employees in effect at the Effective Time or otherwise (exclusive of benefits related to the equity securities of the Company); provided, however, that nothing herein shall prevent the Surviving Corporation from amending or terminating any specific plan, program, policy, practice or arrangement, or require that the Surviving Corporation provide or permit investment in the securities of Parent or the Surviving Corporation, or interfere with the Surviving Corporation’s obligation to make such changes as are necessary to comply with applicable law, or preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated the employment of such person or that was not prohibited prior to the Effective Time. During the Continuation Period, Parent shall cause the Surviving Corporation to provide

Non-U.S. Employees with compensation and benefits that are no less favorable in the aggregate, determined, with respect to each separate country in which such Non-U.S. Employees work, on a group basis rather than on an individual basis for such country, than the less favorable of: (i) those provided under the Company’s Employee Benefit Arrangements for the Non-U.S. Employees in such country; or (ii) those provided by the Company’s Employee Benefit Arrangements for its U.S. Employees, in each case, as in effect as of the Effective Time, but exclusive of benefits related to the equity securities of the Company; provided that, in any event, benefits provided to the Non-U.S. Employees that are immaterial, but customary and reasonable in the local jurisdiction, shall be continued during the Continuation Period. “U.S. Employees” means employees and former employees of the Company and its Subsidiaries who work or worked in the United States. “Non-U.S. Employees” means employees and former employees of the Company and its Subsidiaries who work or worked outside the United States.

(e) Parent and its affiliates (including the Surviving Corporation) shall honor all Employee Benefit Arrangements (including, without limitation, any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Effective Time (except for such changes made to any Employee Benefit Arrangement between the date hereof and the Effective Time that are not made in compliance with the terms of this Agreement), subject to any amendment or termination thereof after the Effective Time that may be permitted by the terms thereof, and except that Parent and its affiliates shall be permitted to amend or terminate any plan, program, policy, practice or arrangement as permitted pursuant to the proviso in the first sentence in Section 5.06(d) above.

(f) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Employees after the Effective Time (the “New Plans”), each Employee shall be credited with his or her years of service with the Company and its Subsidiaries prior to the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Subsidiaries have given credit for prior service), to the same extent as such Employee was entitled, as at the Effective Time, to credit for such service under any similar or comparable plans (except to the extent such credit would result in a duplication of accrual of benefits in whole or in part). In addition, and without limiting the generality of the foregoing: (i) each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall with respect to fully insured programs use its best efforts to, and with respect to self-insured programs shall, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements, as well as all maximums or caps with respect to number of visits or annual or lifetime dollar limitations, applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid or such visits occurred in accordance with such New Plan. Notwithstanding the foregoing provisions of this Section 5.01(f) or any other term or provision of this Agreement to the contrary, subject to the requirements, if any, of applicable law, in no event shall any Employee be credited with such years of service in connection with vesting rights under, or be entitled to be a beneficiary under, any pension plan now or hereafter established by Parent or any of its Subsidiaries.

(g) Section 5.06(g) of the Company Disclosure Schedule sets forth a description of the Company’s Long-Term Incentive Plan (the “LTIP”) as in effect as of the date of this Agreement and includes a list of the Employees of the Company who are, as of the date of this Agreement, grantees of any benefit under the LTIP, specifying for each the particular target benefit held by such person. Notwithstanding anything in this Agreement to the contrary, the LTIP shall be modified by the Company prior to, but effective as of, the Effective Time, in all material respects, in accordance with the terms of such modification set forth in Section 5.06(g) of the Company Disclosure Schedule, and pursuant to such instruments, documents and resolutions of the Board (or a committee thereof) as shall be reasonably satisfactory in form and substance to Parent.

(h) Parent shall cause the Surviving Corporation to continue arrangements with a service provider to the Company on the terms set forth in Section 5.06(h) of the Company Disclosure Schedule.

Section 5.07.  No Solicitation.

(a) The Company shall, and shall cause its Subsidiaries, the Company Representatives and its directors to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal and in connection with which discussions are taking place, or have taken place during the twelve (12) month period preceding the date of this Agreement with respect to an Acquisition Proposal, to return or destroy all confidential information heretofore furnished to such person by the Company or on the Company’s behalf.

(b) The Company agrees that, prior to the Effective Time, it shall not, directly or indirectly, and shall not permit or cause any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives or any of its directors to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer concerning an Acquisition Proposal or (ii) engage in any discussions or negotiations concerning, or provide any non-public information or data to any person relating to, an Acquisition Proposal, whether made before or after the date of this Agreement unless, after the date hereof, (A) the Company receives a bona fide written proposal not initiated, solicited or knowingly encouraged in violation of this Agreement that constitutes an Acquisition Proposal, (B) the Board in good faith determines, after consultation with its outside legal counsel and independent financial advisors, that such Acquisition Proposal may reasonably be expected to result in a Superior Acquisition Proposal, (C) the Company (x) shall have provided at least 48 hours advance written notice to Parent that it intends to take such action, which shall also set forth the identity of the person making the Acquisition Proposal, all of the terms and conditions of such Acquisition Proposal and delivery of complete copies of all documents reflecting or related to the Acquisition Proposal, and (y) shall have received from such person an executed customary confidentiality agreement containing terms no less stringent in all material respects, than those terms contained in the Confidentiality Agreements, including, in any event, a prohibition on such person from purchasing or otherwise acquiring any capital stock of the Company while such person is engaged in negotiations with the Company, provided that the Company shall promptly notify Parent if and when such prohibition is no longer in effect; provided that such confidentiality agreement shall not contain any exclusivity provision or other term that would prevent the Company from consummating the transactions contemplated by this Agreement, and (D) the Company shall have made available to Parent (or Parent’s counsel pursuant to a joint defense agreement) the same nonpublic information being furnished to such person. The Company shall promptly notify Parent of any material amendments or revisions to any such Acquisition Proposal.

(c) The Board (or any committee thereof) shall not (i) except as permitted by this Section 5.07, withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the Company Board Recommendation (as defined in Section 5.08) (a “Change of Board Recommendation”), (ii) except as permitted by this Section 5.07, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company or any of its Subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal (an “Acquisition Agreement”), unless (with respect to taking any action described in (i), (ii) or (iii)), prior to the date on which the Required Shareholder Approval has been obtained, (A) subject to clause (B) below, the Board has received an Acquisition Proposal theretofore described to Parent as required by Section 5.07(b) which it has determined in good faith (after having consulted with outside legal counsel and its independent financial advisors) is a Superior Acquisition Proposal and has determined that the failure of the Board to terminate this Agreement or withdraw, modify or change the Company Board Recommendation would be inconsistent with the fiduciary duties of the directors and (B) the Company has notified Parent in writing of all of the terms and conditions of the Superior Acquisition Proposal together with delivery to

Parent of complete copies of all documents reflecting or related to such Superior Acquisition Proposal and of the determinations described in clause (A) above and of its intent to take such action, and has taken into account any revised proposal made by Parent to the Company (a “Revised Parent Proposal”) within five (5) business days after Parent’s receipt of such notice and again has determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal (as the same may have been modified or amended) remains a Superior Acquisition Proposal; provided, however, that if a Revised Parent Proposal has been made, and the Acquisition Proposal has been modified or amended after the Revised Parent Proposal was made, then the Company shall promptly notify Parent in writing of all of the terms and conditions of such modification or amendment together with delivery of complete copies of all documents reflecting or related to such modification or amendment, and any such modification or amendment to such Acquisition Proposal shall be deemed to be a new Acquisition Proposal for purposes of re-starting, as of the date of Parent’s receipt of such notice, the five (5) business day period described above in this clause (B). Notwithstanding the foregoing, if the Board (or any committee thereof) makes a Change of Board Recommendation that is either (a) made in connection with a Superior Acquisition Proposal that is an Acquisition Proposal described in clause (ii) of the definition of Acquisition Proposal or (b) made pursuant to Section 5.07(e) (either such Change of Board Recommendation described in clauses (a) or (b), a “Specified Change of Board Recommendation”), then, to the extent permitted under the WBCA (including pursuant to subsection (2)(a) of Section 23B.11.030 of the WBCA), the Company shall take all actions as necessary to call, give notice of, convene and hold the Special Meeting so as to permit the Special Meeting to be held in compliance with Section 5.09 without a recommendation of the Board.

(d) The term “Acquisition Proposal” shall mean any offer or proposal (whether or not in writing and whether or not delivered to the Company’s shareholders generally), from any person to acquire, in a single transaction or series of transactions, by merger, tender offer, stock acquisition, asset acquisition, consolidation, liquidation, business combination or otherwise (i) at least 50% of any class of equity securities of the Company, or (ii) assets of the Company and/or one or more of its Subsidiaries which in the aggregate constitutes 35% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term “Superior Acquisition Proposal” shall mean any bona fide unsolicited written Acquisition Proposal on terms more favorable to the holders of Shares than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated by this Agreement), as well as the anticipated timing, conditions and prospects for completion of such Acquisition Proposal; provided further, that if any negotiations with a third party related to an Acquisition Proposal that are not initiated, solicited or knowingly encouraged in violation of this Section 5.07 in compliance with subsection (b) above result in a revised bona fide Acquisition Proposal from such third party being made to the Company, then such revised Acquisition Proposal shall also be considered a bona fide Acquisition Proposal not initiated, solicited or knowingly encouraged in violation of this Section 5.07.

(e) Nothing in this Agreement shall prohibit or restrict the Board, in circumstances not involving an Acquisition Proposal, from effecting a Change of Board Recommendation to the extent that the Board determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company’s shareholders. The Company shall give Parent and Merger Sub written notice of any such action taken by the Board not later than the business day next succeeding the day on which such action is taken, setting forth in reasonable detail the action taken and the basis therefore.

(f) Nothing contained in this Section 5.07 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s shareholders if, in the good faith judgment of the Board, after consultation with its outside counsel, failure so to disclose would be inconsistent with its fiduciary duties under applicable law or such disclosure would be necessary to comply with the Company’s obligations under federal securities laws or the rules of the NYSE; provided that any such disclosure made pursuant to clause (i) or (ii) (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Board Recommendation unless the Board expressly reaffirms to the Company’s shareholders in such disclosure the Company Board Recommendation.

Section 5.08.  Preparation of the Proxy Statement.

(a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare a preliminary proxy statement relating to the meeting of the Company’s shareholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s shareholders, the “Proxy Statement”) and file the Proxy Statement with the SEC. Parent and Merger Sub shall cooperate with the Company in the preparation and filing of the Proxy Statement. The Proxy Statement shall include a recommendation of the Board (the “Company Board Recommendation”) that its shareholders vote in favor of the Merger and this Agreement (subject to Section 5.07 hereof). The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable and, in any event, within five (5) business days after the Proxy Statement is cleared by the SEC.

(b) If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or of additional requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC.

Section 5.09.  Shareholders’ Meeting.  The Company shall, through its Board, take all action necessary, in accordance with and subject to the WBCA and its articles of incorporation and bylaws, to duly call, give notice of and convene and hold a special meeting of its shareholders not earlier than thirty (30) calendar days, but in no event later than fifty (50) calendar days, after the Proxy Statement is first mailed to shareholders, to consider and vote upon the adoption and approval of this Agreement and the Merger (such special shareholder meeting, the “Special Meeting”), provided, that such later date may be extended to the extent reasonably necessary to permit the Company to file and distribute any material amendment to the Proxy Statement as is required by applicable law. The Company shall include in the Proxy Statement the Company Board Recommendation and the Board shall use its reasonable best efforts to obtain the approval of the Merger and this Agreement, subject to the duties of the Board to make any further disclosure to the shareholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.07 hereof. Notwithstanding the foregoing, if a Change of Board Recommendation (other than a Specified Change of Board Recommendation) occurs, the Company shall not be obligated to call, give notice of, convene and hold the Special Meeting.

Section 5.10.  Notification of Certain Matters.  Parent and the Company shall use their reasonable best efforts to promptly notify each other of: (a) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement if such Consent would be material to the transactions; (b) any material notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or regarding any violation, or alleged violation, of law; (c) any actions, suits, claims, investigations or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the best of its knowledge, threatened against or involving or otherwise affecting the Company or any of its Subsidiaries; or (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VI not to be satisfied; provided, however, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder.

Section 5.11.  State Takeover Laws.  If any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) other than those contained in Chapter 23B.19 of the WBCA is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub and the Company and their respective boards shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Statutes.

Section 5.12.  Shareholder Litigation.  The Company shall give Parent the opportunity to participate in the defense of any shareholder litigation against the Company and/or its officers or directors relating to the transactions contemplated by this Agreement.

Section 5.13.  Merger Sub.  Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.14.  Compliance with Export, Embargo and Defense Controls.  The Company shall take all actions, including the adoption of a Company-wide compliance policy that is reasonably acceptable to the Purchaser, as may be reasonably necessary to ensure that, from and after the Effective Time, the operation and governance of the Company and its Subsidiaries will comply with and be permissible under (i) the Export Administration Regulations (as set forth in 15 C.F.R. Part 730 et seq.), (ii) Executive Orders of the President and implementing regulations regarding embargoes administered by the United States Office of Foreign Assets Control under 31 C.F.R. Chapter V and (iii) the International Traffic in Arms Regulations.

Section 5.15.  CFIUS Notice. Each of Parent and the Company shall use its reasonable best efforts to obtain as promptly as reasonably practicable a written notification issued by the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded a review of a notification voluntarily filed jointly by Parent and the Company pursuant to the requirements of the 1988 Exon-Florio provision of the Defense Production Act of 1950, as amended, and has determined not to conduct a full investigation or, if a full investigation is deemed to be required, notification that the United States government will not take action to prevent the consummation of the transactions contemplated by this Agreement (such determination or notification, the “CFIUS Notice”).

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01.  Conditions to the Obligations of Each Party.  The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

(a) Shareholder Approval.  The shareholders of the Company shall have duly adopted this Agreement, pursuant to the requirements of the Company’s articles of incorporation and by-laws and applicable law (the “Required Shareholder Approval”).

(b) Injunctions; Illegality.  The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the Merger illegal.

(c) HSR and Other Antitrust Regulatory Clearances.  (i) Any applicable waiting period (or any extension thereof), filings or approvals under the HSR Act that are required in order to permit the consummation of the Merger under the HSR Act shall have expired, been terminated, been made or been obtained and (ii) any applicable waiting period (or any extension thereof), filings or approvals under any of the applicable statutes or regulations identified in Section 6.01(c)(ii) of the Company Disclosure Schedule that are required in order to permit the consummation of the Merger thereunder, or that otherwise shall have been agreed by Parent and the Company to be specified therein, shall have expired, been terminated, been made or been obtained.

(d) Government Consents or Filings.  The Consents of Governmental Entities, including filings, if any, with Governmental Entities set forth in Section 6.01(d) of the Company Disclosure Schedule shall have been obtained or made.

Section 6.02.  Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

(a) Performance.  The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

(b) Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.01 (Organization and Qualification; Subsidiaries), Section 3.02 (Articles of Incorporation and By-Laws), Section 3.03 (Capitalization), Section 3.04 (Authority Relative to this Agreement), Section 3.05 (No Conflict; Required Filings and Consents) and Section 3.22 (Opinion of Financial Advisor) of this Agreement shall be true and correct in all material respects, and the representations and warranties of the Company contained in the first sentence of Section 3.17 (Absence of Certain Material Adverse Changes) shall be true and correct, in each case both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained in any specific representation or warranty) as of the Closing Date as if made on and as of the Closing Date, except (A) for changes contemplated or permitted by this Agreement, (B) that the accuracy of representations and warranties that by their terms speak as of another date will be determined as of such date and (C) where any failures of any such representations and warranties to be so true and correct at and as of the Closing Date, or such other date, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the satisfaction of the conditions set forth in Sections 6.02(a) and (b).

(c) Founder Non-Competition Agreement.  No actions shall have been taken by the Founder that would constitute a breach of his obligations under the Founder Non-Competition Agreement upon its effectiveness.

(d) Resignations.  Parent shall have received evidence reasonably satisfactory to it that, effective as of the Effective Time, all of the members of the Board of Directors and officers of the Company shall have resigned from the Board of Directors of, and from their positions as officers of, the Company.

Section 6.03.  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

(a) Performance.  Each of Parent and the Merger Sub shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

(b) Representations and Warranties.  The representations and warranties of Parent and the Merger Sub contained in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date. The Company shall have received certificates of each of Parent and Merger Sub, executed by their respective Chief Executive Officer and Chief Financial Officer, as to the satisfaction of the conditions set forth in Sections 6.03(a) and (b).

ARTICLE VII

TERMINATION; AMENDMENTS; WAIVER

Section 7.01.  Termination.  This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

(a) by the mutual written consent of Parent and the Company;

(b) by Parent or the Company, if the Effective Time shall not have occurred on or prior to March 20, 2008 (as extended pursuant to the following proviso, the “Initial Termination Date”); provided that if the Company does not file a Notification and Report Form, including required exhibits and schedules, relating to the Merger and the transactions contemplated by this Agreement, as required by the HSR Act within thirty (30) calendar days after the date of this Agreement, or within such longer period as may have been agreed to pursuant to Section 5.04(a), the Initial Termination Date shall be extended by the number of calendar days in excess of thirty (30) (or, if applicable, the number of days in such longer period) that elapse after the date of this Agreement prior to the date on which the Company makes such filing; provided further, that if all of the conditions set forth in Article VI have been satisfied as of the Initial Termination Date other than (x) the conditions (the “Antitrust Regulatory Conditions”) set forth in Section 6.01(b) (to the extent that the order, judgment, decree, injunction or ruling relates to a violation or alleged violation of antitrust, trade regulation or competition laws) or Section 6.01(c), (y) the last sentence of Section 6.02(b) and (z) the last sentence of Section 6.03(b), the Initial Termination Date shall be automatically extended to June 20, 2008 (except that such date shall be deemed to have been extended by the same number of days, if any, as the Initial Termination Date shall have been extended pursuant to the first proviso set forth above) (the “Extended Termination Date”) and Parent, Merger Sub or the Company shall be entitled to terminate this Agreement under this Section 7.01(b) only if the Effective Time shall not have occurred on or prior to the Extended Termination Date; provided further, that if all of the conditions set forth in Article VI have been satisfied as of the Extended Termination Date other than (1) the conditions (the “Foreign Antitrust Regulatory Conditions”) set forth in Section 6.01(b) (to the extent that the order, judgment, decree, injunction or ruling relates to a violation or alleged violation of antitrust, trade regulation or competition laws of the United Kingdom, Australia, Germany or South Africa (the “Foreign Regulatory Jurisdictions”)) or Section 6.01(c)(ii), (2) the last sentence of Section 6.02(b) and (3) the last sentence of Section 6.03(b), the Extended Termination Date shall be automatically extended to September 20, 2008 (except that such date shall be deemed to have been extended by the same number of days, if any, as the Initial Termination Date shall have been extended pursuant to the first proviso set forth above) (the “Final Termination Date”) and Parent, Merger Sub or the Company shall be entitled to terminate this Agreement under this Section 7.01(b) only if the Effective Time shall not have occurred on or prior to the Final Termination Date; provided further, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose breach of the covenants set forth in Sections 5.03(a), 5.04, 5.08 or 5.09 has been the cause of, or resulted in, the failure of the Merger to be consummated by the Initial Termination Date or the Final Termination Date, as applicable;

(c) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the Merger and such law, order, judgment, decree, injunction, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate pursuant to this Section 7.01(c) shall have used its reasonable best efforts to challenge such law, order, judgment, decree, injunction or ruling;

(d) by the Company, (i) if there shall have occurred, on the part of Parent or Merger Sub, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by the Company to Parent, or (ii) if a third party, including any group, shall have made a Superior Acquisition Proposal and the Board has taken any of the actions referred to in clauses (i), (ii) or (iii) of Section 5.07(c) (but only after compliance by the Board and the Company (1) with the requirements of clauses (A) and (B) thereof and (2) with the last sentence of Section 5.07(c));

(e) by Parent, if there shall have occurred, on the part of the Company, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by Parent to the Company;

(f) by Parent if the Special Meeting has been duly held and the Required Shareholder Approval referred to in Section 6.01(a) shall not have been obtained by reason of the failure to obtain the requisite vote at such Special Meeting or at any adjournment or postponement thereof; or

(g) by Parent, if any of the following shall have occurred: (i) the Board (or any committee thereof) shall have failed to recommend that the Company’s shareholders vote to adopt this Agreement and approve the Merger; (ii) a Change of Board Recommendation; (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board has determined and believes that the Merger is in the best interests of the Company’s shareholders; (iv) the Company shall have entered into any Acquisition Agreement relating to any Acquisition Proposal or there shall have been consummated a transaction with respect to an Acquisition Proposal; (v) a tender or exchange offer relating to Shares shall have been commenced and the Company shall not have published or sent to its shareholders, on or before the later of: (x) one business day following the expiration of any outstanding five business-day period for receipt of a Revised Acquisition Proposal pursuant to Section 5.07(c) or (y) fifteen business days after the commencement of such tender or exchange offer, a statement disclosing that the Board recommends rejection of such tender or exchange offer; or (vi) the Board shall have recommended acceptance of a third party tender or exchange offer relating to Shares; provided that any termination pursuant to clause (i) or (ii) above shall have occurred prior to the Special Meeting.

Section 7.02.  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its respective former, current or future general or limited partners, managers, members, directors, officers or shareholders, affiliates or agents, other than pursuant to the provisions of this Section 7.02, Section 7.03, Article VIII (excluding Section 8.01 and Section 8.11) and the confidentiality obligations set forth in Section 5.02, which shall survive any such termination. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

Section 7.03.  Fees and Expenses.

(a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) In the event that (x) the Company shall have terminated this Agreement pursuant to Section 7.01(d)(ii), (y) Parent shall have terminated this Agreement pursuant to Section 7.01(g) or (z) Parent shall have terminated this Agreement pursuant to Section 7.01(f) and, after the date of this Agreement but prior to the date of the Special Meeting, any person (other than Parent, Merger Sub or their respective affiliates) has made to the Company an

Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal and, within twelve (12) months following such termination, the Company or any of its Subsidiaries, directly or indirectly, (i) enters into a definitive agreement for an Acquisition Proposal with any person who has made an Acquisition Proposal or any affiliate of such person between the date of this Agreement and the date of such termination or (ii) consummates a transaction with respect to an Acquisition Proposal with any person, then the Company shall promptly (and, in any event, within three business days after the later of such termination by Parent, the execution of a definitive agreement for an Acquisition Proposal or the consummation of such Acquisition Proposal, as applicable, or in the case of such termination by the Company, immediately upon such termination) pay to Parent a termination fee of $69 million (the “Parent Termination Fee”). The Company shall not withhold any amount from the Parent Termination Fee so long as Parent shall have delivered to the Company a duly signed and completed IRS Form W-8BEN (or any successor form thereto) claiming its entitlement as a resident of Italy to an exemption from U.S. federal withholding tax with respect to the Parent Termination Fee pursuant to the income tax treaty between Italy and the United States. The Parent Termination Fee shall be payable by wire transfer of immediately available funds.

(c) In the event that this Agreement is terminated pursuant to Section 7.01(b) or Section 7.01(c) as a result of the failure to satisfy the Antitrust Regulatory Conditions and provided that the condition set forth in Section 6.01(a) and all conditions to the obligations of Parent and Merger Sub set forth in Section 6.02 have been satisfied on the date this Agreement is terminated (other than the conditions set forth in the last sentence of Section 6.02(b)), Merger Sub shall, and Parent shall cause Merger Sub to, promptly (and, in any event, within three business days after such termination) pay to the Company $80 million (the “Termination and Expense Reimbursement Fee”) as promptly as practicable following such termination of this Agreement. The Termination and Expense Reimbursement Fee shall be payable by wire transfer of immediately available funds. The Termination and Expense Reimbursement Fee shall be unconditionally guaranteed by Parent pursuant to that certain Guarantee, in the form attached hereto as Exhibit D, executed and delivered by it concurrently herewith.

(d) The parties hereto agree that the provisions contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Sections 7.03(b) and (c) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Sections 7.03(b) and (c) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Sections 7.03(b) and (c) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Sections. If either party fails to pay to the other party any amounts due under Sections 7.03(b) and (c) in accordance with the terms hereof, the breaching party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

(e) Any amounts not paid when due pursuant to this Section 7.03 shall bear interest from the date such payment is due until the date paid at a rate equal to the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

Section 7.04.  Amendment.  This Agreement may be amended by the Company, Parent and Merger Sub at any time prior to the Effective Time, whether before or after any approval of this Agreement by the shareholders of the Company, but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

Section 7.05.  Extension; Waiver.  Subject to the express limitations herein, at any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) unless prohibited by applicable laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.  Non-Survival of Representations and Warranties.  The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in Section 1.09, Section 1.10, Section 2.01, Section 5.03(c), Section 5.06 and this Article VIII shall survive the Effective Time for the applicable statute of limitations (except to the extent a shorter period of time is explicitly specified therein).

Section 8.02.  Entire Agreement; Assignment.

(a) This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreements constitutes the entire agreement and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter hereof and thereof. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment not permitted under this Section 8.02(b) will be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.03.  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

Section 8.04.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

If to Parent or Merger Sub:

Luxottica Group S.p.A.
Via C. Cantù 2
20123 Milan, Italy
Facsimile: 011 39 02 8699 6550

Attention:	Enrico Cavatorta,
Chief Financial Officer

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile: 212 294 4700
Attention: Jonathan Goldstein

If to the Company:

Oakley, Inc.
One Icon
Foothill Ranch, California 92610
Facsimile: 949 454 0394
Attention: Cos Lykos,
           Vice President of Business Development

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Facsimile: 213 687 5600
Attention: Jerome L. Coben and Jeffrey H. Cohen

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Section 8.05.  Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that the laws of the State of Washington shall govern the provisions of Sections 1.01 through 1.09, 5.06(a) and (c), 5.07 and 5.09 hereof to the extent that such provisions are specifically applicable to the Merger, its authorization and the fiduciary duties of directors of the Company relating thereto. In furtherance of the foregoing, and subject to the exception set forth in the preceding sentence, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even if, under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction ordinarily would apply.

(b) Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court located in New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.

Section 8.06.  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07.  Descriptive Headings, etc.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this

Agreement. All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this Agreement unless otherwise expressly noted.

Section 8.08.  Counterparts; Effectiveness.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

Section 8.09.  Parties in Interest; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and, except as set forth in Sections 5.06(a), (b) and (c), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.10.  Certain Definitions.  Certain terms used in this Agreement are defined as follows:

(a) the term “affiliate,” as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and a person shall be deemed to control another person if the controlling person owns 25% or more of any class of voting securities (or other ownership interest) of the controlled person;

(b) the term “business day” shall mean each day other than a Saturday, Sunday or a day on which commercial banks and national stock exchanges located in New York, New York, or Milan, Italy are closed or authorized by law to close;

(c) the term “Lien” shall mean a lien, claim, option, charge, security interest or encumbrance (other than licenses or other agreements related to Intellectual Property which are not intended to secure an obligation); and

(d) the term “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

Section 8.11.  Specific Performance.  The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, except as otherwise provided in Section 7.03(d).

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

LUXOTTICA GROUP S.P.A.

By:
Name: Andrea Guerra

Title:	Chief Executive Officer

NORMA ACQUISITION CORP.

By:
Name: Enrico Cavatorta

Title:	President

OAKLEY, INC.

By:
Name: D. Scott Olivet

Title:	Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
OAKLEY, INC.

Article I

The name of the Corporation is Oakley, Inc. (the “Corporation”).

Article II

1. The Corporation shall have authority to issue one thousand (1,000) shares of common stock, each having a par value of one penny ($.01) (the “Common Stock”).

2. The shares of the Common Stock of this Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation; and all issued shares of the Common Stock of the Corporation shall be deemed fully paid and non-assessable.

Article III

The street address of the registered office of the Corporation in the State of Washington is 5000 Columbia Seafirst Center, 701 Fifth Avenue, Seattle, Washington 98104-7078 and the name of the registered agent of the Corporation at such address is PTSGE Corp.

Article IV

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

a. Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

b. Conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, as amended from time to time (the “Act”)(which involves certain distributions by the Corporation);

c. Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. The provisions of this Article IV shall be deemed to be a contract with each director and officer of the Corporation who serves as such at any time while such provisions are in effect, and each director and officer entitled to the benefits hereof shall be deemed to be serving as such in reliance on the provisions of this Article IV. Any repeal or modification of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Article V

1. The Corporation shall indemnify its directors and officers to the full extent permitted by applicable law. The Corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors’ resolution or contract.

2. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts or further indemnification and expense advancement arrangements implementing these provisions as may be permitted by law, including the purchase and maintenance of insurance. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

3. No amendment or repeal of this Article V shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Article VI

1. The number of directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws.

2. Any director or the entire Board of Directors may be removed from office at any time, at a duly called meeting of shareholders, by the affirmative vote of shareholders which satisfied the requirements of Article IX applicable to amendment, modification, or repeal of these Articles.

3. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director or by action of the shareholders. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until his or her successor shall have been elected qualified. No decrease in the number of directors constituting the Board of Directors shall shorten or eliminate the term of any incumbent director.

Article VII

1. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or a vote if either: (i) the action is taken by written consent of all shareholders entitled to vote on the action; or (ii) for so long as the Corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

2. To the extent that the Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given at least one (1) day prior to the date on which the action becomes effective (or such longer period as required by law, in the case of a significant business transaction under RCW 23B.19.020(15)). The form of notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected in a manner approved by the Board of Directors or by the committee or officers to whom the Board of Directors has delegated that responsibility.

3. Unless these Articles of Incorporation provide for a greater voting requirement for any voting group of shareholders, the affirmative vote or written consent of a majority of all of the votes entitled to be cast by a voting group shall be sufficient, valid and effective to approve and authorize any acts of the Corporation that, under the Act, would otherwise require the approval of two-thirds (2/3) of all of the votes entitled to be cast, including, without limitation: (i) an amendment to these Articles of Incorporation; (ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation; (iii) the acquisition by another corporation of all of the outstanding shares of one or more classes or series of capital stock of the Corporation; (iv) the sale, lease, exchange or other disposition by the Corporation of all or substantially all of its property otherwise than in the usual and regular course of business; or (v) the dissolution of the Corporation.

4. No class or series of shares shall be entitled to vote as a voting group on the matters set forth in subsections 1(a), (e) or (f) of RCW 23B.10.040, or any successor provisions thereto. No class or series of

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shares shall be entitled to vote as a voting group on a merger or share exchange as otherwise provided for in RCW 23B.11.035, or any successor provision thereto.

5. In furtherance and not in limitation of the powers conferred by the Act, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amenda and rescind the Bylaws of the Corporation by a resolution adopted by a majority of the directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation as set forth therein.

6. Special meetings of the shareholders of the Corporation for any purpose may be called at any time by the Board of Directors or an authorized committee of the Board of Directors, or by written demand to the Corporation’s Secretary by shareholders representing at least ten percent (10%) of the shares entitled to vote on any issue proposed to be considered at such proposed special meeting.

7. For purposes of these Articles, the following capitalized terms shall have the meaning set forth below. “Subsidiary” means any Corporation or other entity of which a majority of the voting power of the capital shares entitled to vote generally in the election of Directors is owned, directly or indirectly, by the Corporation. “Voting Shares” shall mean all Common Stock and any other shares entitled to vote for the election of directors as of the date on which a determination of the number of outstanding Voting Shares is being made under these Articles of Incorporation.

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EXHIBIT B

AMENDED AND RESTATED BYLAWS

OF

OAKLEY, INC.

ARTICLE I
SHAREHOLDERS

Section 1.  Annual Meeting. An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the date and at the time determined by the Board of Directors. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

Section 2.  Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by the Board of Directors or an authorized committee of the Board of Directors in accordance with the provisions of these Bylaws.

Section 3.  Place of Meetings. Meeting of shareholders shall be held at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

Section 4.  Notice. Written notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote, to the shareholder’s address as it appears on the current record of shareholders of this Corporation.

Section 5.  Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, the Articles of Incorporation of this Corporation, as amended and restated from time to time (the “Articles of Incorporation”), or the Washington Business Corporation Act, as amended from time to time (the “Act”), before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) as to the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, the shareholders’ failure to object at the time of presentation of such matter for consideration.

Section 6.  Quorum of Shareholders. At any meeting of the shareholders, holders of a majority of the votes of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 7.  Proxies. Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the Secretary of the Corporation or another officer or agent of the Corporation authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

Section 8.  Voting. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting, with all shares voting together as a single class.

Section 9.  Action by shareholders. Except as otherwise provided for in the Articles of Incorporation of the Corporation and if a quorum exists, the affirmative vote of a majority of all of the votes cast by a voting group shall be sufficient, valid and effective to approve and authorize any acts of the Corporation that, under the Act, would otherwise require the approval of two-thirds (2/3) of all of the votes entitled to be cast, including, without limitation: (i) an amendment to the Articles of Incorporation; (ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation; (iii) the acquisition by another corporation of all of the outstanding shares of one or more classes or series of capital stock of the Corporation; (iv) the sale, lease, exchange or other disposition by the Corporation of all or substantially all of its property otherwise than in the usual and regular course of business; or (v) the dissolution of the Corporation.

Section 10.  Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn any meeting of the shareholders from time to time. At a reconvened meeting at which a quorum is present, any business may be transacted at the meeting as originally noticed. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date, time or place is announced at the meeting before adjournment; however, if a new record date of the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 11.  Advance Notice Requirements for Shareholder Proposals and Director Nominations. Any shareholder seeking to bring business before or to nominate a director or directors at any meeting of shareholders, must provide written notice thereof in accordance with this Section 11 The notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than (i) with respect to an annual meeting of shareholders, one hundred twenty (120) calendar days in advance of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, except that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received by the Corporation a reasonable time before the Corporation’s proxy statement is to be released, and (ii) with respect to a special meeting of shareholders, a reasonable time before the Corporation’s proxy statement is to be released. The Board of Directors may waive this advance notice requirement at its discretion, and shall be deemed to have so waived such notice requirement if it does not object to a shareholder proposal or director nomination presented without adequate notice at the time it is made.

ARTICLE II
BOARD OF DIRECTORS

Section 1.  Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation.

Section 2.  Number and Qualifications. The number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors or by action of the shareholders taken in accordance with Article I, Section 9 of these Bylaws. Directors must have reached the age of majority. Until modified in accordance with the provisions of these Bylaws, the Board of Directors shall consist of three (3) directors.

Section 3.  Election - Term of Office. Except as otherwise provided in these Bylaws, the Board of Directors shall be elected by the shareholders at the annual meeting of shareholders. Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (a) by, or at the direction of, the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in Article I, Section 11 of these Bylaws. Each director

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shall hold office for the term for which elected and until his or her successor shall have been elected and qualified. If, for any reason, the directors shall not have been elected at the designated annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 4.  Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders and at such other times and at such places as the Board may determine, and no notice thereof need be given.

Section 5.  Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, President or Chief Executive Officer, with notice thereof being given to each director by the officer calling or directed to call the meeting.

Section 6.  Notice. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given, where practicable, at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice. Such notice shall be given in the manner provided by Section 3 of Article III of these Bylaws.

Section 7.  Waiver of Notice. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director, at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Any waiver by a non-attending director must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records.

Section 8.  Quorum of Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

Section 9.  Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 10.  Resignation and Removal. Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its Chairman, or the President or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. A director, any class of directors, or the entire Board of Directors may be removed as prescribed in the Articles of Incorporation.

Section 11.  Vacancies. Unless otherwise provided by law, vacancies in the Board of Directors shall be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director or by action of the shareholders taken in accordance with Article I, Section 9 of these Bylaws.

Section 12.  Compensation. By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors (and each meeting of any committees thereof), and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors (and each meeting of any committee thereof), or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

Section 13.  Presumption of Assent. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

a. The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

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b. The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

c. The director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 14.  Committees of the Board of Directors. The Board of Directors is expressly authorized to create one or more committees of directors in accordance with the provisions of Section 23B.08.250 of the Act. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when such action is taken or such other number of directors as may be required by Section 23B.08.250(2) of the Act. To the extent specified by the Board of Directors or in the Articles of Incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 23B.08.010 of the Act; provided, however, a committee may not: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors, (b) approve or propose to shareholders action that is required by the Act to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees, (d) amend the Articles of Incorporation pursuant to Section 23B.10.020 of the Act, (e) adopt, amend or repeal these Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that, in the case of this cause (g), the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE III
SPECIAL MEASURES APPLYING TO
SHAREHOLDER AND/OR DIRECTOR ACTIONS

Section 1.  Action by Written Consent. Any action required or permitted to be taken at an annual, regular or special meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by all the shareholders entitled to vote thereon, or all the members of the Board, as the case may be. Unless otherwise prohibited by the Articles of Incorporation, action may also be taken by less than unanimous consent where such consent has been signed by, as the case may be, shareholders representing not less than the number of shares otherwise necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, or by the majority (or such other number as may otherwise be required by the Articles of Incorporation or these Bylaws for authorizing such action) of the members of the Board of Directors. An action taken by unanimous or less than unanimous consent must be evidenced by one or more written consents describing the action taken, signed by the number of shareholders or directors required above, as the case may be, either before or after the action is taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.

Action taken by written consent of the shareholders is effective when all consents are in the possession of the Corporation, unless the consent specifies a later effective date. Action taken by written consent of the Board of Directors is effective when the last director signs the consent, unless the consent specifies a later effective date.

Section 2.  Telephonic Meeting. Meetings of the shareholders and Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

Section 3.  Oral and Written Notice. Oral notice of a meeting of the Board of Directors may be communicated in person or by telephone, email, wire or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated.

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Written notice may be transmitted by mail, reputable overnight or express delivery service, or personal delivery; telegraph or teletype; or telephone, email, wire, or wireless equipment that transmits a facsimile of the notice. Written notice is effective at the earliest of the following:

a. when dispatched by telegraph, teletype or facsimile equipment, if such notice is sent to the person’s address, telephone number or other number appearing on the records of the Corporation;

b. when received;

c. five (5) days after its deposit in the U.S. mail if mailed with first class postage;

d. the day of delivery as shown on the delivery receipt or acknowledgment if delivered by reputable overnight or express delivery service; or

e. on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

ARTICLE IV
OFFICERS

Section 1.  Positions. The officers of the Corporation shall be a Chief Executive Officer, President and a Secretary. In addition, the Board of Directors may appoint a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, a Chief Financial Officer, one or more Vice Presidents and such other officers and assistant officers to perform such duties as from time to time it may deem appropriate. The Board of Directors may also delegate to any other officer or officers of the Corporation the power to choose such other officers and assistant officers and to prescribe their respective duties and powers. No officer need be a shareholder or a director of this Corporation. Any two or more offices may be held by the same person.

Section 2.  Appointment and Term of Office. The officers of this Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation or removal.

Section 3.  Powers and Duties. If the Board of Directors appoints persons to fill the following officer positions, such officer shall have the powers and duties, as the Board of Directors in its sole discretion may amend from time to time, set forth below:

a. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer and the President to sign all bonds, deeds, mortgages and any other agreements, and such signature shall be sufficient to bind this Corporation. The Chairman of the Board of Directors shall, subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation. The Chairman of the Board of Directors shall also perform such other duties as the Board of Directors shall designate.

b. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer and the President to sign all bonds, deeds, mortgages and any other agreements, and such signature shall be sufficient to bind this Corporation. Unless the Chairman of the Board of Directors has been appointed and is present, the Vice Chairman of the Board of Directors shall preside at meetings of the shareholders and the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer shall designate.

c. Chief Executive Officer. The Chief Executive Officer shall, together with the Chairman of the Board of Directors, if any, and subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation. The Chief Executive Officer shall, in the absence of the

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Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, if any, preside at all meetings of the shareholders and the Board of Directors.

The Chief Executive Officer may sign all bonds, deeds, mortgages, and any other agreements, and such signature shall be sufficient to bind this Corporation. The Chief Executive Officer shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors, if any, shall designate.

d. President. The President shall possess the power to sign all bonds, deeds, mortgages and any other agreements, and such signatures shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors, the Chairman of the Board of Directors, if any, or the Chief Executive Officer shall designate.

e. Chief Operating Officer. The Chief Operating Officer shall possess the same power as the President and the Chief Executive Officer to sign all bonds, deeds, mortgages and any other agreements, and such signature shall be sufficient to bind this Corporation. The Chief Operating Officer shall also perform such other duties as the Board of Directors, the Chairman of the Board of Directors, if any, or the Chief Executive Officer shall designate.

f. Vice Presidents. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time to such Vice President by the Board of Directors, the Chairman of the Board of Directors, if any, the Chief Executive Officer or the President. The Board of Directors may select a specific title for a Vice President of this Corporation which such title shall include the words “Vice President” together with such other term or terms which may generally indicate such Vice President’s rank and/or duties. During the absence or disability of the Chairman of the Board of Directors (if one has been elected), the Chief Executive Officer and the President, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall exercise all functions of the Chairman of the Board of Directors, if any, the Chief Executive Officer and the President, except as limited by resolution of the Board of Directors.

g. Secretary. The Secretary shall:

(1) Prepare minutes of the directors’ and shareholders’ meetings and keep them in one or more books provided for that purpose;

(2) Authenticate records of the Corporation;

(3) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(4) Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

(5) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(6) Sign, with the Chairman of the Board of Directors, if any, the President, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(7) Have general charge of the stock transfer books of the Corporation; and

(8) In general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, if any, the President or the Chief Executive Officer. In the Secretary’s absence, the Board of Directors may appoint an assistant secretary to perform the Secretary’s duties.

h. Chief Financial Officer. The Chief Financial Officer shall have custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated

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by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, if any, the President, the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Chairman of the Board of Directors, if any, the President, the Chief Executive Officer or the Board of Directors so requires, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 4.  Salaries and Contract Rights. The Salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create a contract right.

Section 5.  Resignation or Removal. Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

The Board of Directors, by majority vote, may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.  Vacancies. If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE V
CERTIFICATES OF SHARES AND THEIR TRANSFER;
UNCERTIFICATED SHARES

Section 1.  Issuance of Shares. No shares of this Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received. A good faith determination by the Board that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable.

Section 2.  Issuance of Certificated Shares. Unless the Board of Directors determines that the Corporation’s shares are to be uncertificated, certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Act. The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

Section 3.  Transfer of Certificated Stock. Certificated shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the record holder of the certificate. Shares shall be transferable on the books of this Corporation, upon surrender thereof so assigned or endorsed.

Section 4.  Loss or Destruction of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

Section 5.  Issuance of Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates; provided, however, that such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholders, a written statement of the information required on certificates by the Act. Said statement shall be informational to the shareholder and not incontrovertible evidence of stock ownership.

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The statement shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

Section 6.  Transfer of Uncertificated Stock. Transfer of uncertificated shares of stock may be accomplished by delivery of an assignment in writing or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the record holder of the shares. Surrender of the written statement shall not be a requirement for transfer of the shares so represented.

Section 7.  Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.  Voting Record. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

ARTICLE VI
BOOKS AND RECORDS

Section 1.  Books of Accounts, Minutes and Share Register. The Corporation:

a. Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

b. Shall maintain appropriate accounting records;

c. Or its agent shall maintain a record of its shareholders, in a format that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

d. Shall keep a copy of the following records at its principal office:

(1) The Articles of Incorporation;

(2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

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(4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year;

(5) All written communications to shareholders generally within the past three (3) years;

(6) A list of the names and business addresses of its current directors and officers; and

(7) Its most recent annual report delivered to the Secretary of Sate of Washington.

Section 2.  Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.  Indemnification Rights of Directors, Officers, Employees and Agents. The Corporation shall indemnify its directors and officers and may indemnify its employees and agents (each an “Indemnified Party”) to the full extent permitted by the Act or other applicable law, as then in effect, and the Articles of Incorporation, against liability arising out of a proceeding to which each such Indemnified Party was made a party because the Indemnified Party is or was a director, officer, employee or agent of the Corporation. The Corporation shall advance expenses incurred by each such Indemnified Party who is a party to a proceeding in advance of final disposition of the proceeding, as provided by applicable law, the Articles of Incorporation or by written agreement, which written agreement may allow any required determinations to be made by any appropriate person or body consisting of a member or members of the Board of Directors, or any other person or body appointed by the Board of Directors, who is not a party to the particular claim for which an Indemnified Party is seeking indemnification, or independent legal counsel.

The Corporation is not obligated to indemnify an Indemnified Party for any amounts paid in settlement of any proceeding without the Corporation’s prior written consent to such settlement and payment. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on an Indemnified Party without such Indemnified Party’s prior written consent. Neither the Corporation nor an Indemnified Party may unreasonably withhold its consent to a proposed settlement.

Section 2.  Contract and Related Rights.

a. Contract Rights. The right of an Indemnified Party to indemnification and advancement of expenses is a contract right upon which the Indemnified Party shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnified Party shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnified Party with respect to any acts or omissions of such Indemnified Party occurring prior to such amendment or repeal.

b. Optional Insurance, Contracts and Funding. The Corporation may:

(1) Maintain insurance, at its expense, to protect itself and any Indemnified Party against any liability, whether or not the Corporation would have power to indemnify the Indemnified Party against the same liability under Sections 23B.08.510 or .520 of the Act, or a successor section or statute;

(2) Enter into contracts with any Indemnified Party in furtherance of this Article and consistent with the Act; and

(3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification provided in this Article.

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Section 3.  Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to an Indemnified Party with respect to any proceeding:

a. initiated or brought voluntarily by an Indemnified Party and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws, the Articles of Incorporation or any statute or law; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

b. instituted by an Indemnified Party to enforce or interpret the provisions hereof or the Articles of Incorporation, if a court of competent jurisdiction determines that each of the material assertions made by such Indemnified Party in such proceeding was not made in good faith or was frivolous;

c. to the extent such Indemnified Party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder; or

d. if the Corporation is prohibited by the Articles of Incorporation, the Act or other applicable law as then in effect from paying such indemnification and/or advancement of expenses.

ARTICLE VIII
AMENDMENT OF BYLAWS

Section 1.  By the Shareholders. These Bylaws may be amended or repealed by a resolution duly adopted by not less than a majority of the shares entitled to vote thereon.

Section 2.  By the Board of Directors. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by a resolution duly adopted by a majority of the whole Board of Directors.

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EXHIBIT C

CERTIFICATE OF NON-FOREIGN STATUS — ENTITY

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required, the undersigned hereby certifies the following on behalf of [NAME OF TRANSFEROR]:

1.	[NAME OF TRANSFEROR] is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	[NAME OF TRANSFEROR] is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

3.	[NAME OF TRANSFEROR]’s U.S. employer identification number is ; and

4.	[NAME OF TRANSFEROR]’s office address is:

[ADDRESS]

[NAME OF TRANSFEROR] understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of [NAME OF TRANSFEROR].

Name of Transferor:
Title:
Date:

EXHIBIT C

CERTIFICATE OF NON-FOREIGN STATUS — INDIVIDUAL

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required, I, [NAME OF TRANSFEROR], hereby certify:

1.	I am not a nonresident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identifying number (Social Security number) is ; and

3.	My home address is:

[ADDRESS]

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Date:

EXHIBIT D

GUARANTEE

This Guarantee is made as of the 20th day of June, 2007 by Luxottica Group S.p.A., an Italian corporation (the “Guarantor”), in favor and for the benefit of Oakley, Inc., a Washington corporation (“Oakley”).

W I T N E S S E T H

WHEREAS, the Guarantor beneficially indirectly owns all of the issued and outstanding stock of Norma Acquisition Corp., a Washington corporation (the “Payor”); and

WHEREAS, the Payor has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), with Oakley and the Guarantor, pursuant to which the Guarantor has agreed to acquire all of the outstanding shares of capital stock of Oakley through the merger (the “Merger”) of the Payor with and into Oakley; and

WHEREAS, pursuant to Section 7.03(c) of the Merger Agreement, if the Merger Agreement is terminated under certain circumstances, Payor has agreed to pay to Oakley the Termination and Expense Reimbursement Fee; and

WHEREAS, as an inducement to Oakley to enter into the Merger Agreement, Guarantor has agreed to guarantee Payor’s obligation to pay the Termination and Expense Reimbursement Fee;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.	DEFINED TERMS.

(a)	Unless otherwise defined herein, terms defined in the Merger Agreement and used herein shall have the meanings given to them in the Merger Agreement.

(b)	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

(c)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.	GUARANTEE. Subject to the provisions hereof, the Guarantor hereby unconditionally guarantees to Oakley the due and punctual payment of the Termination and Expense Reimbursement Fee by Payor when the same shall become due and payable. Guarantor’s liability hereunder shall be and is specifically limited to payment of the Termination and Expense Reimbursement Fee required to be made in accordance with the terms of the Merger Agreement. The Guarantor and Oakley agree that this Guarantee constitutes a guarantee of payment and not of collection. The Guarantor agrees to pay, on demand, and to save Oakley harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel) incurred or expended by or on behalf of Oakley in connection with the enforcement of or preservation of any rights under this Guarantee.

3.	GUARANTEE ABSOLUTE AND UNCONDITIONAL. (a) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of (i) the validity or enforceability of the Merger Agreement, (ii) any amendment to or modification of any of the terms or provisions of the Merger Agreement, (iii) the absence of any action to enforce the Merger Agreement against the Payor, (iv) any waiver or consent by Oakley with respect to any provisions of the Merger Agreement, or (v) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent either vary the risk of the Guarantor as an obligor in respect of the obligations provided for in this Guarantee or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of its obligations under this Guarantee). The Guarantor hereby waives demand of and protest of the Termination and Expense Reimbursement Fee and also waives notice of protest for nonpayment, any right to require a proceeding first against the Payor, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligation to pay the Termination and Expense Reimbursement Fee in accordance with the Merger Agreement.

4.	TERMINATION. This Guarantee shall remain in full force and effect until the earliest to occur of: (i) the indefeasible payment in full of the entire Termination and Expense Reimbursement Fee, (ii) termination of the Merger Agreement in accordance with its terms without any obligation on the part of Payor to pay the Termination and Expense Reimbursement Fee, or (iii) consummation of the Merger. Thereafter, Oakley shall take such action and execute such documents as the Guarantor may request in order to evidence the termination of this Guarantee.

5.	REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to, and agrees with, Oakley that:

(a)	Guarantor is duly organized and validly existing as a corporation under the laws of Italy;

(b)	Guarantor has duly taken all necessary corporate action to authorize, and has all necessary corporate power and authority to execute and deliver, this Guarantee and to perform the obligations of Guarantor pursuant to this Guarantee. This Guarantee has been duly executed and delivered by Guarantor and is the valid, binding and enforceable obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law; and

(c)	The execution and delivery of this Guarantee by Guarantor, and its performance of its obligations under this Guarantee, do not and will not (i) violate or conflict with any provision of the charter documents or bylaws of Guarantor or (ii) violate or conflict with, or constitute a breach of, any law, rule or regulation, order, writ, injunction, decree, award, or any agreement, instrument, indenture, deed or any other restriction, to which Guarantor is subject or a party.

6.	SUBROGATION. The Guarantor shall be subrogated to all rights of Oakley against the Payor in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that so long as any of the Termination and Expense Reimbursement Fee shall remain unsatisfied, all rights of the Guarantor against the Payor based upon such right of subrogation shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Termination and Expense Reimbursement Fee to Oakley.

7.	REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Termination and Expense Reimbursement Fee is rescinded or must otherwise be restored or returned by Oakley upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Payor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Payor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.	PAYMENTS. The Guarantor hereby agrees that if it is required hereunder to pay the Termination and Expense Reimbursement Fee, it will be paid to Oakley, by wire transfer of immediately available funds, to the wire transfer address specified in a notice given by Oakley to it.

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9.	NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

If to Guarantor:

Luxottica Group, S.p.A.
Via Cantù, 2
20123 Milan
Italy
Facsimile: 011-39-02-8699-6550
Attention: Enrico Cavatorta

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 294-4700
Attention: Jonathan Goldstein

If to Oakley:

Oakley, Inc.
One Icon
Foothill Ranch, California 92610
Facsimile: (949) 699-3597
Attention: D. Scott Olivet, Chief Executive Officer

with a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP
300 S. Grand Avenue
Suite 3400
Los Angeles, California 90071
Facsimile: (213) 687-5600
Attention: Jerome L. Coben and Jeffrey H. Cohen

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

10.	SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.	INTEGRATION. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations, written or oral, by Oakley relative to the subject matter hereof not reflected herein.

12.	AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

(a)	None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and Oakley; PROVIDED that any provision of this Guarantee may be waived by Oakley in a letter or agreement executed by Oakley and delivered to Guarantor pursuant hereto.

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(b)	Oakley shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), be deemed to have agreed to any delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Oakley, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Oakley of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Oakley would otherwise have on any future occasion.

(c)	The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.	SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14.	SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Oakley and its successors and assigns; provided that the Guarantor may not assign or delegate any of its rights or obligations hereunder without the express prior written consent of Oakley, which Oakley may grant or withhold in its sole and absolute discretion.

15.	GOVERNING LAW. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

Luxottica Group S.p.A.

By:
Name: Andrea Guerra

Title:	Chief Executive Officer

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ANNEX B

Revised Code of Washington
Title 23B. Washington Business Corporation Act
Chapter 23B.13. Dissenters’ rights

23B.13.010
Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

23B.13.020
Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

23B.13.030
Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200
Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters’ rights that the action was taken and send them the notice described in RCW 23B.13.220.

23B.13.210
Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.220
Dissenters’ rights — Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2) The notice must be sent within ten days after the effective date of the corporate action, and must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

23B.13.230
Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.240
Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250
Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.12.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

23B.13.260
Failure to take action.

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270
After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

23B.13.280
Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

23B.13.300
Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310
Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX C

Goldman, Sachs & Co. / 85 Broad Street / New York, New York 10004
Tel: 212-902-1000 / Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

June 20, 2007

Board of Directors
Oakley, Inc.
One Icon
Foothill Ranch, CA 92610

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Oakley, Inc. (the “Company”) of the $29.30 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of June 20, 2007 (the “Agreement”), by and among Luxottica Group S.p.A. (“Luxottica”), Norma Acquisition Corp., a wholly owned subsidiary of Luxottica, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we and our affiliates from time to time have provided certain investment banking and other financial services to Luxottica and its affiliates, including having acted as financial advisor to Luxottica in connection with its acquisition of Cole National Corporation in October 2004 and its divestiture of Things Remembered in September 2006. We and our affiliates also may provide investment banking and other financial services to the Company, Luxottica and their respective affiliates in the future. In connection with the above-described investment banking and other financial services we have received, and may receive, compensation.

Goldman, Sachs & Co. and its affiliates engage for their own accounts or the accounts of third parties in securities trading, investment management, principal investment, financial planning and benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Luxottica and their respective affiliates, and may at any time hold long or short positions, and actively trade or effect transactions in, the equity, debt or other securities and financial instruments (including bank loans and other obligations) of the Company, Luxottica and their affiliates.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2006; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain estimates for the Company provided by the Institutional Brokers’ Estimate System; and certain internal financial analyses and forecasts for the Company prepared by the management of the Company. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, including the risks and uncertainties of achieving the forecasts

C-1

for the Company prepared by the management of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the branded consumer goods and optical industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by us. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address any legal, regulatory or tax matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $29.30 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

C-2

ANNEX D

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of this 20th day of June, 2007, is entered into by and among Luxottica Group S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Norma Acquisition Corp., a Washington corporation (together with its successors or assigns, “Purchaser”), and Jim Jannard (the “Shareholder”).

WITNESSETH:

WHEREAS, Purchaser, Parent and Oakley, Inc., a Washington corporation (the “Company”), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Purchaser shall be merged (the “Merger”) with and into the Company, with the Company being the surviving corporation of the Merger, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, the Shareholder is the record and Beneficial Owner of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth on Schedule I attached hereto (the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent and Purchaser required that the Shareholder agree, and the Shareholder is willing to agree, to the matters set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.  Definitions.  Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that the Company shall not be considered an Affiliate of the Shareholder.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(c) “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

2.  Voting Agreement.  From the date of this Agreement and ending on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the first date immediately following the date on which the Company’s shareholders have adopted the Merger Agreement, (iii) the date on which the Merger Agreement is amended, or any provision thereof is waived, in either case in a manner that reduces the consideration payable to the Shareholder or is materially adverse to the Shareholder, provided, that Shareholder shall notify Parent of his determination that the Termination Date has occurred under this clause (iii), within three business days after he first receives written notice hereunder of the execution of any such modification or waiver, setting forth, in reasonable detail, the basis for his determination, (iv) the date on which Purchaser or Parent is in material violation of the terms of this Agreement, (v) the date on which the Board of Directors of the Company has modified or withdrawn the Company Board Recommendation pursuant to Section 5.07(c) or Section 5.07(e) of the Merger Agreement and (vi) the Final Termination Date (as defined in the Merger Agreement) (the earliest of such dates, the “Termination Date”), the Shareholder hereby agrees to vote (or cause to be voted) all of the Shares (and any and all securities issued or issuable in respect thereof) which such Shareholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(a) in favor of the Merger and the approval and adoption of the Merger Agreement; and

(b) except for all such actions that the Company or its Board of Directors is permitted to take under the Merger Agreement, against (i) an Acquisition Proposal, other than the Merger, (ii) any action or agreement (including, without limitation, any amendment of any agreement) that would result in any condition to the consummation of the Merger set forth in the Merger Agreement not being capable of being fulfilled, (iii) any action that would result in a change in those persons constituting a majority of the Board of Directors of the Company, other than in connection with an annual meeting of the shareholders of the Company with respect to the slate of directors proposed by the incumbent Board of Directors of the Company (in which case he agrees to vote for the slate proposed by the incumbent Board) or (iv) any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement.

Except as expressly set forth in this Agreement, the Shareholder may vote his Shares in his discretion on all matters submitted for the vote or consent of shareholders of the Company.

3.  Covenants, Representations and Warranties of the Shareholder, Parent and Purchaser.

(a) The Shareholder hereby represents, warrants and covenants to Parent and Purchaser as follows:

(i) Ownership.  As of the date of this Agreement, except as otherwise set forth in Part A of Schedule 1, the Shareholder is the record and Beneficial Owner of the number of issued and outstanding Shares set forth on Part A of Schedule I hereto and the stock options set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Shares set forth on Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Part A of Schedule I hereto, with no material limitations, qualifications or restrictions on such rights (including community property rights or interests of other Persons), subject to applicable securities laws and the terms of this Agreement.

(ii) Power; Binding Agreement.  The Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming due and valid execution and delivery of Parent and Purchaser, constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in law or at equity) and except that the remedy of specific performance and other forms of equitable relief are subject to the discretion of the government entity before which any enforcement proceeding therefor may be brought). Except as may otherwise be set forth in Part A to Schedule I, there is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the performance by the Shareholder of his obligations hereunder.

(iii) No Conflicts.  As of the date of this Agreement, except as may otherwise be set forth in Part A to Schedule I, the Shareholder is not a party to any voting agreement with respect to the Shares or any other agreement that would materially restrict the Shareholder’s ability to perform his obligations hereunder. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, to the knowledge of the Shareholder, no filing with, and no permit, authorization, consent or approval of, any state or Federal public body or authority is necessary for the execution of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Shareholder’s ability to perform his obligations hereunder, and none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of his properties or assets may be bound or (B) violate any order, writ, injunction, decree, judgment, order, statute, proceeding, rule or regulation applicable to the Shareholder or any of the Shares, in each such case in clause (A) or (B) except to the extent that any conflict, breach, default or violation would not materially interfere with the ability of the Shareholder to perform his obligations hereunder.

(iv) No Encumbrances.  Except as required by Section 2, at all times during the term hereof, all of the Shares will be held by the Shareholder, or by a nominee or custodian for the direct or indirect benefit of the Shareholder, or by a family member or Affiliate of the Shareholder (subject to the conditions set forth in clause (vi) below), free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair the Shareholder’s ability to perform his obligations under this Agreement.

(v) Restriction on Transfer, Proxies and Non-Interference.  Except as otherwise contemplated by the Merger Agreement or this Agreement or as required by court order, from and after the date of this Agreement and ending on the Termination Date, the Shareholder shall not, directly or indirectly, without the consent of Parent and Purchaser in respect of any Acquisition Proposal or otherwise: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition, (including, without limitation, any Constructive Disposition, as defined below) of (each, a “Transfer”), any or all of the Shares, or any interest therein, except for the exercise of any stock options, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above; provided, however, the Shareholder may, without the consent of Parent and Purchaser, Transfer his Shares to members of his family and/or Affiliates; provided further, however, that any such transferee shall have delivered to Parent and Purchaser, not later than concurrently with any such Transfer, a written instrument, in form and substance reasonably satisfactory to Parent and Purchaser, to the effect that such transferee agrees to be bound by the terms of this Agreement, whereupon such transferee shall be deemed to be a “Shareholder” for all purposes of this Agreement. As used herein, the term “Constructive Disposition” means, with respect to any Shareholder’s Shares, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any attempted transfer of the Shareholder’s Shares or any interest therein in violation of this Section 3(a)(v) shall be null and void. In furtherance of this Agreement, such Shareholder shall and hereby does authorize the Company and counsel to Parent and Purchaser to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of the Shareholder’s Shares (and that this Agreement places limits on the voting and transfer of the Shareholder’s Shares); provided, however, that any such stop transfer restriction shall terminate upon the termination of this Agreement in accordance with its terms and, upon such event, Parent shall notify the Company’s transfer agent of such termination.

(vi) No Solicitation.  Prior to the Termination Date, subject to Section 5, the Shareholder shall, and shall use commercially reasonable efforts to cause his employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, the “Representatives”) to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, other than the Merger. Prior to the Termination Date, subject to Section 5, the Shareholder shall not, and shall use commercially reasonable efforts to cause his Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer concerning any Acquisition Proposal, other than the Merger, (ii) engage in any discussions or negotiations with any third party concerning any Acquisition Proposal, other than the Merger, (iii) approve, endorse or recommend any Acquisition Proposal, other than the Merger or (iv) enter into any letter of intent or similar agreement or any Contract contemplated by or otherwise related to any Acquisition Proposal, other than the Merger. If the Shareholder receives an unsolicited proposal or offer concerning an Acquisition Proposal, he will notify the Company of such proposal or offer so that the Company may comply with its obligations under the Merger Agreement. Notwithstanding the foregoing, the Shareholder is permitted to take any actions otherwise prohibited by this paragraph if such action is related to an Acquisition Proposal and if, and only during such time as and to the extent that, the Company is then permitted under the Merger Agreement to engage in discussions or negotiations with such Person or group of related Persons that has made the Acquisition Proposal, and provided that the Company is in compliance with Section 5.07 of the Merger Agreement.

(vii) Dissenters’ Rights.  The Shareholder agrees not to exercise any dissenters’ rights in respect of the Shareholder’s Shares that may arise with respect to the Merger.

(viii) Further Assurances.  From time to time, at Parent’s or Purchaser’s reasonable request, to the extent not entailing other than de minimis expense, the Shareholder shall without further consideration execute and deliver such additional documents as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the agreements set forth in Sections 2 and 3(a) of this Agreement; provided, that no such documents shall expand or otherwise alter the obligations of the Shareholder hereunder.

(b) Each of Parent and Purchaser hereby represents, warrants and covenants to the Shareholder as follows:

(i) Organization, Standing and Corporate Power.  Each of Parent and Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own its properties and carry on its business as presently conducted. Each of Parent and Purchaser has the necessary power and authority to enter into and perform all of its respective obligations under this Agreement and to consummate the transactions contemplated hereby.

(ii) Execution, Delivery and Performance by Parent and Purchaser.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Purchaser, do not require any authorization, consent or approval of, exemption or other action by, or notice to, any third party and each of Parent and Purchaser has taken all other actions required by law and its organizational documents to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming due and valid execution and delivery of the Shareholder, constitutes the valid and binding obligation of each of Parent and Purchaser and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in law or at equity).

4.  Recapitalization; Option Exercise.  In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged and, in each case, that are entitled to vote at a meeting of the Company’s shareholders as may be appropriate to reflect such event. The term “Shares” shall also include any other or additional shares of Company Common Stock or any other shares of capital stock or equity entitled to vote at a meeting of the Company’s shareholders, acquired and owned of record or beneficially by the Shareholder after the date of this Agreement and before the Termination Date, including, without limitation, shares acquired in connection with the exercise of Company Options and Company Stock-Based Awards. Notwithstanding the foregoing, or anything in this Agreement to the contrary, the term “Shares” shall not include any shares of Company Common Stock not beneficially owned by the Shareholder, including any shares of Company Common Stock with respect to which the Shareholder has been appointed a proxy in connection with any proxy solicitation by the Company and any Shares underlying any options set forth in Part B of Schedule I hereto, to the extent such options have not been exercised; and nothing contained herein shall require the Shareholder to exercise any options or other derivative securities pursuant to which Shares may be issued.

5.  Shareholder Capacity.  The Shareholder does not make any agreement or understanding herein in the Shareholder’s capacity as a director or officer of the Company. The Shareholder executes this Agreement solely in his capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Shareholder or any designee of the Shareholder in his capacity as an officer or director of the Company or any of its subsidiaries.

6.  Irrevocable Proxy.  The Shareholder hereby irrevocably appoints Purchaser as the attorney and proxy of such Shareholder, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all Shares that such Shareholder is entitled to vote at any meeting of shareholders of the Company (whether annual, special or other meeting and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such Shares as set forth in Section 2 hereof; provided that in any such vote or other action pursuant to such proxy, Purchaser shall not have the right (and such proxy shall not confer the right) to vote to reduce the Merger Price or to otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any shareholders of the Company (including the Shareholder) under the Merger Agreement or to reduce the obligations of Parent or Purchaser thereunder; and provided further, that this proxy shall irrevocably cease to be in effect on the Termination Date. SUBJECT TO THE FOREGOING, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Shareholder hereby revokes, effective upon the execution and delivery of this Agreement by the parties hereto, all other proxies and powers of attorney with respect to the Shares that he may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of his obligations under Section 2 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by him with respect thereto so long as this Agreement remains in effect. The Shareholder shall forward to Parent and Purchaser any proxy cards that the Shareholder receives with respect to the Merger Agreement.

7.  Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) Amendments, Waivers, Etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received with proof of delivery) by overnight courier or facsimile to the respective parties as follows:

If to Shareholder:

c/o Weeks, Kaufman, Nelson and
Johnson Law, a partnership
465 Stevens Avenue, Suite 310
Solana Beach, California 92075
Facsimile: (858) 794-2141
Attention: Greg Weeks

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Facsimile: (213) 687-5600
Attention: Jerome L. Coben and Jeffrey H. Cohen

and

O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660
Facsimile: (949) 823-6994
Attention: David A. Krinsky and Andor D. Terner

If to Parent or Purchaser:

Luxottica Group S.p.A.
Via C. Cantú 2
20123 Milan, Italy
Facsimile: 011 39 02 8699 6550
Attention: Enrico Cavatorta, Chief Financial Officer

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile No.: (212) 294-4700
Attention: Jonathan Goldstein

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(d) Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(e) Specific Performance.  The Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Agreement will cause Parent and Purchaser to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore the Shareholder agrees that in the event of any such breach, or threatened breach, Parent and Purchaser shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity, and that any requirement for the posting of a bond or similar requirement in any such proceeding is hereby irrevocably waived.

(f) Assignability.  Except as set forth in Section 3(a)(v), neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the other parties hereto and any such attempted assignment shall be void and unenforceable; provided, however, that, in the event of the death or disability involving the appointment of a legal guardian or similar representative of the Shareholder, or of a member of his family or an Affiliate who is an individual to whom the Shareholder made a Transfer of his Shares as permitted by the provisos set forth in Section 3(a)(v), the rights and obligations of the Shareholder or such member of his family or Affiliate, as the case may be, hereunder shall, upon such death or the appointment of such legal guardian or representative, be deemed to have been assigned and delegated to, and shall thereupon inure to the benefit of and be binding upon, the heirs and/or legal representative, or such legal guardian or representative, of the Shareholder, member of his family or Affiliate, as the case may be. This Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto, permitted assignees and, in the case of Parent and Purchaser, their respective successors, and no other person shall acquire or have any rights under or by virtue of this Agreement.

(g) Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(h) No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(i) No Third Party Beneficiaries.  This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto or a permitted assignee thereof.

(j) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(k) Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal district court within New York County, State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any federal court within New York County, State of New York, (iv) consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by overnight courier to the address at which such party is to receive notice and (v) waives any objection to the laying of venue with respect to such dispute in any federal court within New York County, State of New York and waives and agrees not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

(l) Descriptive Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(m) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto, provided that upon delivery of an executed counterpart by facsimile, this Agreement shall be deemed effective.

(n) No Agency.  Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

8.  Termination.  This Agreement shall terminate without any further action on the part of any party hereto on the Termination Date.

SCHEDULE I

Part A

Name of Owner	Shares

Jim Jannard	44,426,400

Part B

Name of Owner	Other Securities

Jim Jannard	Options to purchase an aggregate of 119,315 shares of Common Stock

ANNEX E

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of June 20, 2007, by and among Luxottica Group S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Oakley, Inc. a Washington corporation (the “Company”), and Jim Jannard (“Shareholder”).

RECITALS

A. Shareholder is a founder, majority shareholder and the Chairman of the Board of the Company and, accordingly, has acquired: (i) valuable trade secrets and other confidential and proprietary information relating to the Company’s and its Subsidiaries’ current business of designing, manufacturing, marketing, selling, and distributing eyewear and optical products including, without limitation, sunglasses, eyewear lenses, goggles and electronically enabled eyewear (the “Business”) and (ii) the ability to control the goodwill of the Business conducted by the Company and its Subsidiaries. For the avoidance of doubt, the “Business” as used herein shall not include Red.com, Inc.’s (“Red”) current business of manufacturing, designing, licensing, selling, marketing and distributing digital cinematography cameras, including the lenses, sensors, filters and other parts used in digital cinematography cameras, as well as accessories to digital cinematography cameras (the “Red Business”).

B. Shareholder’s noncompetition and nonsolicitation covenants and confidentiality agreements as reflected in this Agreement are each essential parts of the transactions described in that certain Agreement and Plan of Merger, dated as of June 20, 2007 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, pursuant to which, among other things, Merger Sub will be merged with and into the Company (the transactions contemplated in connection with the Merger Agreement are referred to hereinafter as the “Merger”).

C. As a result of the Merger, Shareholder will dispose of his entire ownership interest in the Company, as defined by Section 16601 of the California Business and Professions Code (the “BPCC”), and Parent will indirectly acquire this interest and the parties confirm that the Shareholder’s entry into this Agreement is a material inducement to Parent and Merger Sub to consummate the Merger.

D. The parties agree that it is in the best interests of all parties for Parent and Merger Sub to obtain the full benefit of the entire goodwill of the Company, and that failure to receive the entire goodwill contemplated by the Merger would materially reduce the value of the Merger and the Company to Parent and Merger Sub.

E. In order to protect the trade secrets and other confidential and proprietary information and the entire goodwill related to the Business, and as a condition of Parent and Merger Sub entering into the Merger Agreement, Shareholder has agreed to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement, which Agreement is being executed and delivered concurrently with the execution and delivery of the Merger Agreement.

F. Accordingly, the Merger Agreement requires Shareholder to execute and deliver this Agreement as a condition precedent to Parent and Merger Sub’s obligation to consummate the Merger under the Merger Agreement.

G. The Shareholder and the Company are parties to an Amended and Restated Consultant Agreement dated May 12, 1998 (the “Consultant Agreement”), a copy of which is annexed hereto.

H. The parties hereto intend that, effective as of the occurrence of the closing under the Merger Agreement (the “Closing”), certain terms and conditions of the Consultant Agreement shall be incorporated by reference into and shall thereupon become part of this Agreement, as if set forth herein at length and that, subject to such incorporation by reference, the Consultant Agreement shall thereupon be terminated and cancelled in all respects.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and to induce Parent and Merger Sub to consummate the Merger, Shareholder hereby covenants and agrees as follows:

1. Effectiveness of Agreement.  This Agreement is effective upon execution but is conditioned upon (i) the Closing and (ii) the satisfaction of the condition set forth in Section 18 and shall be null and void ab initio should the Merger Agreement be terminated, or the Merger not close or be completed for any reason, or the condition set forth in Section 18 not be satisfied in the time period provided therein.

2. Noncompetition.

(a) Shareholder, Parent, the Company and Merger Sub agree that, due to the nature of Shareholder’s association with the Company and its subsidiaries, Shareholder has: (i) acquired valuable trade secrets and other confidential and proprietary information relating to the Business and (ii) acquired the ability to control and direct the goodwill of the Business. Shareholder acknowledges that such intellectual property and goodwill is crucial to the success, profitability and viability of the Company’s Business and will continue to be so after the Closing. Shareholder further agrees that Shareholder’s disclosure or unauthorized use of such information or redirection of goodwill will cause substantial loss and harm to the Company, its subsidiaries and Parent and its Subsidiaries. In light of the foregoing, the parties also agree that the covenants set forth in this Agreement are necessary to protect the entire goodwill and value of the intellectual property of the Company through and following the Merger.

(b) During the period commencing at the Closing and ending five years later (the “Restricted Period”), Shareholder agrees that Shareholder shall not, anywhere in the Business Area (as defined below), directly or indirectly, own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, member, investor, lender (treating, for purposes of this Section 2(b), any donation as if it were a loan if the Shareholder actually knows, at the time of making the donation, that its proceeds will be used for a purpose that, if made as a loan, would be prohibited by this Section 2(b)), guarantor, or credit enhancer), or provide consultative services or otherwise provide services to (whether as an employee or consultant, with or without pay), any business, individual (including, without limitation, any relative of the Shareholder), corporation, limited liability company, partnership, firm or other entity that is then, or to Shareholder’s actual knowledge intends to be, a competitor of the Company or any of its Subsidiaries, including any individual or entity then engaged, or to Shareholder’s actual knowledge is intending to engage, in the Business (each such individual or entity is referred to herein as a “Competitor”); provided, however, that notwithstanding the restrictions set forth in this Section 2(b), the Shareholder may (i) own, directly or indirectly, solely as a passive investment, securities of any entity in competition with the Business where equity securities are traded on any national securities exchange, provided that Shareholder is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, “beneficially own” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) five percent (5.0%) or more of any class of securities of such entity; and (ii) be an investor, partner, member, director or principal of a private equity firm, venture capital firm, or hedge fund that makes investments in a Competitor, provided that Shareholder completely recuses himself from selecting, advising or managing the investment in any such Competitor.

(c) “Business Area” as used herein, means any place in the world.

3. Nonsolicitation of the Company’s and its Subsidiaries’ Employees, Customers and Suppliers.

(a) During the Restricted Period, Shareholder shall not, directly or indirectly, solicit, recruit, request, cause, induce or encourage to leave the employment of the Company or any of its subsidiaries (such conduct is collectively referred to as “solicitation”) any person who is then employed by the Company other than Shareholder’s son and up to six other employees of the Company or its subsidiaries who receive a base salary of less than $100,000 per year; provided, however, that the foregoing restriction will not prevent the Shareholder from hiring any such person (i) who contacts such Shareholder on his or her own initiative without any direct or indirect solicitation by or encouragement from such Shareholder or (ii) as a result of placing general advertisements on websites, in trade journals, newspapers or similar publications which are not directed at the Company or its subsidiaries or such employees.

(b) During the Restricted Period, Shareholder shall not, directly or indirectly, solicit, recruit, request, cause, induce or knowingly encourage any customer, vendor, supplier, distributor, partner or other person or entity currently under contract with the Company or currently doing business with the Company to terminate, or materially and adversely reduce or alter, its business with the Company as it pertains to the Business; provided, however, that Shareholder and Red may each contract directly with Weeks, Kaufman, Nelson and Johnson Law, a partnership, for legal and other services without having to obtain prior written consent of Parent or the Company.

4. Personal Reference, Office and Executive Assistant.  Provided that he is and remains in compliance with this Agreement, Shareholder shall be entitled to refer to himself as, “Founder” and “Mad Scientist” of the Company at all times following the Closing. The Company shall also continue to allow Shareholder to maintain and enjoy full access to his current office at One Icon, Foothill Ranch, California 92610, and provide Shareholder the services of his current executive assistant (and, as necessary, any reasonably comparable successor) who shall be employed and compensated by the Company, for so long as the Company occupies the premises of such office.

5. Assignment of Intellectual Property Rights and Confidentiality; Incorporation by Reference of Consultant Agreement.  The provisions of Section 3, entitled “Assignment of Intellectual Property Rights” and Section 5(a), entitled “Confidentiality” of the Consultant Agreement are hereby incorporated by reference herein, as if set forth at length herein, with all references therein to “Jannard” and to “Oakley” deemed to be to the Shareholder and the Company, respectively, and, as so incorporated, shall inure to the benefit of Parent for the full term of this Agreement, notwithstanding the termination of the Consultant Agreement provided for herein; provided, however, that the parties acknowledge that Shareholder has developed certain designs, inventions, discoveries, products, systems, processes, techniques and technologies and related intellectual property in the field of the Red Business in connection with his position as founder and principal investor of Red (collectively, the “Red Intellectual Property”) and agree that, notwithstanding Section 3(a) of the Consulting Agreement, the definition of “Inventions” therein shall not include any Red Intellectual Property, all of which are owned by Red.

6. Injunctive Relief.  Shareholder acknowledges and agrees that the noncompetition, nonsolicitation, and other covenants and agreements made by Shareholder herein each are of substantial value to Parent and the Company and that a breach of any of those covenants and agreements will cause irreparable harm to Parent, Merger Sub and the Company and its subsidiaries, for which Parent, Merger Sub and the Company and its subsidiaries have no adequate remedy at law. Therefore, in addition to any other remedies that may be available to Parent and the Company and its subsidiaries under this Agreement or otherwise, Parent and the Company and its subsidiaries shall be entitled to temporary restraining orders, preliminary and permanent injunction or other equitable relief to specifically enforce Shareholder’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement, or to restrain Shareholder from engaging in any conduct that would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting Parent and the Company and its subsidiaries from pursuing any other remedies available to Parent and the Company and its subsidiaries for such breach or threatened breach, including, without limitation, the recovery of damages from Shareholder.

7. Reasonableness and Enforceability of Covenants and Agreements.

(a) The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Shareholder’s material economic interest in the Merger and Shareholder’s position of confidence and trust as a founder, majority shareholder, and the Chairman of the Board of Directors of the Company.

(b) Shareholder represents and warrants that (i) as part of the Merger, Parent will indirectly acquire all of Shareholder’s ownership interest in the Company; (ii) it is Shareholder’s understanding that the Company and its subsidiaries will carry on the Business after the Closing; (iii) Shareholder has been fully advised by his own counsel of his own choosing in connection with the negotiation, drafting, execution and delivery of this Agreement and the transactions contemplated by the Merger Agreement and this Agreement; (iv) the transactions contemplated by the Merger Agreement are designed and intended to qualify as a sale (or other disposition) by Shareholder of all of the Shareholder’s ownership interest in the Company within the meaning of Section 16601 of the BPCC, which section provides as follows:

Any person who sells the goodwill of a business, or any owner of a business entity selling or otherwise disposing of all of his or her ownership interest in the business entity, or any owner of a business entity that sells (a) all or substantially all of its operating assets together with the goodwill of the business entity, (b) all or substantially all of the operating assets of a division or a subsidiary of the business entity together with the goodwill of that division or subsidiary, or (c) all of the ownership interest of any subsidiary, may agree with the buyer to refrain from carrying on a similar business within a specified geographic area in which the business so sold, or that of the business entity, division, or subsidiary has been carried on, so long as the buyer, or any person deriving title to the goodwill or ownership interest from the buyer, carries on a like business therein. For the purposes of this section, “business entity” means any partnership (including a limited partnership or a limited liability partnership), limited liability company, or corporation. For the purposes of this section, “owner of a business entity” means any partner, in the case of a business entity that is a partnership (including a limited partnership or a limited liability partnership), or any member, in the case of a business entity that is a limited liability company, or any owner of capital stock, in the case of a business entity that is a corporation. For the purposes of this section, “ownership interest” means a partnership interest, in the case of a business entity that is a partnership (including a limited partnership a limited liability partnership), a membership interest, in the case of a business entity that is a limited liability company, or a capital stockholder, in the case of a business entity that is a corporation. For the purposes of this section, “subsidiary” means any business entity over which the selling business entity has voting control or from which the selling business entity has a right to receive a majority share of distributions upon dissolution or other liquidation of the business entity (or has both voting control and a right to receive these distributions.)

(c) Shareholder further represents, warrants, acknowledges and agrees that he has read Section 16601 of the BPCC, understands its terms, and agrees that Section 16601 of the BPCC applies in the context of the transactions contemplated by the Merger Agreement and this Agreement, and that such transactions are within the scope and intent of Section 16601 of the BPCC and an exception to Section 16600 of the BPCC, and agrees to be fully bound by the restrictive covenants and the other agreements contained in this Agreement. Accordingly, Shareholder agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants and the other agreements contained in this Agreement shall be valid and enforceable in all respects and subject to the terms and conditions of this Agreement.

(d) If any court of competent jurisdiction determines that any covenant or agreement contained herein, or any part thereof, is unenforceable because of the character, duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

8. Severability.  If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather this Agreement shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state, country or jurisdiction, and the rights and obligations created by this Agreement shall be construed and enforced accordingly in such state, country or jurisdiction.

9. Construction; Jurisdiction and Venue.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to any principles of conflicts of laws or choice of laws. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal district court within Orange County, State of California in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any federal court within Orange County, State of California, (iv) consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by overnight courier to the address at which such party is to receive notice and (v) waives any objection to the laying of venue with respect to such dispute in any federal court within Orange County, State of California and waives and agrees not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

10. Waivers.  Parent’s or the Company’s or its subsidiaries’ failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party waiving the breach. No waiver of any breach hereunder shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.

11. Entire Agreement; Amendments.  Shareholder understands that this Agreement, including the exhibits hereto, together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire agreement and understanding of the parties relating to the subject matter hereof and, except as expressly stated in this Agreement, supersedes any prior agreement (including the Consulting Agreement), understanding or negotiations respecting such subject. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by Shareholder, a duly authorized officer of the Company, and a duly authorized representative of Parent.

12. Counterparts.  This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which copies shall constitute an original. A facsimile signature shall be deemed to be the same as an original signature.

13. Section Headings.  The headings of each section, subsection or other subdivision or portion of this Agreement are for convenience and reference only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

14. Assignment.  Shareholder agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Parent, Company and Merger Sub agree that they will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement; provided, however, that Parent or Company may assign their rights hereunder to an entity controlled, directly or indirectly, by Parent or to a purchaser of the Business as then operated by the Company. Any such purported assignment, transfer, or delegation in violation of this Section 14 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.

15. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two (2) business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub:

Luxottica Group S.p.A.
Via C. Cantú 2
20123 Milan, Italy
Facsimile: 011 39 02 8699 6550
Attention: Enrico Cavatorta, Chief Financial Officer

with a copy to (which shall not constitute notice):

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 294-4700
Attention: Jonathan Goldstein

(b)	if to the Company:

Oakley, Inc.
One Icon
Foothill Ranch, California 92610
Facsimile: (949) 454-0394
Attention: Cos Lykos, Vice President of Business Development

(c)	if to Shareholder:

c/o Weeks, Kaufman, Nelson and Johnson Law, a partnership
465 Stevens Avenue, Suite 310
Solana Beach, California 92075
Facsimile: (858) 794-2141
Attention: Greg Weeks

with a copy to:

O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660
Facsimile: (949) 823-6994
Attention: David A. Krinsky and Andor D. Terner

16. Joint Drafting.  Shareholder understands and agrees that this Agreement is deemed to have been jointly drafted by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

17. Termination of Consultant Agreement.  Effective as of the Closing, the Consultant Agreement shall be terminated and cancelled in all respects, except that: (a) the terms and provisions of the Consultant Agreement that have been incorporated by reference shall, as provided herein, survive as a part of this Agreement; and (b) Section 6, entitled “Fringe Benefits,” and Section 7, entitled “Products”, shall survive such termination and remain enforceable by the Shareholder against the Company and Parent.

18. Ancillary Agreements.  It is an express condition to all of Shareholder’s obligations under this Agreement that, within one business day following the Closing, each of the agreements attached to this Agreement as Exhibit A have been signed by the Company (and by Parent, where applicable) and delivered to Shareholder at the notice address provided in Section 15.

Exhibit A

Ancillary Agreements

[attached hereto]

AGREEMENT REGARDING HISTORICAL ARTIFACTS

This Agreement Regarding Historical Artifacts (“Agreement”) is entered into as of          , 2007 by and among Luxottica Group S.p.A., a corporation organized under the laws of the Republic of Italy (“Parent”), Oakley, Inc., a Washington corporation (the “Company”), and Jim Jannard (the “Jannard”).

RECITALS

WHEREAS, the Company has developed a library which contains the history of the Company as a business entity, and includes discontinued advertising and other marketing materials and product samples produced prior to May 1998 (such materials collectively, the “Artifacts”);

WHEREAS, the Company, Parent and Norma Acquisition Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger dated June   , 2007, pursuant to which Merger Sub was merged (the “Merger”) with and into the Company, with the Company being the surviving corporation of the Merger and a wholly-owned subsidiary of Parent; and

WHEREAS, each of the Parties now desires to acknowledge and confirm the ownership of the Artifacts and rights of removal of same.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, each of Jannard, Parent and the Company, each a “Party” and collectively, the “Parties,” do hereby agree as follows:

AGREEMENT

1. Ownership of Artifacts.  The Parties hereby agree that Jannard shall, as among the Parties, retain all right, title and interest in and to the Artifacts. The Company and Parent each hereby covenants that it will not assert any claim that either the Company or Parent possesses any ownership right, title or interest in the Artifacts.

2. Right to Remove Artifacts.  The Parties hereby agree that Jannard shall have the right at any time, in his sole discretion, but subject at all times to Section 3 hereof, to remove the Artifacts from the premises of the Company or any other location at which the Artifacts may be kept.

3. Procedure for Removal of Artifacts.  Prior to removing any Artifacts pursuant to Section 2 hereof, Jannard shall provide written notification (a “Removal Notification”) to [the Chief Executive Officer/Chief Financial Officer/Corporate Secretary] of the Company (the “Designated Officer”) of such removal. In such Removal Notification, Jannard shall provide reasonable detail concerning the identity of the Artifacts proposed to be removed (the “Removal Items”). Jannard shall not remove any Removal Items until the earliest of (i) his receipt of written confirmation from the Designated Officer that the Company does not object to the removal of the Removal Items, (ii) the lapse of five business days from the provision of the Removal Notification if Jannard has not prior to such time received any return notification from the Designated Officer, or (iii) if the Designated Officer notifies Jannard that the Company deems the Removal Items not to constitute Artifacts for purposes of this Agreement, upon the resolution of such matter pursuant to Section 4 hereof.

4. Dispute Resolution.  The Parties shall make a good-faith attempt to resolve any controversy, claim, or dispute between the Parties arising out of or related to this Agreement or the rights of the Parties hereunder (including the characterization of any Removal Item as an Artifact for purposes of this Agreement) through informal negotiation between the Parties. In the event that any such dispute is not settled by good-faith negotiations by the date which is thirty (30) days after notice by the Jannard, on the one hand, or the Company or Parent, on the other hand, to the other that a dispute exists, any such Party may submit the dispute to arbitration. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc. (“JAMS”), unless the Parties collectively agree otherwise. The award rendered by the arbitrator shall include (i) a provision that the prevailing Party in such arbitration recover from the other Party or Parties its costs and reasonable attorneys’ fees relating to the arbitration, (ii) the amount of such costs and fees, and (iii) an order that the losing Party or Parties pay the fees and expenses of

A-1

the arbitrator. Any arbitration proceeding initiated pursuant to this Section 4 shall take place in JAMS’ Orange County, California offices.

5. Notices.  Any communications required or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given as set forth herein, either in person or at the addresses or numbers set forth below, or to such other addresses or numbers as said Party may hereafter or from time to time designate by written notice to the other Parties.

To Jannard:

c/o Weeks, Kaufman, Nelson and Johnson Law, a partnership
465 Stevens Avenue, Suite 310
Solana Beach, California 92075
Facsimile: (858) 794-2141
Attention: Greg Weeks

To Company:

Oakley, Inc.
One Icon
Foothill Ranch, California 92610
Facsimile: (949) 454-0394
Attention: Cos Lykos, Vice President of Business Development

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile: (213) 687-5600
Attention: Jerome L. Coben and Jeffrey H. Cohen

To Parent:

Luxottica Group S.p.A.
Via C. Cantù 2
20123 Milan, Italy
Facsimile: 011 39 02 8699 6550
Attention: Enrico Cavatorta, Chief Financial Officer

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 294-4700
Attention: Jonathan Goldstein

6. Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions hereof. All prior agreements, representations, negotiations and understandings of the Parties, oral or written, express or implied, on the subject matter hereof are hereby superseded and merged herein.

A-2

7. Governing Law.  The validity, construction and operational effect of this Agreement shall be governed by the laws of the State of California.

8. Invalidity of Provision.  If any portion of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

9. Amendments.  This Agreement may be amended only by written agreement signed by both of the Parties hereto.

10. Counterparts.  This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the Parties hereto, notwithstanding that all of the Parties hereto are not signatories to the original or to the same counterpart. This Agreement shall not be binding unless and until all Parties hereto have executed the Agreement.

11. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

[Remainder of Page Intentionally Left Blank]

A-3

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first above written.

Jannard:	JIM JANNARD

Company:	OAKLEY, INC.

By:

Name:

Title:

Parent:	LUXOTTICA GROUP S.P.A.

By:

Name:

Title:

A-4

AMENDMENT NO. 2
to
TRADEMARK LICENSE AGREEMENT
AND ASSIGNMENT OF RIGHTS

This Amendment No. 2 to Trademark License Agreement and Assignment of Rights (this “Amendment”) is entered into as of          , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and Y, LLC, a Delaware limited liability company (“Y, LLC”).

WHEREAS, the Company and Y, LLC previously entered into that certain Trademark License Agreement and Assignment of Rights as of March 31, 2000, and that certain Amendment thereto as of June 1, 2002 (collectively, the “Agreement”); and

WHEREAS, the Company and Y, LLC now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section (vi)(2) of the Agreement is hereby amended and restated in its entirety as follows:

“(2) TERMINATION.  At any time after [insert date of second anniversary of effective time of the merger of Norma Acquisition Corp. into Oakley, Inc.], this Agreement may be terminated by either party upon 30 days’ written notice to the other party.”

2. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

3. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

4. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Y, LLC:	Y, LLC

By:

Name:

Title:

Company:	OAKLEY, INC.

By:

Name:

Title:

AMENDMENT NO. 1
to
LEASE AGREEMENT

This Amendment No. 1 to Lease Agreement (this “Amendment”) is entered into as of                    , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and N2T, Inc., an Oregon corporation (“Lessor”).

WHEREAS, the Company and Lessor previously entered into that certain Lease Agreement effective as of January 30, 2006 (the “Agreement”); and

WHEREAS, the Company and Lessor now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section 1.29 of the Agreement is hereby amended and restated in its entirety as follows:

“1.29 Term.  The term “Term” means the lease term hereunder beginning on the Delivery Date and (i) ending on January 31, 2009; or (ii) to the extent this Agreement is renewed as provided in Section 3.1, then ending one (1) year following the last such renewal term hereunder.”

2. The first sentence of Section 3.2 of the Agreement is hereby amended by the replacement of the initial word “The” with the following: “At any time after January 31, 2009, the”.

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Lessor:	N2T, INC.

By:

Name:

Title:

Company:	OAKLEY, INC.

By:

Name:

Title:

AMENDMENT NO. 1
to
TIME SHARING AGREEMENT

This Amendment No. 1 to Time Sharing Agreement (this “Amendment”) is entered into as of                    , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and Jim Jannard (“Lessee”).

WHEREAS, the Company and Lessee previously entered into that certain Time Sharing Agreement effective as of January 30, 2006 (the “Agreement”); and

WHEREAS, the Company and Lessee now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

“7.1 TERM.  This Agreement is entered into as of the Effective Date and will continue until January 31, 2009, unless terminated earlier as provided herein. The term of this Agreement may be renewed by the Parties in writing, in each case, for successive additional one (1) year periods, unless terminated earlier as provided herein.”

2. Subsection (a) of Section 7.2 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) At any time after January 31, 2009, by either Oakley or Jannard upon at least fifteen (15) days’ prior written notice to the other Party for any reason, with or without cause; or”

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Lessee:	JIM JANNARD

Company:	OAKLEY, INC.

By:

Name:

Title:

AMENDMENT NO. 1
to
TIME SHARING AGREEMENT

This Amendment No. 1 to Time Sharing Agreement (this “Amendment”) is entered into as of                    , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and Red.com, Inc., a Washington corporation (“Lessee”).

WHEREAS, the Company and Lessee previously entered into that certain Time Sharing Agreement effective as of January 30, 2006 (the “Agreement”); and

WHEREAS, the Company and Lessee now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

“7.1 TERM.  This Agreement is entered into as of the Effective Date and will continue until January 31, 2009, unless terminated earlier as provided herein. The term of this Agreement may be renewed by the Parties in writing, in each case, for successive additional one (1) year periods, unless terminated earlier as provided herein.”

2. Subsection (a) of Section 7.2 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) At any time after January 31, 2009, by either Oakley or Red.com upon at least fifteen (15) days’ prior written notice to the other Party for any reason, with or without cause; or”

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Lessee:	RED.COM, INC.

By:

Name:

Title:

Company:	OAKLEY, INC.

By:

Name:

Title:

AMENDMENT NO. 1
to
TIME SHARING AGREEMENT

This Amendment No. 1 to Time Sharing Agreement (this “Amendment”) is entered into as of                    , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and X, LLC, Inc., a Washington limited liability company (“Lessee”).

WHEREAS, the Company and Lessee previously entered into that certain Time Sharing Agreement effective as of January 30, 2006 (the “Agreement”); and

WHEREAS, the Company and Lessee now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

“7.1 TERM.  This Agreement is entered into as of the Effective Date and will continue until January 31, 2009, unless terminated earlier as provided herein. The term of this Agreement may be renewed by the Parties in writing, in each case, for successive additional one (1) year periods, unless terminated earlier as provided herein.”

2. Subsection (a) of Section 7.2 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) At any time after January 31, 2009, by either Oakley or X, LLC upon at least fifteen (15) days’ prior written notice to the other Party for any reason, with or without cause; or”

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Lessee:	X, LLC

By:

Name:

Title:

Company:	OAKLEY, INC.

By:

Name:

Title:

AMENDMENT NO. 1
to
TIME SHARING AGREEMENT

This Amendment No. 1 to Time Sharing Agreement (this “Amendment”) is entered into as of                    , 2007 by and between Oakley, Inc., a Washington corporation (the “Company”), and Y, LLC, Inc., a Washington limited liability company (“Lessee”).

WHEREAS, the Company and Lessee previously entered into that certain Time Sharing Agreement effective as of January 30, 2006 (the “Agreement”); and

WHEREAS, the Company and Lessee now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

“7.1 TERM.  This Agreement is entered into as of the Effective Date and will continue until January 31, 2009, unless terminated earlier as provided herein. The term of this Agreement may be renewed by the Parties in writing, in each case, for successive additional one (1) year periods, unless terminated earlier as provided herein.”

2. Subsection (a) of Section 7.2 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) At any time after January 31, 2009, by either Oakley or Y, LLC upon at least fifteen (15) days’ prior written notice to the other Party for any reason, with or without cause; or”

3. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5. The validity, construction and operational effect of this Amendment shall be governed by the laws of the State of California.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Lessee:	Y, LLC

By:

Name:

Title:

Company:	OAKLEY, INC.

By:

Name:

Title:

SPECIAL MEETING OF SHAREHOLDERS OF
OAKLEY, INC.
November 7, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
■    00030300000000000000      8                                                     110707
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger, dated as of June 20, 2007, by and among Luxottica Group S.p.A., Norma Acquisition Corp. and Oakley, Inc.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.
To postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger, if there are not sufficient votes for such approval at the time of the special meeting.
		☐	☐	☐

3.	In their discretion, the proxyholders are authorized to vote on such other matters that may properly come before the special meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT, FOR POSTPONING OR ADJOURNING THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY IF THERE ARE NOT SUFFICIENT VOTES FOR SUCH APPROVAL AT THE TIME OF THE SPECIAL MEETING AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND A PROXY STATEMENT FOR THE SPECIAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

ǂ          ■

OAKLEY, INC.
COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THE UNDERSIGNED HEREBY APPOINT(S) D. SCOTT OLIVET AND COS LYKOS AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZE(S) EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF OAKLEY, INC. (THE “COMPANY”) HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 15, 2007 AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 7, 2007, AT 10:00 A.M. PACIFIC STANDARD TIME, AT THE OAKLEY, INC. HEADQUARTERS AT ONE ICON, FOOTHILL RANCH, CALIFORNIA 92610, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AND HEREBY REVOKE(S) ANY PROXIES HERETOFORE GIVEN.
BY SIGNING AND DATING THE REVERSE SIDE OF THIS CARD, THE UNDERSIGNED AUTHORIZE(S) THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE “FOR” EACH PROPOSAL. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT THE ABOVE MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED WILL INDICATE AFFIRMATIVELY AT THE MEETING THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON.
(Continued and to be signed on the reverse side)
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